John P. Schafer (State Bar No. 205638)
jps@mandersonllp.com
William C. Manderson (State Bar No. 211648)
wcm@mandersonllp.com
Lance A. McKinlay (State Bar No. 213717)
lam@mandersonllp.com
MANDERSON, SCHAFER & McKINLAY LLP
4695 MacArthur Court, Suite 1270
Newport Beach, CA  92660
Telephone: (949) 788-1038
Facsimile:    (949) 743-8310

Attorneys for SIGNATURE GROUP HOLDINGS, LLC

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA – SANTA ANA DIVISION

In re: FREMONT GENERAL CORPORATION, a Nevada corporation, Debtor. Taxpayer ID No. 95-2815260
Case No.:  8:08-bk-13421-ES

Chapter 11 Case

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

TABLE OF CONTENTS

Page(s)

PLAN OF REORGANIZATION				2

PROCEDURAL INFORMATION				6

I.	INTRODUCTION AND GENERAL DISCLAIMERS AND INFORMATION			7

	A.	Purpose of This Document		8
	B.	Advantages of the Signature Plan		10
	C.	Solicitation Package		11
	D.	Voting Procedures, Ballots, and Voting Deadline		11
	E.	Individual Ballots		13
	F.	General Disclaimers and Information		15

II.	VOTES NECESSARY TO CONFIRM THE SIGNATURE PLAN			18

III.	“CRAMDOWN” OF NON-CONSENTING CLASSES			19

IV.	OVERVIEW OF the signature PLAN			20

	A.	The Merger of Fremont General Credit Corporation and Fremont Reorganizing Corporation Into the Debtor		20
	B.	Treatment of Claims Against the Debtor and Equity Interests in the Debtor		21

V.	HISTORY OF THE DEBTOR			27

	A.	FRC: Financial Services Operations		27
	B.	FCIG: Insurance and Indemnity Operations		28
	C.	The Debtor’s Management		29

		1.	Thea Stuedli, Executive Vice President and Chief Financial Officer	30
		2.	Donald E. Royer, Executive Vice President and General Counsel	31

VI.	THE BANKRUPTCY CASE			32

	A.	Events Leading to the Bankruptcy Filing		32
	B.	Significant Events During the Chapter 11 Case		33

		1.	The Debtor Seeks Emergency Relief on the Petition Date	33
		2.	Retention of Debtor’s Professionals and Agents	34
		3.	Appointment of the Creditors’ Committee and Equity Committee	35
		4.	Consummation of the CapitalSource Transaction	36
		5.	The Order Limiting Transfers of Equity	36
		6.	Insider Compensation	36
		7.	Establishment of General Bar Date and Filing of Claims	37
		8.	Relief from Stay Motions — McIntyre, Faigin, and The Bank of New York Mellon	37
		9.	Engagement of KPMG Corporate Finance and the Attempts to Negotiate a Consensual Plan	38
		10.	The Debtor’s Plan Exclusivity; Termination of Exclusivity	38
		11.	Settlement of Claims and Litigation	39

			(a) California Insurance Commissioner	39

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

i

			(b) Massachusetts Attorney General Litigation	41
			(c) Enron Creditors Recovery Corporation	43
			(d) The Rampino Litigation and Associated Defendants’ Wages, SERP, and Indemnification Claims	44
			(e) Other Settled and Resolved Claims	45
			(f) Settlement With Bank of New York Mellon	46

		12.	Allowance of Fees and Costs of Professionals Employed by the Debtor, the Creditors’ Committee, and the Equity Committee	46
		13.	Appointment of an Examiner	48

VII.	LITIGATION AND CAUSES OF ACTION			49

	A.	Litigation Commenced Pre-Petition		49
	B.	Post-Petition and Other Potential Causes of Action		49

		1.	In General	49
		2.	Adv. Pro. No. 8:08-ap-01256-ES and Adv. Pro No. 8:09-ap-01103-ES: the SERP Actions	49
		3.	Adv. Pro. No. 8:08-ap-01258-ES: The Art Action	49
		4.	Adv. Pro. No. 8:08-ap-01418-ES: The Insurance Action	50
		5.	Adv. Pro. No. 8:08-ap-01470-ES: The Mover Action	50
		6.	ERISA Class Action	50
		7.	The Securities Class Action (Al-Beitawi V. Fremont General Corp., Consolidated Securities Complaint, Case No. CV07-05756)	51
		8.	Causes of Action Are to Be Retained Under Plan; No Waiver Should Be Implied	51
		9.	Objections To Claims	52
		10.	Insurance Policies with Westchester Surplus Lines Insurance Company and Pacific Employers Insurance Company	52

VIII.	GENERAL DISCUSSION OF ASSETS AND LIABILITIES			54

	A.	Assets		54
	B.	Liabilities		56

		1.	Liabilities Identified in the Schedules	56
		2.	Proofs of Claim	56
		3.	Senior and Junior Notes	57
		4.	Intercompany Claims	58
		5.	Disputed and Other Tax Liabilities	58
		6.	Insurance Policies with Westchester Surplus Lines Insurance Company and Pacific Employers Insurance Company	59
		7.	Express Reservation of Rights	60

	C.	Status of Compliance with SEC Reporting Requirements		60

IX.	SUMMARY OF THE SIGNATURE PLAN OF REORGANIZATION			62

	A.	New Liquidity		63
	B.	Allowance and Treatment of Unclassified Claims		65

		1.	Administrative Claims	65

			(a) Administrative Claim Reserve	66
			(b) Administrative Claims Bar Date	66
			(c) Deadline for Objections to Administrative Claims.	66
			(d) U.S. Trustee Fees	67
			(e) Professional Fee Claims	67

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

		(f) Indenture Trustee Fees and Expenses	67

	2.	Priority Tax Claims	68

C.	Allowance and Treatment of Classified Claims and Interests		69

	1.	Secured Claims (Class 1)	69
	2.	Priority Non-Tax Claims (Class 2)	69
	3.	General Unsecured Claims (Class 3)	70
	4.	Class of Equity Interests (Class 4)	74
	5.	Class of Claims Subordinated Under 11 U.S.C. § 510(b) (Class 5)	74

D.	Executory Contracts and Unexpired Leases		75
E.	Retention of Causes of Action		77
F.	Means of Effectuating the Signature Plan		77

	1.	Merger	77

		(a) The Assets and Liabilities of FGCC	79
		(b) The Assets and Liabilities of FRC	80

	2.	Postconfirmation Business Operations of the Reorganized Debtor	84

		(a) The Market Opportunity	84
		(b) Signature’s Business Plan for the Reorganized Debtor	88

	3.	Post-Effective Date Management: Management Agreement with CP Management, Inc.	93
	4.	The CP Management Team and the Reorganized Debtor’s Management Team	96
	5.	The Reorganized Debtor’s Board of Directors	102
	6.	Reporting Requirements	104

G.	Risk Factors		105

	1.	Additional Risks	105

		(a) General Risks	105
		(b) Specific Risks	106

		(i) Repurchase Claims	106
		(ii) Risks Regarding Unresolved Litigation	107
		(iii) Risks Regarding Unresolved Claims	107

H.	Tax Consequences of Plan		109

	1.	Certain Federal Income Tax Consequences of the Signature Plan	109

		(a) General	109
		(b) Consequences to Debtor Group	111

		(i) Mergers of FGCC and FRC into the Debtor	111
		(ii) Cancellation of Indebtedness	111
		(iii) Net Operating Losses	112

		(c) Overview of Section 382	113

		(i) Net Operating Losses.	113
		(ii) Built-in Losses.	113
		(iii) Section 382(1)(5) Bankruptcy Exception.	114
		(iv) Alternative: Section 382(l)(6).	114

		(d) Application of Section 382 to the Debtor Group	115

		(i) Ownership Change.	115
		(ii) Section 382(1)(5) Bankruptcy Exception.	115

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

		2.	Consequences to Holders of Claims.	117

			(a) Contingent Liability Claims	117
			(b) Debt Claims	118

			(i) Continuation of Debt Claims.	118
			(ii) Fully Taxable Transactions.	119

			(c) Distributions in Discharge of Accrued but Unpaid Interest.	119
			(d) Character of Gain or Loss.	120

		3.	Consequences to Holders of Equity Interests.	120
		4.	Withholding.	120

	I.	Corporate Governance		121

		1.	Transfer Restrictions: the “Leucadia Provision”	122
		2.	Other Corporate Governance Matters	124

	J.	Retention of Jurisdiction		125
	K.	Claims		126

		1.	Maintenance of Post-Confirmation Claims Register	126
		2.	Claim Objections	126

	L.	The Committees		127

X.	SECURITIES CONSIDERATIONS			128

	A.	Section 1145 of the Bankruptcy Code		129
	B.	Section 4(2) of the Securities Act/Regulation D		131
	C.	Rule 144 and Rule 144A		131
	D.	Investment Company Act Status		134
	E.	Cancellation of Common Securities Held by the Debtor		134

XI.	MISCELLANEOUS PROVISIONS GOVERNING DISBURSEMENTS			135

	A.	Dates of Distributions		135
	B.	Manner of Distribution		135
	C.	Undeliverable Distributions		135
	D.	Rounding of Payments		135
	E.	Compliance with Tax Requirements		136
	F.	Distribution of Unclaimed Property		136
	G.	No De Minimis Distributions		136
	H.	Setoff		137
	I.	Distribution Record Date		137
	J.	Outside Effective Date Distributions Date		137

XII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE SIGNATURE PLAN			139

	A.	Conditions to Confirmation		139
	B.	Conditions to Effective Date		139
	C.	Waiver of Conditions		140
	D.	Outside Effective Date		140
	E.	Payment of the Signature Plan Proponents’ Expenses		140

XIII.	CONFIRMATION REQUIREMENTS AND PROCEDURES			142

	A.	Votes Necessary for a Class to Accept the Signature Plan		142

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

	B.	Treatment of Non-Accepting Classes	142

XIV.	BEST INTERESTS TEST AND FEASIBILITY		144

	A.	The “Best Interests Test”: 11 U.S.C. § 1129(a)(7)	144
	B.	Feasibility: 11 U.S.C. § 1129(a)(11)	147

XV.	EFFECT OF CONFIRMATION OF PLAN		150

	A.	Discharge	150
	B.	Vesting of Property of the Estate	151
	C.	Modification of Plan	151
	D.	Post-Confirmation Status Report	151
	E.	Post-Confirmation United States Trustee Fees	152
	F.	Exculpation	152
	G.	Final Decree	153

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

v

TABLE OF AUTHORITIES
Page(s)

Cases
In re Cardelucci, 285 F.3d 1231 (9th Cir. 2002)	70

Federal Statutes
Bankruptcy Code § 108	125
Bankruptcy Code § 1104(c)	48
Bankruptcy Code § 1107	7, 33
Bankruptcy Code § 1108	7, 33
Bankruptcy Code § 1123(a)(5)(C)	77
Bankruptcy Code § 1123(b)	51
Bankruptcy Code § 1124	70, 72
Bankruptcy Code § 1125(a)	8
Bankruptcy Code § 1125(a)(1)-(2)	9
Bankruptcy Code § 1125(e)	151
Bankruptcy Code § 1129(a)(11)	147, 148
Bankruptcy Code § 1129(a)(7)	144
Bankruptcy Code § 1129(a)(8)	142
Bankruptcy Code § 1129(b)	2, 6, 24, 142
Bankruptcy Code § 1141	150
Bankruptcy Code § 1145	passim
Bankruptcy Code § 1145(a)(1)	75, 129
Bankruptcy Code § 1145(b)(1)	129, 130
Bankruptcy Code § 1145(c)	129
Bankruptcy Code § 1146	125
Bankruptcy Code § 346	125
Bankruptcy Code § 350	67
Bankruptcy Code § 362	37
Bankruptcy Code § 362(b)(4)	41
Bankruptcy Code § 365(b)(1)	76
Bankruptcy Code § 501	37
Bankruptcy Code § 502	150
Bankruptcy Code § 502(g)	150
Bankruptcy Code § 502(h)	150
Bankruptcy Code § 502(i)	150
Bankruptcy Code § 503(b)	65
Bankruptcy Code § 503(b)(3)(D)	141
Bankruptcy Code § 503(b)(4)	141
Bankruptcy Code § 505	125
Bankruptcy Code § 507(a)	69, 70
Bankruptcy Code § 507(a)(8)	68, 69
Bankruptcy Code § 510	125
Bankruptcy Code § 510(b)	25, 74, 75
Bankruptcy Code § 524	150
Bankruptcy Code § 525	125
Bankruptcy Code § 543	125
Bankruptcy Code § 544	125
Bankruptcy Code § 545	125
Bankruptcy Code § 547	125
Bankruptcy Code § 548	125
Bankruptcy Code § 549	125

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Bankruptcy Code § 550	125
Bankruptcy Code § 551	125
Bankruptcy Code § 553	69, 125
Employee Retirement Income Security Act of 1974 ("ERISA")	50
Internal Revenue Code § 108	112
Internal Revenue Code § 332	111, 116
Internal Revenue Code § 382	passim
Internal Revenue Code § 382(1)(5)	114, 115, 116
Internal Revenue Code § 382(1)(6)	114
Internal Revenue Code § 383	124
Internal Revenue Code § 582(c)	120
Internal Revenue Code of 1986 ("Tax Code")	58, 109, 119
Investment Advisers Act of 1940	96, 134
Investment Company Act	108, 134
Investment Company Act 3(a)(1)(C)	134
Securites Act of 1933	passim
Securities Act § 2(11)	130, 131
Securities Act § 4(1)	129
Securities Act § 5	129
Securities Act 4(2)	128, 131, 132
Securities Exchange Act § 12(g)	61
Securities Exchange Act § 12(j)	61
Securities Exchange Act § 15	132
Securities Exchange Act of 1934	16, 104, 129
Tax Code § 1501	58
Tax Code § 1504	58
U.S. Code, Title 11 ("Bankruptcy Code")	passim
U.S. Code, Title 28 (Judiciary & Judicial Procedure) § 1930	65
U.S. Code, Title 28 (Judiciary & Judicial Procedure) § 1930(a)(6)	152
Worker, Homeownership, and Business Assistance Act of 2009	55, 112

State Statutes8
California General Corporate Law § 1110	77
California Insurance Code § 1016	28
California Insurance Code § 1101	28
Nevada Revised Statute § 92A.180	77

Rules
Bankruptcy Rule 3020(e)	139
Bankruptcy Rule 3022	153
Federal Rules of Bankrtupcy Procedure, Rule 9019 (a)	41, 42, 45, 46
Investment Company Act, Rule 3a-2	134
Securities Act § 4(2), Regulation D, Rule 501	128
Securities Act, Rule 144	131, 132
Securities Act, Rule 144A	131, 132
Securities Act, Rule 405	130

Regulations
Securities Act § 4(2), Regulation D	128, 131

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

PLAN OF REORGANIZATION

Treatment of Classes	The Signature Plan of Signature Group Holdings, LLC, certain large TOPrS Holders and the Debtor’s largest equity Holder would treat the classes of Claims as follows:

(See Section IV.B, beginning on page 21 of this Disclosure Statement)	Class	Treatment
	Priority Non-Tax Claims (Class 2)	Unimpaired; paid in full on the effective date.
	General Unsecured Claims (Class 3A)	Unimpaired; paid in full on the effective date.
	Senior Notes (Class 3B)	Impaired. The Holders of the Senior Notes will be paid their principal in full on the Effective Date.
		•	Pre-petition accrued interest shall be paid in cash at the full contract rate of 7.875%.
		•	On account of accrued post petition interest, the sum of (i) interest at the Post Petition Interest Rate (2.51%) and (ii) an additional $1.5 million shared by Class 3B on a pro-rata basis.

In the event Class 3B votes to accept the Signature Plan but the Court makes a determination that the payment of post petition interest on account of Class 3B Claims in excess of the Post Petition Interest Rate renders the Signature Plan un-confirmable, Class 3B shall be deemed to have rejected the Signature Plan and the Signature Plan can only be confirmed as to Class 3B if the treatment of Class 3B satisfies the cram-down confirmation standards under section 1129(b) of the Bankruptcy Code.

If Class 3B votes as a class to reject the Signature Plan, interest claims shall be paid on the Effective Date as follows:
		•	Pre-petition accrued interest will be paid in cash at the full contract rate of 7.875%.
		•	Accrued post petition interest through the Effective Date at the Post Petition Interest Rate (2.51%).

	TOPrS (Class 3C)	Impaired. The TOPrS would receive the following in full satisfaction of their existing Claims:
		•	$45 million in cash to be paid upon the earlier of (i) the Effective Date if, after giving effect to the payment to the TOPrS the unrestricted cash of the Reorganized Debtor would equal or exceed $20 million; or (ii) within 45 days following the receipt of an anticipated tax refund.
		•	$39 million in new note(s) bearing 9% annual interest, payable quarterly, and a final maturity on December 31, 2016.
		•	21 million shares of common stock.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

	Equity Interests (Class 4)	Impaired. Reinstated, with 65% of the outstanding shares of the Reorganized Debtor on the Effective Date, after giving effect to the dilutive effect of the Common Stock issued in the reorganization.
Financial Terms	The Signature Plan provides for substantial liquidity, including:

(See Section IX.A, beginning on page 63)	•	A $10.0 million equity infusion by Signature at the Effective Date, with payment consisting of (i) $5 million in cash and (ii) an in-kind contribution of loan and lease net assets valued at $5 million that is consistent with the future business plan of the Reorganized Debtor. In consideration of the $10.0 million equity infusion, Signature would receive 12,500,000 shares of Common Stock at $.80 per share. In addition, Signature will acquire warrants to purchase 15 million shares of Common Stock at an exercise price of $1.03 per share, for consideration of $300,000 (or $0.02 per warrant share) payable as the Warrants vest. The warrants will vest as to 20% on the Effective Date, and as to 20% in annual installments thereafter until the Warrants are fully vested on the fourth anniversary of the Effective Date.

All in-kind assets would be subject to a third party valuation as of December 31, 2009 and a management representation from Signature regarding any subsequent material changes in value. In addition, to the extent that the effective date extends over 120 days from the original valuation, the third party valuation provider will produce an updated analysis for the period subsequent to yearend. All existing in-kind loan and lease net asset contributions would be reviewed and approved by a committee representing the interests of existing shareholders and creditors (the “Steering Committee”) comprised of Seth Hamot and Jim McIntyre no later than January 31, 2010. Any future additions would be reviewed and approved by the Steering Committee prior to acquisition by Signature Affiliates.

	•	The warrants to purchase 15 million shares of Common Stock of the Reorganized Debtor at an exercise price of $1.03 per share have a term of ten years. Including the $300,000 of consideration paid for the warrants themselves, the warrants represent an additional potential future equity infusion to the Reorganized Debtor of $15.75 million.

With $10 million in new equity capital and new management, new directors and a cohesive business plan, the Signature Plan provides the Reorganized Debtor with ample ability to satisfy all pre-petition claims and provides a solid, realistic foundation for building future value for Equity Holders and other constituents of the Debtor’s Estate.

Signature Plan Proponents	The Signature Plan Proponents are (i) The TOPrS Group (as defined below), (ii) James A. McIntyre, and (iii) Signature Group Holdings, LLC and certain affiliates (collectively, the “Proponents”).

The TOPrS Group consists of Seth Hamot, RRH Capital, LLC, Costa Brava Partners, Howard Amster.

Mr. McIntyre is the former Chairman and retired as Chief Executive Officer of the Debtor in 2004.

Signature Group Holdings, LLC is an established investment fund manager, with an experienced team and a proven investment track record in the special situations credit market since 2004.

In October 2009, Signature Group Holdings, LLC presented a proposed plan of reorganization to the Debtor’s legal and financial advisors and Executive Vice President.  A copy of the presentation, due diligence and more recent financial information of the Debtor, updated to reflect certain changes to Signature’s plan which are set forth in this Disclosure Statement, is attached as Appendix 1.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Business Plan for Reorganized Debtor (See Section IX.F.2.a, beginning on page 84)
The Signature Plan will utilize the asset base of the current Fremont estate as a foundation for the creation of a broad based, high growth, and solidly profitable commercial finance platform oriented toward the “middle market” for corporate lending.   Signature believes there is a particularly acute need for this type of financing under current market conditions, but it also believes that there is continuing opportunity in all markets.  Signature has an established track record, market presence, and an experienced and accomplished team in this business line.

Under Signature’s leadership, the Reorganized Debtor will originate, structure and manage a diversified portfolio of assets, including asset-backed commercial financings, special situations and distressed asset investments and other finance assets, which Signature expects will consist predominantly of commercial loans, but may also include leases and sale-leaseback transactions and control investments in operating companies.

The assets underlying the portfolio in the Signature Plan are not securities; they are loans sourced through the Signature team’s proprietary network, individually structured based on the unique circumstances of the situation, diligenced and documented drawing on the significant breadth of experience of Signature and its team.  Signature does not buy investments or assets off of trading desks or Bloomberg terminals. The Signature Plan is not predicated simply on exploiting - via open market purchase - distressed securities. Signature does not anticipate that the Reorganized Debtor will invest in, or own, significant amounts of publicly traded debt or equity that might cause it to register under the Investment Company Act of 1940.

Signature’s strategic thrust will, instead, rely primarily on the very large market for the origination of corporate loans by leveraging its relationships with prospective borrowers and their advisors - relationships that have been built over years of serving this unique corporate market.

Signature’s relationships and its well-established reputation have produced a strong pipeline of new investment opportunities.  Therefore, Signature expects to be able to begin deploying capital into new investments immediately after the Effective Date.  Moreover, because Signature’s current market activities have given it ample data, Signature expects that its investment return expectations as set forth in the Signature Plan and this Disclosure Statement may be somewhat conservative given Signature’s returns to date.

Management Team (See section IX.F.4, beginning on page 94)
Signature’s proposed management team and proposed Board of Directors for the Reorganized Debtor are a highly experienced and seasoned group of financial professionals who have operated very successfully within the middle-market commercial finance sector for decades. The Signature Plan management team, or CP Management, will be led by Craig Noell, Kyle Ross and Thomas Donatelli.  Each is an accomplished corporate finance executive with extensive experience and an established record.

Craig Noell brings 25 years experience in corporate finance, investing banking, and special situation investing with Goldman Sachs, Wells Fargo Foothill, Security Pacific, Barclays and Murphy Noell Capital

Kyle Ross co-founded Signature and is responsible for the oversight of Signature’s underwriting and asset management activities.

Thomas Donatelli has 20 years of experience in the financial services industry and is actively involved in the daily activities of Signature.  His career includes roles in the M&A Department at Merrill Lynch, at Wertheim Schroder & Co. as head of “Special Situations” Equity Research, as a Managing Director of M&A at Donaldson, Lufkin & Jenrette, and as a Managing Director in the Mergers Group at Bank of America.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

In addition to Mssrs. Noell, Ross and Donatelli, Signature has identified accomplished commercial finance industry executives based in Atlanta, Los Angeles, and New York who have indicated their interest in joining the management team. Upon a successful reorganization of the Debtor by Signature, the Proponents may offer employment to these executives.

Board of Directors of the Reorganized Debtor (See section IX.F.5, beginning on page 102)
The Reorganized Debtor would have a Board of Directors consisting of seven directors including four independent directors identified by Signature, and two directors nominated by the TOPrS Group, all of which shall be mutually acceptable to Signature, the TOPrS Group and Mr. McIntyre. A seventh director will be selected from the existing Equity Interest Holders.  In addition, Mssrs. Hochberg, Schwab, and Peiser are existing shareholders of the Debtor.

Signature expects to recommend John Nickoll, Robert Peiser, Larry Hochberg and Robert Schwab as independent directors.

John Nickoll has over 40 years experience in the commercial finance industry including over 30 years as founder and co-CEO of Foothill Group, Inc. (“FGI”), and remained CEO of all commercial finance lending operations, including Wells Fargo Foothill and Wells Fargo Business Credit.

Robert Peiser is currently Chairman and CEO of Omniflight, Inc., a Dallas-based, private helicopter air rescue company.  He also served as CEO and Vice Chairman of Imperial Sugar Company, a Houston-based refiner and marketer of sugar products to retail, foodservice and industrial customers, and as executive vice president and chief financial officer of St. Louis-based Trans World Airlines, Inc., where he was widely credited with being the architect of its successful 1995 financial restructuring.

Larry Hochberg has a career spanning 40 years in retail, business management and real estate investing.  He was a pioneer of the “big box” category killer concept since the early sixties with two successful chains, Children’s Bargain Town and Sportmart, each of which ultimately merged with a competitor to form the dominant player in its industry.

Robert Schwab is a successful entrepreneur with over 30 years of experience in business operations and management.  He is the former owner and CEO of Schwab Sales, Inc., a heavy-duty construction equipment rental company that was sold to a DE Shaw affiliate for $90 million in 2006.

The TOPrS Group expects to recommend Howard Amster and Seth W. Hamot as independent directors.

Howard Amster has over 40 years of business and investing experience including significant experience in real estate, securities industry, and financial services. He is a major investor in apartment properties.  He is a member of the executive committee of Horizon Group Properties where he is also the largest shareholder.  Horizon is an operator of over 10 shopping centers with over 2 million square feet.  Amster is also a principal of Ramat Securities, Ltd and has served on multiple corporate boards including those of 4 financial institutions.

Seth W. Hamot is the President at RRH Capital Management Inc. He is the General Partner at Costa Brava Partnership III L.P. Prior to 1997, Mr. Hamot was a Partner at the Actionvest entities. He is a Director, Interim Non-Executive Chairman, Member of Audit Committee, Member of Corporate Governance Committee, and Member of Nominating Committee at Bradley Pharmaceuticals Inc. Mr. Hamot is also a Director at Telos Corp.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

PROCEDURAL INFORMATION

Debtor	Fremont General Corporation, a Nevada corporation
Recommendation:	Signature Group Holdings, LLC, the TOPrS Group and James McIntyre recommend that you vote in favor of the Signature Group Holdings, LLC Chapter 11 Plan of Reorganization.
Vote Required to Accept the Signature Plan:
Acceptance of the Signature Plan requires the affirmative vote of: (1) two-thirds in amount and a majority in number of the Allowed Claims actually voted in each Class of Impaired Claims entitled to vote and, if applicable, (2) two-thirds in amount of the Allowed Interests actually voted in each Class of Impaired Interests entitled to vote. Only Entities holding Claims or Interests in Classes 3B, 3C, and 4 are impaired and entitled to vote.  If any of these Classes rejects the Signature Plan, however, the Bankruptcy Court nevertheless may confirm the Signature Plan if the “cramdown” requirements of section 1129(b) of the Bankruptcy Code are satisfied with respect to any such Class.

Voting Information:	If you are entitled to vote, you should have received a ballot with this Disclosure Statement. After completing and signing your ballot, you should return it pursuant to the instructions set forth on your ballot. Ballots will be counted only if received by Kurtzman Carson Consultants LLC by no later than 5:00 p.m. Pacific Time on March 5, 2010.
Confirmation Hearing:
The Confirmation Hearing will be held on March 12, 2010 at 9:30 a.m. Pacific Time and March 19, 2010 at 9:30 a.m. Pacific Time.  The Confirmation Hearing may be continued from time to time without further notice.

Treatment of Claims and Interests
The treatment that creditors and shareholders will receive if the Bankruptcy Court confirms the Signature Plan is set forth in the Signature Plan and summarized in this Disclosure Statement. The terms of the Signature Plan are controlling, and all creditors, shareholders and interested parties are urged to read the Signature Plan in its entirety.

The Effective Date:
The Effective Date of the Signature Plan will be the first Business Day on which all of the conditions set forth in the Signature Plan have been satisfied or waived in accordance with the Signature Plan.

Questions:
All inquiries about the Signature Plan and Disclosure Statement should be in writing and must be sent to:

Manderson, Schafer & McKinlay LLP
4695 MacArthur Court, Suite 1270
Newport Beach, CA  92660
Facsimile:  (949) 743-8310

Important notice:
The Signature Plan, Disclosure Statement, and ballots contain important information that is not included in this summary.  That information could materially affect your rights. You should therefore read the Signature Plan, disclosure statement, and ballots in their entirety. You also should consult with your legal and financial advisors before voting on the Signature Plan.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

I.	INTRODUCTION AND GENERAL DISCLAIMERS AND INFORMATION

Signature Group Holdings, LLC (“Signature”), Holder of Equity Interests of Fremont General Corporation, a Nevada corporation (the “Debtor”), has crafted a viable plan of reorganization of the Debtor together with the TOPrS Group, Holders of approximately 25% of all TOPrS Claims and James McIntyre, former Chairman and Chief Executive Officer of the Debtor, who retired in 2004.  Mr. McIntyre is the single largest Holder of Equity Interests, with 9,786,994 shares, or approximately 12.5% of the outstanding Common Stock as of December 31, 2009.  We refer to Signature’s proposed plan of reorganization, as amended, as the “Signature Plan” throughout this Disclosure Statement and have attached it as Exhibit 1.  The Signature Plan is designed to reorganize the business operations of the Debtor and to satisfy Claims and maximize the value of Equity Interests.

Under the Signature Plan, Creditor Claims would be satisfied or reinstated in their entirety, and the value of remaining Equity Interests would be maximized through Signature’s transformation of the Reorganized Debtor into a commercial finance business focused on “middle-market” financial opportunities.  For purposes of this Disclosure Statement, we use the term “middle market” to refer to corporate entities which generate annual gross sales in the range of $10 million to $500 million.  The Reorganized Debtor would remain a public company and focus its activities around the business of commercial lending, acquisition of control interests in portfolio companies, and investing in special situations credits, primarily discounted senior debt, loan and lease portfolio acquisitions, asset based lending, senior stretch financing, rescue financing, and specialty lending niches.

The Debtor filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on June 18, 2008 (the “Petition Date”), thereby commencing the above-captioned bankruptcy case.  The Case is pending before the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court” or the “Court”) under case number 8:08-13421-ES (the “Case” or the “Bankruptcy Case”).  Pursuant to sections 1107 and 1108 of the Bankruptcy Code, the Debtor has been operating its business and managing its affairs as a debtor and debtor in possession.  Signature therefore submits this First Amended Disclosure Statement (this “Disclosure Statement”) in connection with the solicitation of acceptances and rejections of the Signature Plan of reorganization for the Debtor.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

THE DOCUMENT YOU ARE READING IS THE DISCLOSURE STATEMENT FOR THE ACCOMPANYING PLAN.  FOR A COMPLETE UNDERSTANDING OF THE SIGNATURE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE SIGNATURE PLAN AND THE EXHIBITS TO THESE DOCUMENTS IN THEIR ENTIRETY.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Signature Plan.

A.	Purpose of This Document

The purpose of this Disclosure Statement is to set forth information:

(1) about the history of the Debtor, its business, and the Case,

(2) concerning the Signature Plan and alternatives to the Signature Plan,

(3) advising the Holders of Claims and Equity Interests of their rights under the Signature Plan,

(4) assisting any Creditors and Equity Interest Holders in making an informed judgment regarding whether they should vote to accept and indicate their preference for the Signature Plan and vote to reject any plan proposed by the Debtor, New World Acquisition LLC, the Official Committee of Unsecured Creditors or the Official Committee of Equity Holders, Ranch Capital, LLC or any other plan proponent, and

(5) assisting the Bankruptcy Court in determining whether the Signature Plan satisfies the reorganization and, if multiple plans are accepted by voting classes, which plan should be confirmed and become the binding plan.

No solicitation of votes to accept or reject a plan may be made except by means of an approved Disclosure Statement.

By Order dated January 8, 2010 the Bankruptcy Court approved this Disclosure Statement as containing “adequate information” concerning the Signature Plan (subject to certain changes incorporated herein as ordered by the Court on the record).  Section 1125(a) of the Bankruptcy Code provides:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(1) “adequate information” means information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, including a discussion of the potential material Federal tax consequences of the plan to the debtor, any successor to the debtor, and a hypothetical investor typical of the Holders of claims or interests in the case, that would enable such a hypothetical investor of the relevant class to make an informed judgment about the plan, but adequate information need not include such information about any other possible or proposed plan and in determining whether a disclosure statement provides adequate information, the court shall consider the complexity of the case, the benefit of additional information to creditors and other parties in interest, and the cost of providing additional information; and

(2) “investor typical of Holders of claims or interests of the relevant class” means investor having—

(A) a claim or interest of the relevant class;

(B) such a relationship with the debtor as the Holders of other claims or interests of such class generally have; and

(C) such ability to obtain such information from sources other than the disclosure required by this section as Holders of claims or interests in such class generally have.

11 U.S.C. § 1125(a)(1)-(2).

The Bankruptcy Court’s approval of this Disclosure Statement or any other disclosure statement for a plan for the Debtor does not mean that the Court recommends either acceptance or rejection of a plan.

The Bankruptcy Court has not yet confirmed the Signature Plan described in this Disclosure Statement.  In other words, the terms of the Signature Plan are not yet binding on any Creditor or Holder of an Equity Interest.  However, if the Court later confirms the Signature Plan, then the Signature Plan will be binding on the Debtor and on all Creditors and Equity Interest Holders in the Case, whether or not they actually vote for the Signature Plan.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Classes of Claims that are not Impaired are conclusively presumed to have accepted the Signature Plan and therefore, are not entitled to vote on the Signature Plan.

The only Creditors or Equity Interest Holders who may vote for or against the Signature Plan are those who have a Claim or Equity Interest that is both:  (1) Allowed or Allowed for voting purposes and (2) classified in an Impaired Class.  A Class is Impaired if the legal, equitable, or contractual rights of the Claims or Equity Interests in the Class are altered.   Class 4, Class 3B and Class 3C are the only Impaired Classes under the Signature Plan; all other Classes are deemed to have voted to accept the Signature Plan.  However, out of an abundance of caution, Holders of Claims in Classes 3A and 5 are receiving Ballots so that they can vote on the Signature Plan and their vote can be counted in the event that the Court disagrees with Signature’s characterization of the Class treatment and finds that any Class of Claims is actually Impaired.  Signature reserves its rights to have the matter of Class impairment determined prior to the Confirmation Date.

B.	Advantages of the Signature Plan

The Signature Plan proponents recommend that the Holders of Senior Notes in Class 3B, Holders of TOPrS in Class 3C and Equity Interests in Class 4 indicate on the ballot their preference for the Signature Plan and reject any other plan.  The Signature Plan brings the following strengths:

•
a Plan Proponent with a 5½ year established business, with a proven track record of profitably generating a portfolio-wide IRR of over 25% lending money to special situation corporate borrowers during the 2004-2009 period;

•	a management team of considerable depth, with access to 8 seasoned executives, including five executives who have had direct P&L responsibility running significant lending businesses;

•	$10 million in new equity capital at the Effective Date as an equity capital infusion from Signature;

•	strong corporate oversight from a board of directors with deep backgrounds in commercial finance, operational turnarounds, and corporate governance; and

•	a business plan that is particularly timely for capitalizing on the limited availability of corporate credit.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

As a result, the Signature Plan lays the foundation for consistent growth in assets, net income, and shareholder value, providing the greatest certainty of full recovery for Creditors in all Classes and a realistic plan to provide substantial value to Equity Holders after the Effective Date.  Signature, the TOPrS Group, and Jim McIntyre, the largest Holders of claims in Class 3C and equity interests of Class 4, respectively, recommend that Holders of Claims in Classes 3A, 3B, 3C, 4 and 5 vote to accept the Signature Plan.

C.	Solicitation Package

Accompanying this Disclosure Statement (which is provided on CD-ROM) is a package of hard copy materials called the “Solicitation Package.”  The Solicitation Package contains copies of, among other things:

•
The Bankruptcy Court order approving the Disclosure Statement and procedures for soliciting and tabulating votes in the Signature Plan (the “Solicitation Order”) which, among other things, approves this Disclosure Statement as containing adequate information, schedules the Confirmation Hearing, sets the voting deadline, sets out the procedures for distributing Solicitation Packages to the Holders of Claims against and Equity Interests in the Debtor, establishes the procedures for tabulating ballots used in voting on the Signature Plan, and sets the deadline for objection to confirmation of the Signature Plan;

•	The Notice of the Hearing to Consider Confirmation of the Signature Plan of Reorganization for Fremont General Corporation; and

•
One or more ballots and a postage-paid return envelope (ballots are provided only to Holders of Claims and Equity Interest that are entitled to vote on the Signature Plan), which will be used by Creditors and Equity Interest Holders who are entitled to or who have been conditionally solicited to vote on the Signature Plan.

D.	Voting Procedures, Ballots, and Voting Deadline

After carefully reviewing the materials in the Solicitation Package and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Signature Plan by voting in favor of or against the Signature Plan.  Each ballot has been coded to reflect the Class of Claims or Equity Interests it represents.  Therefore, in voting to accept or reject the Signature Plan, you must use only the coded ballot (or ballots if you are entitled to vote in more than one Class) sent to you with this Disclosure Statement.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

For your vote to be counted, you must complete and sign your original ballot and return it in the envelope provided (only original signatures will be accepted).  Please return your completed ballot to the Voting Agent, unless you are a beneficial holder of a Senior Note or Junior Note or Equity Interest (each as defined below) who receives a ballot from a broker, bank, commercial bank, trust company, dealer, or other agent or nominee (each, a “Nominee”), in which case you must return the ballot to such Nominee.  Ballots of the beneficial Holders should not be sent to the Debtor or to the Indenture Trustees for the Senior Notes or the Junior Notes.

If you are a beneficial Holder of a Note or Equity Interest who receives a ballot from a Nominee, for your vote to be counted, your ballot must be completed in accordance with the voting instructions on the ballot and received by the Nominee in enough time for the Institutional Nominee to transmit a Master Ballot to the Voting Agent so that it is received by the Voting Agent no later than March 5, 2010 at 5:00 p.m. (Pacific Time) (the “Voting Deadline”).  If you are the Holder of any other type of Claim, in order for your vote to be counted, your ballot must be properly completed in accordance with the voting instructions on the ballot and received by Kurtzman Carson Consultants LLC (the “Voting Agent”) no later than the Voting Deadline.  Any ballot received after the Voting Deadline shall be counted at the sole discretion of Signature.  Do not return any debt instruments or equity securities with your ballot.

Any executed ballot that does not indicate either an acceptance or rejection of the Signature Plan, or indicates both and acceptance and rejection of the Signature Plan, will not be counted as a vote either to accept or reject the Signature Plan.

If you have any questions about the procedure for voting your Claim or Equity Interest, materials that you have receive, or if you wish to obtain, at your own expenses, an additional copy of this Disclosure Statement and its appendices and exhibits, please contact the Voting Agent.  You may obtain a copy of the Disclosure Statement and Plan from:  (i) the Office of the Clerk, United States Bankruptcy Court for the Central District of California, Santa Ana Division, 411 West Fourth Street, Santa Ana, California 92701; (ii) through the Court’s website using the PACER service (www.cacb.uscourts.gov); or (iii) by making a written request to counsel for Signature: Manderson, Schafer & McKinlay LLP, 4695 MacArthur Court, Suite 1270, Newport Beach, California 92660, Attn: John P. Schafer, Esq.; facsimile (949) 743-8310.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

If you are entitled to vote on the Signature Plan, before voting you should read the Disclosure Statement, the Signature Plan, the Solicitation Order, the notice of the Confirmation Hearing, and the instructions accompanying the ballots, each in their entirety.  These documents contain important information concerning how Claims are classified for voting purposes and how votes will be tabulated.

E.	Individual Ballots

If you are a Holder of an Allowed Claim in Classes 3A, 3B, 3C or 5 or a Holder of an Allowed Equity Interest in Class 4, accompanying this Disclosure Statement is a Ballot for casting your vote(s) on the Signature Plan and a pre-addressed envelope for the return of the Ballot.  BALLOTS FOR ACCEPTANCE OR REJECTION OF THE SIGNATURE PLAN ARE BEING PROVIDED ONLY TO HOLDERS OF CLAIMS AND EQUITY INTERESTS IN CLASSES 3A, 3B, 3C, 4 & 5 WHICH ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE SIGNATURE PLAN, OR ARE BEING REQUESTED CONDITIONALLY SOLICITED TO VOTE.  If you are the Holder of a Claim and/or Equity Interest in said Class(es), and (a) did not receive a Ballot, (b) received a damaged or illegible Ballot, or (c) lost your Ballot, or if you are a party in interest and have any questions concerning the Disclosure Statement, any of the exhibits hereto, the Signature Plan, or the voting procedures in respect thereof, please contact the balloting tabulator:  Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, Los Angeles, California  90245; telephone (310) 823-9000.

TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY MARCH 5, 2010, AT 5 P.M. AT THE ADDRESS SET FORTH ON THE PRE-ADDRESSED ENVELOPE ENCLOSED WITH YOUR BALLOT.  BALLOTS MUST BE RECEIVED BY THE VOTING AGENT AT THE FOLLOWING ADDRESS BY THE VOTING DEADLINE: KURTZMAN CARSON CONSULTANTS LLC, 2335 ALASKA AVENUE, LOS ANGELES, CALIFORNIA 90245. BALLOTS NOT TIMELY RECEIVED BY THE BALLOT TABULATOR WILL NOT BE COUNTED.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Votes cannot be transmitted orally or by e-mail.  Accordingly, you are urged to return your signed and completed Ballot promptly.  Ballots not received by the Voting Deadline and unsigned Ballots will not be counted.

You are being asked to consider multiple plans in addition to the Signature Plan.  There is no prohibition against voting to accept or reject multiple plans and you may express a preference as to all of the plans without regard to whether you voted to accept or reject any particular plan or reorganization. If more than one plan is confirmable, the Bankruptcy Court may consider the preferences of creditors and equity Holders, as well as other factors in determining which plan of reorganization to confirm.

The Bankruptcy Court held a hearing on Confirmation of the Signature Plan for January 8, 2010 at 9:30 a.m. (Pacific Time) at the United States Bankruptcy Court for the Central District of California, Santa Ana Division, Courtroom 5A, 411 W. 4th Street, Santa Ana, California.  Any objections to confirmation of the Signature Plan must be in writing and filed with the Bankruptcy Court, and served so as to be received by 5 p.m. (Pacific Time) on March 1, 2010, upon the following:

(1) counsel to Signature, Manderson, Schafer & McKinlay LLP, 4695 MacArthur Court, Suite 1270, Newport Beach, California 92660, Attn: John P. Schafer, Esq.;

(2) co-counsel to the Debtor, Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, Attn: Robert W. Jones, J. Maxwell Tucker, and Brent McIlwain, and Stutman, Treister & Glatt, P.C., 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, Attn: Theodore B. Stolman and Whitman L. Holt;

(3) Office of the  United States Trustee, 411 W. 4th Street, Suite 9041, Santa Ana, California 92701, Attn: Frank Cadigan;

(4) counsel to the Official Committee of Unsecured Creditors, Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, Attn: Lee Bogdanoff & Jonathon Shenson;

(5) counsel to the Official Committee of Equity Holders, Weiland, Golden, Smiley, Wang Ekvall & Strok LLP, 650 Town Center Drive, Suite 950, Costa Mesa, California 92626; and

(6) counsel for Ranch Capital, LLC, Munger Tolles & Olson LLP, Attn: Derek J. Kaufman, Esq., 355 South Grand Avenue, Suite 3500, Los Angeles, California 90071.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Official Committee of Unsecured Creditors, the Official Committee of Equity Holders, Ranch Capital, LLC and New World Acquisition LLC have each proposed plans which provide different treatment for Claims against and Equity Interests in the Debtor and different corporate governance procedures.  Only one of the competing plans can be confirmed by the Bankruptcy Court.  If more than one plan meets the requirements for confirmation, the Bankruptcy Court may consider which plan provides the best treatment for Holders of Claims and Equity Interests and which plan provides the best financing and the most sound business plan for the reorganized company going forward. The Proponents of the Signature Plan believe that the Signature Plan provides the Debtor with ample ability to satisfy all pre-petition claims and provides a solid, realistic foundation for building future value for Equity Holders and other constituents of the Debtor’s Estate.  Where there are competing plans, the Bankruptcy Court will consider the preferences of Creditors and Holders of Equity Interests in determining which Plan to confirm. Accordingly, the Proponents urge you to vote for, and express your preference for the Signature Plan.

F.	General Disclaimers and Information

EXCEPT TO THE EXTENT THAT THIS DISCLOSURE STATEMENT EXPRESSLY STATES THAT ANY STATEMENT, REPRESENTATION, ESTIMATE OF ANALYSIS OR FINANCIAL INFORMATION CONTAINED IN THE DISCLOSURE  STATEMENT WAS FURNISHED BY THE DEBTOR TO SIGNATURE, THE CREDITORS COMMITTEE OR THE EQUITY COMMITTEE (AS SO REPRESENTED IN A PUBLIC FILING BY THE DEBTOR, THE CREDITORS COMMITTEE OR THE EQUITY COMMITTEE), ALL STATEMENTS, REPRESENTATIONS, ESTIMATES AND ANALYSIS OF FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT ARE SOLELY THOSE OF SIGNATURE AND SHOULD NOT BE RELIED UPON AS A STATEMENT OF THE DEBTOR OR ITS MANAGEMENT.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

SOME STATEMENTS IN THIS DISCLOSURE STATEMENT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”) SUCH STATEMENTS ARE BASED UPON INFORMATION AVAILABLE WHEN THE STATEMENTS WERE MADE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENT.  NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE DISCLOSURE STATEMENT, THE SIGNATURE PLAN OR ANY EXHIBITS.

THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS, OR TAX ADVICE.  ANY TAX ADVICE THAT MAY BE CONTAINED IN THE DISCLOSURE STATEMENT IS NOT INTENDED TO BE USED FOR, AND CANNOT BE USED FOR, THE PURPOSE OF AVOIDING ANY TAX PENALTIES THAT MAY BE IMPOSED ON ANY PERSON.  ALL CREDITORS AND EQUITY INTEREST HOLDERS SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND ACCOUNTANTS AS TO LEGAL, TAX, AND OTHER MATTERS CONCERNING THEIR CLAIMS OR EQUITY INTERESTS.

THE FINANCIAL INFORMATION IN THIS DISCLOSURE STATEMENT INCLUDES INFORMATION THAT HAS NOT BEEN AUDITED OR REVIEWED BY AN INDEPENDENT REGISTERED ACCOUNTANT.  NONE OF THE FINANCIAL INFORMATION INCLUDED HEREIN HAS BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS.

NEVERTHELESS, TO THE BEST OF SIGNATURE’S KNOWLEDGE AND BELIEF, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS ACCURATE.  AS INDICATED SUCH INFORMATION HAS BEEN STATED BY THE DEBTOR, THE CREDITORS COMMITTEE AND THE EQUITY COMMITTEE IN THEIR FILINGS WITH THE BANKRUPTCY COURT.

The statements and information that concern the Debtor that are set forth in this document constitute the only statements and information that the Bankruptcy Court has approved for the purpose of soliciting votes to accept or reject the Signature Plan. Therefore, no information or statements that are inconsistent with anything contained in this Disclosure Statement are authorized unless otherwise ordered by the Bankruptcy Court.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

You may not rely on the Signature Plan and Disclosure Statement for any purpose other than to determine whether to vote to accept or reject the Signature Plan.  Nothing contained in the Signature Plan or Disclosure Statement constitutes an admission of any fact or liability by Signature or any other party, or may be deemed to constitute evidence of the tax or other legal effects that the reorganization set forth in the Signature Plan may have on entities holding Claims or Interests.

Unless another time is expressly specified in this Disclosure Statement, all statements contained in this document are made as of January 20, 2010. Under no circumstances will the delivery of this Disclosure Statement or the exchange of any rights made in connection with the Signature Plan create an implication or representation that there has been no subsequent change in the information included in this document.  Signature assumes no duty to update or supplement any of the information contained in this document, and it presently does not intend to undertake any such update or supplement.

Signature’s business plan and past record are not a guarantee as to how the Reorganized Debtor will perform or how quickly, or how much, creditors may be paid.  The timetable for satisfaction of remaining Allowed Claims reflected or implied after the Effective Date may or may not turn out to be correct.

Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Signature Plan.  The Signature Plan, if and once confirmed, will be the legally binding document regarding the treatment of Claims and Interests and the terms and conditions of the Debtor’s reorganization.  Accordingly, to the extent that there is any inconsistency between the terms contained herein and those contained in the Signature Plan, the terms of the Signature Plan will govern.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

II.	VOTES NECESSARY TO CONFIRM THE SIGNATURE PLAN

Under the Bankruptcy Code, Impaired claims or interests are placed in classes under a plan, and it is each class that must accept (or reject) that plan. Section V.B of this Disclosure Statement and Section II.B of the Signature Plan set forth a summary of the classification of all Claims and Interests under the Signature Plan.  There also are some types of claims that are unclassified because the Bankruptcy Code requires that they be treated a specific way.  These claims are considered unimpaired, and their Holders cannot vote.

The Bankruptcy Code permits a bankruptcy court to confirm a plan if at least one class of Impaired claims has voted to accept that plan (without counting the votes of any insiders whose claims are classified within that class) and if certain statutory requirements are met both as to non-consenting members within a consenting class and as to dissenting classes.  A class of claims has accepted the plan only when at least a majority in number and at least two-thirds in amount of the allowed claims actually voting in that class vote to accept the plan.  A class of interests has accepted the plan only when at least two-thirds in amount of the allowed interests actually voting in that class vote to accept the plan.

Even if Signature receives the required votes to confirm the proposed Plan, the Signature Plan will not become binding unless and until, among other things, the Court makes an independent determination that Confirmation is appropriate.  This determination will be the subject of the Confirmation Hearing.  In addition, even if all Classes do not vote in favor of the Signature Plan, the Signature Plan nonetheless may be confirmed if the dissenting Classes are treated in a manner prescribed by the Bankruptcy Code.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

III.	“CRAMDOWN” OF NON-CONSENTING CLASSES

Even if all classes do not consent to the proposed treatment of their claims and interests under a plan, the plan nonetheless may be confirmed if the dissenting classes are treated in the manner prescribed by the Bankruptcy Code. The process by which dissenting classes are forced to abide by the terms of a plan is commonly referred to as “cramdown.”  The Bankruptcy Code allows dissenting classes to be crammed down if the plan does not “discriminate unfairly” and is “fair and equitable.”

The Bankruptcy Code does not define unfair discrimination, but it does set forth certain minimum requirements for “fair and equitable” treatment.  For a class of secured claims, “fair and equitable” can mean that the secured claimants retain their liens and receive deferred cash payments, the present value of which equals the value of their interests in collateral.  For a class of unsecured claims, a plan is fair and equitable if the claims in that class receive value equal to the allowed amount of the claims, or, if the unsecured claims are not fully satisfied, no claim or interest that is junior to such claims receives or retains anything under the plan.  Accordingly, if a class of unsecured claims rejects a plan under which a junior class (e.g., a class of interest holders) will receive or retain any property under the plan, the plan generally cannot be confirmed, subject to certain established exceptions, unless the plan provides that the class of unsecured creditors receives value equal to the allowed amount of the claims in that class.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

IV.	OVERVIEW OF THE SIGNATURE PLAN

The Signature Plan is designed to treat all Holders of Claims fairly, while creating long term value.  Key attributes of the Signature Plan include Creditors’ Claims being satisfied or reinstated upon restructuring, and a transaction that will allow for the Reorganized Debtor to remain a public company and preserve the value of the NOLs.

The Reorganized Debtor would remain a public company and focus its activities around the business of commercial lending and investing in special situations credits, primarily discounted senior debt, portfolio acquisitions, asset based lending, senior stretch financing, rescue financing, and specialty lending niches.

The following is a brief summary of the material provisions of the Signature Plan and is provided for convenience only.  A more detailed description of the Signature Plan appears below:

A.	The Merger of Fremont General Credit Corporation and Fremont
Reorganizing Corporation Into the Debtor

The Signature Plan is designed to meet the two primary goals of Chapter 11: the reorganization of the business operation and the satisfaction of Claims and Equity Interests.  The Debtor is a viable public company with a diverse and growing base of shareholders.  The Signature Plan will simplify the Debtor’s corporate structure by merging its wholly-owned subsidiary, Fremont General Credit Corporation (“FGCC”), and FGCC’s wholly-owned subsidiary, Fremont Reorganizing Corporation, formerly known as Fremont Investment & Loan (“FRC”) with and into the Reorganized Debtor, thereby vesting title to all Assets of the Debtor, FGCC, and FRC in the Reorganized Debtor.  The Reorganized Debtor will then make distributions to Holders of Allowed Claims and Equity Interests in accordance with the Signature Plan and after making appropriate reserves for creditors of FGCC and FRC.

The Signature Plan will fund the Reorganized Debtor with $10 million in additional liquidity and income generating assets through an equity investment from Signature.  These funds will be used for operations, investments, general corporate purposes and reserves for making the Distributions required by the Signature Plan and to the Holders of Post-Effective Date Merger Claims.  Signature will also ensure that the operations of the Reorganized Debtor will be under the supervision of an experienced management team and Board that will observe all good corporate governance practices and will maximize the value of the operations for the benefit of the Creditors, Holders of Post-Effective Date Merger Claims and Equity Interests.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

B.	Treatment of Claims Against the Debtor and Equity Interests in the Debtor

The Signature Plan proposes to make a substantial payment of Cash on account of Unsecured Claims.  Accordingly, the Signature Plan contains an efficient Distribution mechanism that will allow the Distributions to Holders of Allowed Claims through the Reorganized Debtor or a designee or in the case of the Senior Notes, through the Indenture Trustee rather than through an elaborate system of trusts and plan administrators.

The Signature Plan designates a series of Classes of Claims against the Debtor and one Class of Equity Interests in the Debtor.  The following table summarizes the treatment of Claims and Equity Interests under the Signature Plan with: (1) estimates of the amount of Claims in each category or Class that will be finally determined to be Allowed Claims; and (2) a description of the treatment provided for in the Signature Plan for each Class of Claims and Equity Interests.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Class	Description of Claim or Interest	Treatment	Estimated Aggregate Amount of Allowed Claims1	Estimated Percentage Recovery of Allowed Claims or Interests	Impaired or Entitled to vote
N/A	Administrative Claims2
Unless any entity entitled to payment of an Administrative Claim agrees to a less favorable treatment, or unless otherwise ordered by the Court, each Holder of an Allowed Administrative Claim will receive, in full satisfaction of its Claim, Cash equal to the amount of the Allowed Administrative Claim on the later of:
(1) the Effective Date, or (2) the fifteenth Business Day after such Administrative Claim becomes an Allowed Administrative Claim, or, in either case, as soon thereafter as is practicable.  However, Ordinary Course Administrative Claims will be paid in full consistent with the terms and conditions of the transaction or agreement that gave rise to such claim, or as otherwise authorized by the Court.
			Signature estimates that the projected range of unpaid Administrative Claims will be from $2,500,000 to $3,000,000.	100%	No
N/A	Priority taxes	Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date, agrees to different treatment or is subject to the Final Order of the Bankruptcy Court, each Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, Cash equal to the amount of such Allowed Priority Tax Claim on the later of (1) the Effective Date, or (2) the fifteenth Business Day after the Priority Tax Claim becomes an Allowed Priority Tax Claim, or in either case, as soon thereafter as is practicable, provided that the Reorganized Debtor may, at its sole option, pay an Allowed Priority Tax Claim in equal quarterly payments over a period not exceeding five years after the Petition Date with simple interest at the rate of applicable non bankruptcy law.	The Debtor estimates between $100,271 to $102,676,574.3 Signature believes that the Allowed Priority Taxes will be significantly below the high end of the range.	100%	No
________________________
1 Dollar amounts are based on the records of the Debtor as of the Petition Date, or the date of the disclosure statements proposed by the Creditors Committee and the Equity Committee.  These figures are estimated and do not constitute an admission by Signature or the Debtor, the Creditors Committee or the Equity Committee as to the validity or amount of any particular Claim or Equity Interest.  All rights of any party in interest to dispute the validity or amount of any Claim or Equity Interest that have not already been Allowed by the Bankruptcy Court or by agreement of the parties have been reserved.

2 Administrative Claims described in this table do not include Administrative Claims that have already been paid or any intercompany Administrative Claims that may be due to FRC.  Other claims that are treated in this category include:  U.S. Trustee Fee, Professional Fees and Indentured Trustee Fees.

3 The $102,676,574 figure includes the IRS’s proof of claim in the amount of $89,384,470 and the California Franchise Tax Board’s proof of claim in the amount of $13,292,104; this does not represent the Debtor’s view of the amount that ultimately is likely to be Allowed. The Debtor disputes the proofs of claim filed by the IRS and the California Franchise Tax Board.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

1	Secured Claims	In full satisfaction of any Allowed Secured Claim, the Holder of the Allowed Secured Claim will receive either the full amount of the Allowed Secured Claim in Cash on the later of the Effective Date or fifteen days after the Claim becomes an Allowed Secured Claim or the Collateral securing the Allowed Secured Claim. Any Allowed deficiency balance will be treated in Class 3A.	Neither the Debtor nor Signature is aware of any valid Secured Claims.	100%	No
2	Priority Non-Tax Claims	Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim on the later of (1) the Effective Date or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim, or in either case, as soon thereafter as is practicable.	The Debtor has estimated the range from $0 to $68,253.	100%	No
3A	General Unsecured Claims (excluding the of Claims represented by the Senior Notes (3B) and the TOPrS Claims and Junior Note Claims(Class 3C))
Except as provided below with respect to the Holder of an Allowed General Unsecured Claim that is party to a settlement, compromise, stipulation or order otherwise, or the Holder of an Allowed Class 3A agrees to different treatment, the Holder of an Allowed Class 3A General Unsecured Claim shall retain their legal, equitable, and contractual rights and on the later of the Effective Date of the Signature Plan or within fifteen business days from the date such Claim becomes an Allowed Claim or as soon thereafter as is practicable such Holder shall be paid in full in Cash with prepetition interest and post petition interest from the Petition Date at the Post Petition Interest Rate (2.51%) until paid in full, which shall include any interest that accrues after the Effective Date until the date of actual payment as authorized under this Plan.

The Holder of an Allowed General Unsecured Claim pursuant to the Rampino Stipulation, the Enron Stipulation, the BNY Stipulation or any other settlement, compromise, stipulation or order which provides for different treatment shall be paid in accordance with the underlying compromise, settlement, stipulation or order giving rise to the Allowed Claim, and if no payment date is specified on the later of (1) the fifteenth Business Day after the Effective Date or (2) the fifteenth Business Day after the Claim becomes an Allowed Claim, or in either case, s soon thereafter as is practicable.
			Approximately $56.5 million. Class 3A includes the proof of claim filed by the Debtor’s indirect wholly-owned subsidiary, FRC, in an unspecified amount.	100%	No

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

3B	General Unsecured Claims of the Holders of the 7.875% Senior Notes	The Holders of the Senior Notes will be paid their principal in full on the Effective Date. If Class 3B votes as a class to accept the Plan, which shall operate as binding settlement of the dispute regarding the amount of post petition interest Holders of Allowed Class 3B Claims are entitled to receive, interest claims shall be paid on the Effective Date as follows:		$176,402,107 (as of the Petition Date)	100%	Yes
		•	Pre-petition accrued interest shall be paid in cash at the full contract rate of 7.875%.
		•	On account of accrued post petition interest, the sum of (i) interest at the Post Petition Interest Rate (2.51%) and (ii) an additional $1.5 million shared by Class 3B on a pro-rata basis.

In the event Class 3B votes to accept the Signature Plan but the Court makes a determination that the payment of post petition interest on account of Class 3B Claims in excess of the Post Petition Interest Rate renders the Signature Plan un-confirmable, Class 3B shall be deemed to have rejected the Signature Plan and the Signature Plan can only be confirmed as to Class 3B if the treatment of Class 3B satisfies the cram-down confirmation standards under section 1129(b) of the Bankruptcy Code.

If Class 3B votes as a class to reject the Signature Plan, interest claims shall be paid on the Effective Date as follows:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

		•	Pre-petition accrued interest will be paid in cash at the full contract rate of 7.875%.
		•	Accrued post petition interest through the Effective Date at the Post Petition Interest Rate (2.51%).
3C	TOPrS Claims	The TOPrS would receive the following in full satisfaction of their existing claims:		$107,422,681 (as of Petition Date)	100%	Yes
		•	$45 million in cash to be paid upon the earlier of the Effective Date if, after giving effect to the payment to the TOPrS the unrestricted cash of the Reorganized Debtor would equal or exceed $20 million; or, alternatively, within 45 days following the receipt of an anticipated tax refund.
		•	$39 million in new note(s) bearing 9% interest payable quarterly commencing one quarter after the Effective Date and continuing quarterly thereafter, with a final maturity on December 31, 2016.
		•	21 million shares of common stock.
The Signature Plan provides for the reasonable fees of the Indenture Trustee.
4	Equity Interests
Holders of existing Equity Interests in the Debtor will retain their Equity Interests in the Reorganized Debtor in full and final satisfaction of their Equity Interests, subject to dilution as a result of the issuance of Common Stock in the reorganization.

Treatment shall be based on 78,380,186 shares of the Debtor’s common stock still issued (such amount reflecting certain restricted shares issues but later cancelled).
				As of the Petition Date, approximately 78,400,000 shares of the Debtor’s Common Stock were issued and outstanding.		Yes
5	Section 510(b) Claims	The Holders of Allowed Section 510(b) Claims will receive newly-issued interests in the Reorganized Debtor in full and final satisfaction of their Allowed Section 510(b) Claims. The percentage interest of common stock to which such Holders will be entitled shall be based upon the average trading value of the		Unknown	100%	No

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

common stock of the shares of the Reorganized Debtor for the thirty days preceding the date on which any Section 510(b) Claims become Allowed Section 510(b) Claims if such allowance occurs after the Effective Date. If the Court determines in a Final Order that the Allowed Class 5 Claim is not subject to subordination under 11 U.S.C. § 510(b), then the Holder of the Allowed Class 5 Claim will receive the same treatment as Holders of Claims in the appropriate Class of Unsecured Claims or Equity Interests. Certain of the Section 510(b) Claims shall be satisfied by insurance coverage.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

V.	HISTORY OF THE DEBTOR

The Debtor is a publicly-held Nevada corporation that has functioned as a financial services holding company. Its prepetition business operations were conducted through two intermediate holding companies:  FRC for banking operations and FCIG for insurance operations. As a holding company, the Debtor’s remaining assets consist of direct and indirect ownership interests in subsidiaries.  Prepetition, the Debtor’s common stock was traded on the New York Stock Exchange under the symbol “FMT.”

A.	FRC: Financial Services Operations

The Debtor engaged in both commercial and residential real estate lending nationwide through FRC, the Debtor’s industrial bank subsidiary.  FRC focused on the origination of commercial real estate loans and held these loans primarily for investment. Its consumer lending operations focused on the origination of non-prime and sub-prime residential real estate loans, most of which were sold to third party investors or securitized.  FRC was one of the nation’s largest originators of sub-prime loans.  Prepetition, FRC offered certificates of deposit and savings and money market deposit accounts through its 22 retail banking branches in California.  FRC’s business grew rapidly in the years before the Debtor’s bankruptcy filing.  FRC’s total amount of residential loan originations increased from approximately $14 billion in 2003 to approximately $36 billion in 2006. Its commercial real estate loan originations also increased from approximately $1.1 billion in annual mortgage originations in 2003 to approximately $8.3 billion in 2005. However, the sub-prime lending market deteriorated significantly in 2007.  A periodic review by the Federal Deposit Insurance Corporation (“FDIC”) of FRC’s sub-prime lending operations led to the issuance of a cease-and-desist order with respect to some of FRC’s past sub-prime lending practices.  The cease and desist order required much higher capital levels, making it more difficult for FRC to operate in the sub-prime business.  As a result, FRC decided to discontinue its sub-prime lending activities.  As of March 7, 2007, FRC ceased entering into new funding commitments for sub-prime mortgage loans, although it continued to honor remaining outstanding commitments.  FRC also sold substantially its entire commercial real estate loan portfolio during 2007, terminating FRC’s interest in its commercial real estate lending business.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The vast majority of FRC’s originated residential loans were transferred to third parties via a whole loan sale or securitizations.  Most of FRC’s loans were transferred via a whole loan sale. In a whole loan sale, FRC entered into an agreement to sell loans for cash, generally on a servicing released basis, but occasionally on a servicing retained basis.  As part of the sale process, FRC gave customary representations and warranties regarding the characteristics and origination process of the loans.  FRC also generally committed to repurchase loans if a payment default occurred within a certain period after the loan was sold.

In a securitization, FRC transferred residential loans to a qualifying special-purpose entity, established for the limited purpose of purchasing the loans and issuing interest bearing securities that represented interests in the loans.  The transfer of the loans in a securitization was treated as a sale, with the loans being removed from FRC’s balance sheet, although FRC continued to perform loan servicing functions for the securitizations.

For various reasons, some of the loans that FRC originated were not sold to other parties.  In March and April of 2007, FRC entered into whole loan sale agreements that transferred the majority of FRC’s unsold sub-prime residential real estate loans, valued at approximately $6.9 billion.  Signature is advised that the existing cash and assets of FRC greatly exceed FRC’s own liabilities, even in a liquidation.

B.	FCIG: Insurance and Indemnity Operations

On the insurance side, the Debtor owns all of the common stock of Fremont Compensation Insurance Group, Inc. (“FCIG”).  FCIG in turn owns 100% of bare legal title to the common stock of Fremont Indemnity Company in Liquidation (“Indemnity”) and 100% of bare legal title to the common stock of Fremont Life Insurance Company (“Life”).

Indemnity operated in the property and casualty insurance industry and engaged in the underwriting of workers’ compensation insurance policies.  In June 2003, Indemnity was placed into a state “conservation” proceeding under section 1101 of the California Insurance Code, and the following month, that proceeding was subsequently converted into a liquidation proceeding under section 1016 of the California Insurance Code.  In connection with those proceedings, the California Insurance Commissioner obtained all of the powers of the directors, officers, and manager of Indemnity, as well as sole control over Indemnity’s property.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Life operated as a licensed life, annuity, and accident, and health insurance company, although it had discontinued writing new policies in 1995 and in 1996 entered into a coinsurance agreement to reinsure all existing annuity, life, and credit in-force business.  By 2004, Life had terminated its life, disability, workers’ compensation and common carrier liability lines.  Life was placed into a state “conservation” proceeding by the CIC in June 2008.

C.	The Debtor’s Management

The Company was originally formed in 1959 as Alltrades Insurance Company, an underwriter of Worker’s Compensation insurance.  In 1963, the company was experiencing financial stress and was recapitalized with a capital infusion provided by the McIntyre family led by James A. McIntyre and his father Lee E. McIntyre.  The company adopted the Fremont name at that time.  In 1970 the company went public and James McIntyre served as chief executive until his retirement from active management in 2004.  After his retirement as Chief Executive, McIntyre remained as Chairman of the Board of Directors until 2007.  Louis Rampino became Chief Executive Officer as McIntyre’s successor in 2004.  Mr. Rampino had been employed by the Debtor for approximately thirty years and had been it President and Chief Operating Officer prior to taking on the CEO role.

In November 2007, Mr. Rampino, and several of the Debtor’s other officers and directors resigned.  A new management team, including Chairman of the Board of Directors and Chief Executive Officer Stephen H. Gordon and Vice-Chairman and President David S. DePillo managed the Debtor from November 2007 through October 2008.  Gordon and DePillo resigned from day-to-day management on September 30, 2008, but remained on the board as chairman and vice-chairman, respectively.  On October 1, 2008, Richard A. Sanchez replaced Mr. DePillo and Mr. Gordon and became the Debtor’s Interim President and Interim Chief Executive Officer.  Mr. Sanchez has served as Interim President and Interim CEO through the present date.  Other members of the new management team, namely Thea K. Stuedli as the chief financial officer and Donald E. Royer as the general counsel, have remained in their positions since November 2007.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

In November 2007, in connection with the hiring of the new management team, the Debtor and FRC entered into employment agreements (collectively, the “Employment Agreements”) with Gordon, DePillo, Sanchez, Royer, and Stuedli (collectively, the “Executives”) for terms of three years in each case.  It has been discussed that notices of non-renewal of the Employment Agreements were expected to be sent in November 2009, but as of January 4, 2010, Signature is unaware that any such notices have been sent.  Among other things, the Employment Agreements provide that the Debtor and FRC are jointly and severally obligated to pay the Executives’ salaries.  In addition, if an Executive is terminated for other than “cause” or voluntarily resigns for “good reason” (each as defined in the Employment Agreements), then the Debtor and FRC may be obligated to pay them severance compensation equal to 300% of their average annual bonus and provide continued health benefits for three years.  Moreover, if there is a “change in control event,” which includes situations where any person becomes the beneficial owner of 20% of the voting securities of the Debtor or FRC or a reorganization or merger where the resulting entity is not the Debtor or FRC, then any outstanding and unvested equity awards the Executive is eligible to receive automatically fully vest.

Mr. Sanchez, Ms. Stuedli, and Mr. Royer have verbally indicated that they do not intend to remain with the Reorganized Debtor on any continuing basis and we expect that they may exercise their termination rights and claim a severance entitlement under the terms of their contracts which have been previously reviewed and approved by the Bankruptcy Court.  We have requested that Mr. Royer enter into new arrangements with the Reorganized Debtor providing for his continued employment while a transition plan is implemented.  Mr. Royer has indicated that he is receptive to this request but no formal plan has been negotiated.  Likewise, Signature has offered to extend Stuedli’s employment indefinitely but no agreement has been reached nor can there be any assurance that such an agreement will be reached. The biographies of Ms. Stuedli and Mr. Royer are included below in the event that these executives continue to serve in a transitional role.

1.	Thea Stuedli, Executive Vice President and Chief Financial Officer

Ms. Stuedli is a certified public accountant with more than eleven years of financial services experience.  From 2004 to 2006, Ms. Stuedli served as Senior Vice President and Chief Accounting Officer at CCB, where she was primarily responsible for all internal and external financial reporting requirements, including all SEC filings, board of directors’ reports and regulatory reports.  From 2002 through 2004, she served as the Corporate Controller at Jackson Federal Bank and, before that, served as a manager in the financial services practice at KPMG, LLP.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

2.	Donald E. Royer, Executive Vice President and General Counsel

Mr. Royer has served in various capacities in the California financial services industries.  In 2007, he acted as a consultant in representing various mortgage lenders.  In 2006, Mr. Royer joined CCBI and CCB as Executive Vice President and General Counsel.  From 2002 to 2006, Mr. Royer was in private practice as an attorney.  From 1991 to 2002, Mr. Royer was employed by Downey Savings as Executive Vice President, General Counsel, and Corporate Secretary.  From 1988 to 1991, Mr. Royer served as Executive Vice President and General Counsel of American Savings Bank, and from 1984 to 1988 was the Executive Vice President and General Counsel of Financial Corporation of America and American Savings and Loan Association.  Before that, Mr. Royer held positions as general counsel for American Savings and Loan Association.  He began his legal career at First Federal Savings.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

VI.	THE BANKRUPTCY CASE

A.	Events Leading to the Bankruptcy Filing

FRC was one of the nation’s largest sub-prime lenders.  Although FRC resold the vast majority of all loans that it originated via “whole loan” sales, FRC remained obligated to repurchase loans that it had sold if they experienced a payment default within a certain period of time after being sold.  FRC’s loan repurchase obligations increased significantly in 2006.  A combination of loan repurchase losses and deterioration in the sub-prime loan market caused FRC to experience significant erosion in its statutorily mandated capital ratios.  Consequently, on February 27, 2007, the FDIC provided the Debtor and FRC with a Cease and Desist Order, which required the Debtor to take steps to improve FRC’s Tier 1 capital ratio and significantly adjust and improve its sub-prime lending practices.  As a result of the Cease and Desist Order, FRC decided to completely terminate all new sub-prime funding commitments on March 7, 2007, although it continued to honor existing funding commitments made before March 7, 2007.  FRC reached agreements to sell its remaining residential and commercial real estate loan portfolios to third parties during the first half of 2007.

Even after ceasing residential lending, disposing of residential and commercial loan portfolios, completing the sale of significant portions of FRC’s assets, and taking other steps to comply with the Cease and Desist Order, the Debtor was not able to sufficiently repair the damage to FRC’s capital position caused by the sub-prime lending crisis.  The FDIC issued a Supervisory Prompt Corrective Action Directive (the “Directive”) on March 26, 2008, which gave the Debtor sixty days to either recapitalize FRC or accept an offer for FRC to be acquired by another depository institution.  In order to comply with the Directive, the Debtor reached an agreement with CapitalSource, Inc. (“CapitalSource”), where CapitalSource would agree to purchase substantially all of FRC’s principal assets and assume its deposits.  Because the Debtor was a publicly traded entity, it would have to comply with SEC proxy rules in order to complete the sale to CapitalSource.

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However, given its dire financial condition, the Debtor determined that it would be unable to complete an audit of its 2007 consolidated financial statements and required subsequent quarterly financial statement reviews.  Under SEC proxy rules, both of these items would have to be completed before the Debtor could solicit shareholder approval of the CapitalSource Transaction.  Given the difficulties associated with completing a sale outside of bankruptcy, the Debtor determined that its best option for completing the sale would be to seek protection under Chapter 11 of the Bankruptcy Code and complete the sale.  Accordingly, on June 18, 2008 (the “Petition Date”), the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  The Debtor has continued to manage its Assets and properties as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

As of the Petition Date, the Debtor’s books and records reflected that the Debtor’s common stock was held by approximately 120 holders of record, with no person or entity holding more than 20% of the Debtor’s common stock.  The Debtor’s common stock was listed on the New York Stock Exchange (“NYSE”) under the “FMT” symbol.  On April 14, 2008, the NYSE announced that trading of the Debtor’s stock would be suspended commencing  prior to the opening of trading on April 17, 2008.

Also as of the Petition Date, the Debtor had two issues of debt securities outstanding.  On March 1, 1999, the Debtor issued its “Senior Notes,” in principal face amount of $200,000,000.  As of the Petition Date, approximately $176,400,000 in principal plus accrued interest was outstanding.

On March 6, 1996, the Debtor issued the Junior Notes to the Debtor’s wholly-owned subsidiary, Fremont General Financing I, a Delaware business trust.  Fremont General Financing I in turn issued preferred securities that had been traded on the NYSE (symbol “FMTPR”).

Generally, the Debtor would make payments on account of the Junior Notes to Fremont General Financing and Fremont General Financing would make distributions to the Holders of the TOPrS.  As of the Petition Date, the Debtor’s books and records reflected that approximately 1,750 holders of record and that approximately $103 million in principal amount plus interest of TOPrS remained outstanding.

B.	Significant Events During the Chapter 11 Case

1.	The Debtor Seeks Emergency Relief on the Petition Date

On the Petition Date, the Debtor filed the following emergency motions to facilitate its transition into operating as a debtor in possession under chapter 11 of the Bankruptcy Code and preserve NOLs:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

•
Emergency Motion of Debtor and Debtor in Possession for Order Limiting Notice and Permitting Service on Insured Depository Institutions by First- Class Mail; Memorandum of Points and Authorities [Docket No. 5];

•
Emergency Motion for Order Pursuant to 11 U.S.C. §§ 105, 345, and 363 Authorizing (A) Continued Maintenance of Existing Bank Accounts; (B) Continued Use of Existing Cash Management System; and (C) Waiver of Requirements of Bankruptcy Code Section 345(b); Memorandum of Points and Authorities [Docket No. 6];

•
Emergency Motion of Debtor and Debtor in Possession Fixing Procedures for Providing Certain Notices and Authorizing Debtor to Retain and Compensate Kurtzman Carson Consultants LLC as Noticing Agent/Claims Processor [Docket No. 7]; and

•
Emergency Motion of Debtor and Debtor in Possession for Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures; Memorandum of Points and Authorities; and Declaration of Gregory Soukup in Support Thereof [Docket No. 8].

On June 19, 2008, the Court conducted a hearing on the foregoing emergency motions and approved the relief sought therein.  Information regarding each of the other above-listed motions and the relief requested therein is not contained in this Disclosure Statement.  Anyone wishing to review a copy of one or more of these motions, or otherwise, may do so by accessing the website of the Debtor’s claims agent at www.kccllc.net/fremontgeneral or the Bankruptcy Court’s electronic records system at http://ecf.cacb.uscourts.gov or contact: Manderson, Shafer & McKinlay LLP, Attn: John P. Schafer, 4695 MacArthur Court, Suite 1270, Newport Beach, CA  92660; facsimile (949) 743-8310.

2.	Retention of Debtor’s Professionals and Agents

After filing its petition for reorganization, the Debtor retained the law firm of Patton Boggs LLP, as reorganization counsel, effective as of June 18, 2008.  The Debtor also retained the law firm of Stutman, Treister & Glatt, PC, to assist Patton Boggs in rendering bankruptcy-related services to the Debtor.  The Bankruptcy Court approved the Debtor’s employment of these professionals, effective as of the Petition Date, pursuant to orders entered on September 29, 2008.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Debtor has also retained (i) FTI Consulting, Inc. (“FTI”) to provide interim management and management assistance to the Debtor, (ii) the law firms of Willenken, Wilson, Loh & Lieb, LLP, Epstein Becker & Green, PC and The Caldwell Law Firm as special litigation counsel, and (iii) KPMG Corporate Finance LLC (“KPMGCF”), a subsidiary of KPMG LLP (UK), as the Debtor’s exclusive financial advisor in conjunction with a contemplated transaction that could form the basis for a plan of reorganization (such role is discussed further below).

The Debtor has also retained Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) and Ernst & Young, LLP as the Debtor’s independent accountant and auditor.

3.	Appointment of the Creditors’ Committee and Equity Committee

On July 1, 2008, the U.S. Trustee appointed an official committee of creditors holding unsecured claims against the Debtor (the “Creditors’ Committee”) to represent the interests of the general unsecured creditors of the Estate.  The members of the Creditors’ Committee are: (1) Tennenbaum Multi-Strategy Master Fund, which serves as the chair; (2) HSBC Bank USA, N.A., the Indenture Trustee for Holders of the Debtor’s 7.875% Senior Notes; (3) Wells Fargo Bank, N.A., as successor trustee to the Bank of New York Trust Company, N.A., the Indenture Trustee for Holders of the Debtor’s 9% Junior Subordinated Debentures; (4) Dennis & Loretta Danko Family Trust; and (5) Rita Angel.  In addition, Howard Amster and Roark, Rearden & Hamot Capital Management serve as “ex officio” members of the Creditors Committee.

The Creditors Committee has employed Klee, Tuchin, Bogdanoff & Stern LLP (“Klee Tuchin”) as its counsel, the Solon Group, Inc. (“Solon”) as its financial advisor on a limited basis in the Case, and Bocarsly Emden Cowan Esmail & Arndt LLP (“Bocarsly”) as its tax advisor.

On July 8, 2008, the U.S. Trustee appointed the Equity Committee to represent the interests of the equity Holders.  The initial members of the Equity Committee were: (1) John M. Koral; (2) William M. Stern; (3) Paul Dagostino; (4) William Holmes; (5) Frank E. Williams, Jr.; (6) Jeffrey M. Pies; (7) Lynn Ehlers; (8) John M. Mlynick; and (9) Jonathan Siegal.  Mssrs. Mlynick and Siegal later resigned from the Equity Committee.  Signature understands that Mr. Koral resigned from the Equity Committee sometime in January 2010.  The Equity Committee has employed, with the Bankruptcy Court’s approval, Weiland Golden as its counsel and CRG as its financial advisor.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

4.	Consummation of the CapitalSource Transaction

Within a week of the Petition Date, the Debtor filed its Motion for Order Authorizing the Debtor to Use the Shares of Non-Debtor Subsidiary to Consummate the CapitalSource Transaction (the “CapitalSource Motion”), which sought entry of an order authorizing the Debtor, as sole shareholder, to use its shares of a non-debtor subsidiary to consummate the CapitalSource Transaction.  Following a hearing on July 17, 2008, the Court entered an order approving the CapitalSource Motion, which order was supported by accompanying Findings of Fact and Conclusions of Law.  The CapitalSource Transaction closed on or about July 25, 2008, and FRC subsequently surrendered its banking charter to the state of California and changed its name from Fremont Investment & Loan to Fremont Reorganizing Corporation.  As a result of the CapitalSource Transaction — which both the Creditors’ Committee and the Equity Committee supported — seizure of FRC by the FDIC was avoided and significant value was preserved for all stakeholders.

5.	The Order Limiting Transfers of Equity

On the Petition Date, the Debtor filed an emergency motion for an order limiting certain transfers of Equity Interests in the Debtor.  The motion was filed because the Debtor’s consolidated federal corporate income tax return for 2007 reflect NOLs of $695,469,659.  If preserved the NOL could yield a tax benefit of more than $200 million from tax savings offsetting income taxes on future income of the Reorganized Debtor.  However, the Debtor was concerned that unregulated postpetition trading of the Debtor’s equity interests could reduce or eliminate the value of the NOLs that it thought might be critical to its reorganization.  Accordingly, the Debtor sought an order limiting and tailoring restrictions on trading and requiring the Debtor to receive advance notice of any transfers that could have the effect of jeopardizing the NOLs.  The Court granted the requested relief with an order that was entered on June 19, 2008.

6.	Insider Compensation

During the Case, the Debtor sought Court approval of the post-petition compensation of its current and past officers and directors, including Stephen H. Gordon, David S. DePillo, Donald E. Royer, Richard A. Sanchez, and Thea K. Stuedli.  The Court approved a stipulation on September 15, 2008, that set the post-petition compensation for each of these officers or directors and established a mechanism for apportioning the executive compensation cost among the Debtor and FRC.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

7.	Establishment of General Bar Date and Filing of Claims

On September 4, 2008, pursuant to a Stipulated Order Regarding the Claims Bar Date, the Court established November 10, 2008, as the general claims bar date for all Persons other than governmental units to file proofs of Claim or Equity Interests arising prior to the Petition Date, pursuant to section 501 of the Bankruptcy Code, and (2) December 15, 2008, as the claims bar date for governmental units to file pre-petition Claims.

Over 900 Proofs of Claim have been filed against the Debtor, including a limited number after the Claims Bar Date.  Based on its preliminary review, it appears that many of these asserted Claims are invalid and/or inflated and, ultimately after Claims objection litigation, the aggregate Claims amounts should be significantly reduced.

8.	Relief from Stay Motions — McIntyre, Faigin, and
The Bank of New York Mellon

During the Case, two of the Debtor’s former Officers, James A. McIntyre and Alan C. Faigin filed motions seeking relief from the automatic stay under section 362 of the Bankruptcy Code.  McIntyre, who retired as CEO in 2004, sought relief from the automatic stay to attempt to require the Debtor to hold a shareholder’s meeting consistent with applicable Nevada corporate law.  After conducting a hearing on the matter, the Bankruptcy Court entered an order on October 24, 2008, denying, without prejudice, McIntyre’s motion to lift the stay.

Former General Counsel Faigin filed a motion to lift the automatic stay in order to pursue state court litigation against the Debtor and FRC under a theory that both entities were jointly liable for amounts that were still allegedly owed to Faigin under his pre-petition employment contract with the Debtor.  Although the Debtor, but not FRC, was a party to Faigin’s employment contract, Faigin had attempted to pursue arbitration against FRC, which is not a debtor in bankruptcy, under a theory that both Debtor and FRC were joint employers of Faigin.  The Bankruptcy Court entered an order on December 24, 2008 allowing Faigin’s litigation against FRC to proceed on the condition that Faigin amend his complaint to remove all allegations against the Debtor and refrain from seeking discovery from the Debtor in connection with the state court litigation.  The Debtor has entered into stipulation whereby Faigin dismissed his claims in Adversary Proceeding No. 08-1256 with prejudice as to all defendants other than the Debtor and without prejudice as to the Debtor.  In November 2009, Faigin filed a motion to lift the automatic stay with respect to discovery in that state court litigation.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

9.	Engagement of KPMG Corporate Finance and the Attempts
to Negotiate a Consensual Plan

On January 6, 2009, the Bankruptcy Court approved the engagement of KPMGCF as the Debtors financial advisor to locate potential acquirers of the Debtor who might act as a sponsor in a potential plan of reorganization.  In connection with this engagement, KPMGCF distributed marketing materials informing potential investors of the opportunity to act as the sponsor of the Debtor’s plan of reorganization.

As a result of KPMGCF’s marketing efforts, 26 parties entered into non-disclosure agreements and were provided access to information about the Debtor and its management.  Ultimately, the Debtor received six non-binding letters of intent from interested third parties.

In Spring 2009, the Debtor evaluated each of these proposals to determine whether the implementation of any of such proposals through a plan of reorganization was viable and consulted with the committees to determine their positions.  Neither of the Committees adopted any of the proposals.  Ultimately, the Debtor proposed its own plan.

Signature understands that KPMG may assert a transaction fee claim in excess of $2.4 million.  Signature has assumed a payment of $2.4 million in the Signature Plan, although Signature reserves its right to contest such fee amount.

10.	The Debtor’s Plan Exclusivity; Termination of Exclusivity

The Bankruptcy Code gives a debtor-in-possession 120 days from the date of the filing of its Chapter 11 petition with the Bankruptcy Court to file a plan of reorganization, subject to Bankruptcy Court’s authority to grant extensions of this exclusive period for cause.  During this exclusive period no other person or entity is permitted to file a plan of reorganization.  The Debtor obtained an extension of its exclusive periods to June 1, 2009, to propose its plan and September 1, 2009, to solicit votes on the plan.  Although the Debtor filed its plan, the Creditors’ Committee filed a motion to terminate exclusivity that was set for a hearing on July 14, 2009.  The Equity Committee joined in that motion and the Court granted the motion and terminated exclusivity effective July 17, 2009.  The Creditors’ Committee, the Equity Committee, New World Acquisition, LLC, Ranch Capital, LLC, and Signature have all filed plans.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

11.	Settlement of Claims and Litigation

During the Case, the Debtor settled various matters.  In some instances, the Debtor has negotiated final terms of settlement, subject only to obtaining Bankruptcy Court approval.  The following narrative describes the more significant settlements.

(a)	California Insurance Commissioner

In June 2004, the California Insurance Commissioner (the “CIC”), as Indemnity’s statutory liquidator, sued the Debtor and FCIG in state court, alleging that they improperly utilized net operating loss deductions (“NOLs”) allegedly belonging to Indemnity (the “NOL Case”).  In 2005, the CIC filed another complaint against the Debtor and others on behalf of Indemnity as successor in interest to Comstock Insurance Company (“Comstock”), a former affiliate of Indemnity that was subsequently merged into Indemnity.  That case alleged similar causes of action regarding the utilization of NOLs as well as assertions of improper transactions with other insurance subsidiaries and affiliates of Indemnity (the “Comstock Action”).  In 2008, FRC was added as a defendant in both the NOL Case and the Comstock Action.

As a result of disputes as to whether Indemnity, which is in liquidation, and its subsidiaries could be considered part of the Debtor’s consolidated taxpayer group for federal income tax purposes, the CIC requested that the IRS issue a private letter ruling to resolve the dispute.  The IRS issued it on July 26, 2006, and based on that ruling, the CIC has taken the position that Indemnity and its subsidiaries should be included in the Debtor’s consolidated taxpayer group, and the Debtor has maintained its objection to such tax treatment (the “Tax Deconsolidation Dispute”).

The CIC also filed a lawsuit in California state court asserting on behalf of Indemnity claims of ownership to substantial portions of artwork, including any related proceeds from the sale of that artwork, that were at any time in the possession or control of the Debtor or its affiliates.  The Debtor removed that action to the Bankruptcy Court on July 11, 2008, and it remains pending as case number 08:08-ap-01258-ES (the “Art Adversary Dispute”).  The claims are being asserted against the Debtor, FRC, and four current or former employees of the Debtor.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

In connection with these various adversary proceedings, the CIC filed four claims with the Bankruptcy Court, asserting the claims set forth in the NOL Case, the Comstock Action, the Art Adversary Dispute, and the Tax Consolidation Dispute.  Collectively, the liquidated amounts of these asserted claims exceed $489 million, and also included unliquidated amounts.

In April 2009, the Debtor, FRC, and FCIG (together, the “Fremont Entities”) and the CIC, in its capacity as the statutory liquidator or Indemnity and the statutory conservator of Life, entered into a stipulation agreement that settled their disputes (the “CIC Stipulation”).  In the CIC Stipulation, the Fremont Entities and the CIC agreed to the following:

(1)           Tax Issues: Within 20 days of the CIC Stipulation’s effective date, the Fremont Entities will take the appropriate action to document that Indemnity has been deconsolidated from the group of affiliates of the Debtor that elect to participate in a consolidated federal taxpayer group so that Indemnity can use any NOLs generated by Indemnity on or after January 1, 2003, on its own tax returns.  In addition, the Debtor has agreed to cooperate with the CIC in the preparation, filing, approval, and consummation of the statutory liquidation case involving Indemnity.

(2)           Life Stock.  On the effective date of the CIC Stipulation, FCIG, as the Holder of all of Life’s issued and outstanding stock, will transfer all of its right, title, and interest in the stock of Life to the Commissioner.

(3)           Proofs of Claim.  On the effective date of the CIC Stipulation, each proof of claim filed by the CIC in the Debtor’s case will be withdrawn, disallowed, and expunged with prejudice.  The CIC will be allowed a $5 million general unsecured claim in the Debtor’s Case, and this claim will be the sole and exclusive right to payment by CIC, Indemnity, and Life from the Debtor’s bankruptcy estate, except with respect to the D&O Case described below.

(4)           Art Adversarial Dispute.  On the effective date of the CIC Stipulation, the CIC will receive $4.1 million of the funds presently held in escrow that are attributable to the sale of certain of the Debtor’s artwork.  The Debtor will receive the remaining proceeds held in the escrow account (approximately $300,000) and ownership rights to all of the remaining artwork, including any future proceeds from the sale or disposition of such artwork.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(5)           Cash Payment.  On the effective date of the CIC Stipulation, FRC will pay to Indemnity $5.0 million.

(6)           Dismissal of Pending Litigation.  As soon as possible after the effective date of the CIC Stipulation, the CIC will dismiss with prejudice all of the actions mentioned above, including any counterclaim or cross complaint filed therein, and the Fremont Entities will dismiss with prejudice any claims filed in connection with Indemnity’s statutory liquidation case.

(7)           Releases.  Except for the agreements and obligations set forth in the CIC Stipulation, CIC, Indemnity, Life, and the Fremont Entities will give each other mutual releases of the claims set forth in the actions described above.

The Debtor filed a motion to approve the CIC Stipulation pursuant to FRBP 9019 (a) in April 2009, and the motion was approved at a hearing held on May 14, 2009.  The CIC Stipulation has also been approved by the two necessary state courts and the settlement is essentially final.

(b)	Massachusetts Attorney General Litigation

The Debtor and FRC were also subject to ongoing litigation in the Massachusetts Superior Court in Suffolk County (“MA Superior Court”) brought by the Attorney General for the Commonwealth of Massachusetts (the “Commonwealth”) based upon alleged consumer protection violations stemming from FRC’s lending practices in connection with the origination and servicing of residential mortgage loans made to Massachusetts residents.  The complaint sought injunctive and equitable relief and civil penalties.  Since February 2009, the Debtor and FRC have been operating under a preliminary injunction issued by the MA Superior Court, as modified in March 2008, that enjoined the Debtor and FRC from foreclosing on certain of the loans made to Massachusetts residents absent the approval of the MA Superior Court.  The preliminary injunction also prevented the Debtor and FRC from selling, transferring, or assigning any of these Massachusetts residential loans unless certain conditions were met.  This litigation appeared to be outside the scope of the exemptions to the automatic stay pursuant to 11 U.S.C. § 362(b)(4).

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

In April 2009, after comprehensive settlement discussions, the Commonwealth, the Debtor, and FRC entered into a Final Judgment by Consent (the “Final Judgment”).  Pursuant to the Final Judgment, FRC will pay $10 million to the Commonwealth on the effective date of the Final Judgment.  If neither FRC nor FGCC is the subject of a bankruptcy proceeding as of a date that is about 95 days after the effective date of the Final Judgment and no court has determined that either the Debtor or FRC has violated any of the terms of the Final Judgment, then the Commonwealth will withdraw with prejudice the $20 million proof of claim that it filed in the Debtor’s Case.  If either FRC or FGCC is in a bankruptcy proceeding on such date, then the Commonwealth may void the Final Judgment and refund the $10 million.

If the Final Judgment becomes effective, then the preliminary injunction will be modified and will become a permanent injunction that will apply to loans to Massachusetts residents or to loans secured by property in Massachusetts.  The permanent injunction requires the Debtor or FRC to provide the Massachusetts Attorney General with prior notice before initiating or advancing a foreclosure on any such mortgage loan originated by FRC.  If the Attorney General does not provide a written objection, then the Debtor or FRC may proceed with the foreclosure.  If there is a written objection, then the parties will follow the resolution procedures set forth in the Final Judgment.  In addition, before the Debtor or the FRC can sell, transfer, or assign any mortgage loan originated by FRC that is secured by any residential property in Massachusetts, they must (1) provide the Attorney General with prior notice; (2) a purchaser or assignee from the FRC must agree to be bound by the foreclosure and sale restrictions in the permanent injunction, and (3) a copy of the written assignment must be provided to the Attorney General.  In exchange for this agreement, upon entry of the Final Judgment by the MA Superior Court, the Commonwealth will release the Debtor and FRC from the claims set forth in the Massachusetts Action.

The Debtor sought Court approval of the Final Judgment pursuant to FRBP 9019 (a) in April 2009, and that was approved at a hearing on May 14, 2009.  Signature believes that all conditions to the effectiveness of the Final Judgment have occurred and the settlement has been consummated.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(c)	Enron Creditors Recovery Corporation

On December 2, 2001, Enron Creditors Recovery Corporation (“Enron”) and certain affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, Southern District of New York (the “Enron Court”).  Before that date, Enron had issued unsecured commercial paper to various entities, including the Debtor.  The commercial paper had maturities of up to 270 days.  In a series of transfers, Enron allegedly paid over $1 billion to various entities, including $25,426,521.66 to the Debtor, on account of the commercial paper prior to their stated maturity.  In November 2003, representatives of Enron’s bankruptcy estate filed avoidance actions in the Enron Court against the Debtor and various defendants, contending that the payments were avoidable and recoverable under the Bankruptcy Code.

In April 2009, the Debtor entered into a stipulation and agreement (the “Enron Stipulation’) with Enron to settle the litigation described below and to resolve a proof of claim in the approximate amount of $25.5 million that Enron filed against the Debtor in the Case.  In the settlement, Enron and the Debtor agreed to the following:

(1)           Allowed General Unsecured Claim.  Enron will be allowed for purposes of voting on any plan proposed in the Case and receiving Distributions a general unsecured claim against the Debtor in the amount of $4.0 million (the “Allowed Enron Claim”).  However, upon Enron’s actual receipt of Distributions from the Debtor’s bankruptcy estate of $2.0 million, the Allowed Enron Claim will be deemed satisfied in full and Enron will have no further right to any Distributions from the Debtor’s bankruptcy estate.  The Allowed Enron Claim is the only right to payment that Enron will have against the Debtor’s bankruptcy estate.

(2)           Dismissal of the Avoidance Action.  After the effective date of the agreement, Enron has agreed to dismiss the avoidance action with prejudice as to the Debtor, with each party bearing its own attorney’s fees and costs.

(3)           Releases.  On the effective date and except for the agreements and obligations arising from the settlement, Enron and the Debtor will exchange mutual general releases of all claims they may hold against one another.

Both the Bankruptcy Court and the Enron Court have approved the settlement agreement.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(d)	The Rampino Litigation and Associated Defendants’ Wages,
SERP, and Indemnification Claims

In October 2006, the CIC, as the statutory liquidator of Indemnity, filed a first amended complaint in Los Angeles Superior Court against seven former officers and directors of the Debtor or Indemnity (together, the “Rampino Defendants”), alleging that they breached their fiduciary duties by allowing Indemnity to engage in an inappropriate underwriting scheme that caused injury to Indemnity’s reinsurers, which in turn injured Indemnity by settlements it made with those reinsurers (the “D&O Case”).  Although neither the Debtor nor any affiliates are defendants in the D&O Case, it is possible that the Debtor could have indemnification obligations to some or all of the Rampino Defendants.  After the Debtor filed its bankruptcy petition, each of the Rampino Defendants filed at least one claim based on, among other things, the contention that the Debtor is obligated to indemnify each of them for any settlement amounts or judgment that might be entered against them in the D&O Case.

In May 2009, the Debtor entered into a stipulation (the “Rampino Stipulation”) with the Rampino Defendants and the CIC to settle the outstanding litigation and to resolve fifteen proof of claims that together asserted liquidated amounts in excess of $27 million and that also contained substantial contingent and unliquidated components.  A summary of the Rampino Stipulation is as follows:

(1)           Allowed General Unsecured Claim of CIC.  The CIC will be allowed, for voting and Distribution purposes, a general unsecured claim in the amount of $35 million.  However, after the CIC’s actual receipt of Distributions from the Debtor’s bankruptcy estate totaling $22 million, the claim will be deemed to be satisfied in full and the CIC will have no further right to any distributions from the Debtor’s bankruptcy estate on account of the D&O Case.  This claim is in addition to the $5 million General Unsecured Claim allowed the CIC for the unrelated settlement discussed above.

(2)           Final Disallowance of Proof of Claims.  Each of the Rampino Defendants’ proofs of claim will be deemed to have been withdrawn or disallowed with prejudice.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(3)           Allowed General Unsecured SERP Claims.  Four of the seven defendants will each be allowed for purposes of voting and distribution purposes a general unsecured claim against the Debtor in amounts ranging from $2.3 million to $5.6 million.  However, once they actually receive distributions in specific, lesser amounts ranging from $1.42 million to $3.47 million, their Claims will be deemed to have been satisfied in full and they will have no further rights to Distributions or payments from the Debtor’s bankruptcy estate.  They will also have no right to Distributions or payments from the Fremont General Corporation Supplemental Executive Retirement Plan or the Fremont General Corporation Supplemental Executive Retirement Plan II.

(4)           Dismissal of Litigation.  After the effective date of the Rampino Stipulation, CIC and Indemnity will dismiss the D&O Case with prejudice, and Mr. Bailey, Mr. Rampino, and Mr. McIntyre will cause their respective adversary proceedings that are pending in the Bankruptcy Court to be dismissed with prejudice against all defendants other than the Debtor.  With respect to the Debtor, the dismissal is conditioned upon their receiving payment on account of their allowed general unsecured claims.

(5)           Releases.  Except for the agreements and obligation arising under the Rampino Stipulation, the parties will execute mutual general releases, except that the Rampino Defendants are not releasing any claims that they may have against the Debtor as a result of ownership of the Debtor’s common stock or other securities of the Debtor or its affiliates.  In addition, no one is releasing any claims that they may hold against any insurance policy issued by any insurer of any of the parties.

The hearing on approval of the Rampino Stipulation was held on June 11, 2009, and the order approving the Rampino Stipulation was entered on June 18, 2009.  With the settlement of the Faigin adversary proceeding described above, the SERP litigation is closed as of this date.

(e)	Other Settled and Resolved Claims

The Debtor and FRC entered into an agreement with Credit Suisse to provide for the payment and resolution of a proof of claim in excess of $2 million filed by Credit Suisse, which agreement was approved by the Court pursuant to Federal Rule of Bankruptcy Procedure 9019(a).

The Debtor entered into a stipulation providing for the withdrawal with prejudice of 86 separate proofs of claim filed by the plaintiffs in the so-called Scheid action, which stipulation was approved by the Court.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Debtor and FRC agreed to settle their affirmative claims against BlackRock, Inc., Private National Mortgage Acceptance Company, LLC, and John Lawrence, which agreement was also approved by the Court pursuant to Federal Rule of Bankruptcy Procedure 9019(a).

(f)	Settlement With Bank of New York Mellon

The Debtor has also resolved a proof of claim The Bank of New York Mellon (“ “) filed against the Estate which asserts a Claim of approximately $20.1 million arising out of a prepetition lawsuit against the Debtor styled as Bank of New York v. Fremont General Corporation, Case No. CV-03-09238-CAS, United States District Court for the Central District of California.  The litigation generally involved a dispute over a custodial account of Fremont Indemnity established for the benefit of workers compensation claimants from which the BNY alleged the Debtor wrongfully withdrew funds.  The Debtor and the BNY executed a settlement stipulation pursuant to which the BNY was granted an Allowed Claim of $10 million that may be deemed satisfied by receipt of payments (i) totaling $6.5 million if such amount is received by BNY by October 31, 2009, or (ii) totaling $7 million if such amount is received by the BNY by June 30, 2010.  If the claim is deemed satisfied by the foregoing payment, BNY’s pending action against the Debtor will be dismissed, pursuant to which the parties exchanged general mutual releases, subject to certain exceptions.  On August 4, 2009, the Debtor filed its Motion for Order Approving Stipulation Between the Debtor and The Bank of New York [Docket No. 853] seeking approval of settlement with Bank of New York Mellon.  On September 28, 2009, the Bankruptcy Court entered an order approving the settlement.  The Allowed Claim of BNY will be treated as an Allowed General Unsecured Claim in Class 3A, subject to the terms of the settlement governing the satisfaction of such Claim.

12.	Allowance of Fees and Costs of Professionals Employed by the
Debtor, the Creditors’ Committee, and the Equity Committee

In connection with the retention of the professionals employed by the Debtor, the Creditors’ Committee, and the Equity Committee, the Court approved interim fee procedures.  With the exception of certain professionals whose compensation is subject to different procedures, professionals are eligible to receive payment of 80% of their monthly fees and 100% of their monthly costs, provided that no objection is timely filed and served in connection with their monthly fee statements.  Such professionals may request and receive payment of the “hold back” amounts at interim or final fee hearings.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Kurtzman Carson Consultants, retained by the Debtor, is paid in full on a monthly basis by the Debtor under a separate procedure.  KPMG has also been compensated differently, receiving a monthly retainer of $25,000 until its retention is terminated by the Debtor, and it is entitled to receive an additional transaction fee if a plan sponsored by a third-party plan proponent becomes effective.

Below is a chart that summarizes the fees and costs incurred and requested by the professionals through March 31, 2009.  The first interim period ran from June 18, 2008, through November 30, 2008 (the “First Interim Period”).  The second interim period ran from December 1, 2008, through March 31, 2009 (the “Second Interim Period”).

Professional	Retainer	Fees Requested in First Interim Period	Costs Requested in First Interim Period	Unpaid Portion from First Interim Period	Fees Requested in Second Interim Period	Costs Requested in Second Interim Period	Unpaid Portion from Second Interim Period
Klee Tuchin	N/A	$652,229	$32,129	0	$571,868	$11,265	$113,829
Stutman Triester	$116,314	978,456	46,882	0	746,501	20267	$149,300
Patton Boggs	$250,000	$1,459,565	$37,427	0	$608,329	$29,686	$121,665
FTI	$500,000	$909,964	$132,132	0	$429,651	$39,461	$85,930
Weiland Golden	N/A	$391,820	$10,046	0	$213,573	$467	$43,118
Solon Group	N/A	$25,285	0	0	$10,452	0	0
CRG Partners	N/A	$87,100	$105	0	$20,362	0	0
Epstein Becker	N/A	$238,524	$12,270	0	$619,720	$18,070	0
Willenken Wilson	N/A	N/A	N/A	N/A	$5,351	$8	0
Caldwell Law Firm	N/A	N/A	N/A	N/A	$17,508	0	0

Since the end of the Second Interim Period, the professionals have continued to incur fees and expenses.  From April 1, 2009, through July 31, 2009, the interim fee applications submitted by the professionals seek payment of the following fees and expenses, with the unpaid portion for this time period as indicated below:

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Professional	Retainer	Fees	Expenses	Unpaid Portion
Klee Tuchin	N/A	$795,297	$14,392	$159,059
Stutman Triester	N/A	$848,468	$41,878	$169,727
Patton Boggs	N/A	$663,712	$18,274	$137,742
FTI	N/A	$428,263	$25,780	$156,710
Weiland Golden	N/A	$328,808	$1,217	$65,762
Solon Group	N/A	$36,465	$0	$29,947
CRG Partners	N/A	$108,361	$1,086	$50,225
Epstein Becker	N/A	$57,787	$4,519	$11,557
Willenken Wilson	N/A	$11,963	$91	$12,054
Caldwell Law Firm	N/A	$104,227	$6,291	$20,855
Squar Milner	$100,000	$57,546	$0	$54,546
Bocarsly Emden	N/A	$28,375	$158	$5,675
Ernst & Young	N/A	$48,600	$0	$9,270

The above professionals will continue to incur fees and expenses through Confirmation of the Signature Plan.  Signature expects that its advisors will also incur fees and expenses and apply to the Court to receive payment pursuant to applicable rules under the Bankruptcy Code.

13.	Appointment of an Examiner

On September 30, 2009, Equity Interest Holders and former plan proponents John Mlynick and Andrey Mutchnik, who sometimes refer to themselves in the Case proceedings as “M&M”, filed a motion (such motion, the “Examiner Motion”) requesting the appointment of an examiner pursuant to section 1104(c) of the Bankruptcy Code for the purpose of investigating allegations of “upstreaming” of cash held by FRC to repay Creditors of FGCC, including among other things, the allegation of “certain discounts of total value to the estate of at least $7,982,015.15” arising from, it is further alleged, one of the Holders of Senior Notes improperly being the beneficiary of expedited repayment of certain debt obligations.  A hearing on the Examiner Motion was held on December 3, 2009.  The Court thereafter granted the Examiner Motion in part.  On December 29, 2009, the Court entered an Order approving the U.S. Trustee’s Application for Order Approving Appointment of Chapter 11 Examiner whereby Mr. Leonard Gumport was appointed an examiner to conduct a limited investigation of the alleged discounts and the implications thereof.  The examiner’s investigation remains open without any report as of January 4, 2010.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

VII.	LITIGATION AND CAUSES OF ACTION

A.	Litigation Commenced Pre-Petition

As of the Petition Date, the Debtor was involved in certain litigation and other actions set forth in the Bankruptcy Schedules, the most material of which are discussed above.

B.	Post-Petition and Other Potential Causes of Action

1.	In General

Since the Petition Date, the Debtor has prosecuted or defended adversary proceedings that are connected with the Case.  In some instances, the Debtor removed civil actions that were pending in other courts on the Petition Date to the Bankruptcy Court.  The discussion in this Section is for general informational purposes only.  Nothing herein is intended nor should be construed to be an admission or acknowledgement of any matter and all parties reserve all of their respective rights with respect to any potential and/or actual claims against any Persons.

2.	Adv. Pro. No. 8:08-ap-01256-ES and
Adv. Pro No. 8:09-ap-01103-ES: the SERP Actions

This adversary proceeding involves certain claims asserted against the Debtor arising from two supplemental executive retirement plans, or “SERPs.” The Debtor removed this proceeding from California state court to this Court on July 7, 2008.  The Debtor filed a motion to dismiss the plaintiffs’ complaint.  The plaintiffs have filed a second amended complaint, a second set of plaintiffs filed the separate adversary proceeding No. 8:09-ap-01103-ES, Bailey v. Fremont General Corporation, et al.  This proceeding was brought by two former executive employees of the Debtor, Wayne Bailey and Louis Rampino, and involves certain ERISA claims asserted against the Debtor related to two supplemental executive retirement plans.

The Rampino Stipulation described above and the Faigin stipulation described above resolves these adversary proceedings with respect to all plaintiffs at this time.

3.	Adv. Pro. No. 8:08-ap-01258-ES: The Art Action

This proceeding involves the California Insurance Commissioner’s asserted ownership interests in certain artwork and related proceeds (the “Art Action”).  This proceeding was removed from California state court to this Court by the Debtor on July 11, 2008.  The Art Action was settled and, as described above, the settlement was approved by the Court.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

4.	Adv. Pro. No. 8:08-ap-01418-ES: The Insurance Action

This proceeding involves the Debtor and FRC’s rights to coverage under certain insurance policies issued by the Federal Insurance Company (the “Insurance Action”).  This proceeding was commenced by the Debtor and FRC on October 20, 2008 and remains pending before the Court.

5.	Adv. Pro. No. 8:08-ap-01470-ES: The Mover Action

This proceeding involves the Debtor’s claims against National Relocation Services, Inc., Mike Garrett, and other parties in connection with the misappropriation of certain furniture, fixtures, and equipment from the Debtors Water Garden location (the “Mover Action”).  This proceeding was commenced by the Debtor on November 20, 2008, and a motion to amend the complaint was granted in August 2009.

6.	ERISA Class Action

In 2007, six complaints seeking class certification were filed in the United States District Court, Central District of California, against the Debtor and various officers, directors, and employees by participants in the Debtor’s Investment Incentive Plan 401(k) and Employee Stock Ownership Plan, alleging violations of the Employee Retirement Income Security Act of 1974 (“ERISA”) in connection with stock in the Debtor held by those Plans (the “ERISA Action”).  The six complaints have been consolidated in a single proceeding.

The plaintiffs in the ERISA Action contend that their claims are not subject to subordination and contend that to the extent that their claims exceed available insurance coverage, they should be classified and treated as Class 3A General Unsecured Claims.  Signature disagrees and believes that to the extent that the ERISA Action claims become Allowed Claims, they should be classified and treated as Class 5 Section 510(b) Claims.  In addition, the Plaintiffs in the ERISA Action contend that their claims are covered under available insurance policies up to $100 million.  Plaintiffs in the ERISA Action have stated their intention to file a motion to lift the automatic stay and a motion to withdraw the reference so that their claims may continue to be prosecuted against the Debtor in the District Court in the ERISA Action.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Debtor recently reached an agreement with the plaintiffs that modified the automatic stay to allow their claims to go forward in the United States District Court and realize any judgment from available insurance.  Any Claim in excess of insurance would be satisfied, if Allowed, as a Section 510(b) Claim.

7.	The Securities Class Action (Al-Beitawi V. Fremont General
Corp., Consolidated Securities Complaint, Case No. CV07-05756)

In September 2007, three separate complaints seeking class certification were filed in the United States District Court, Central District of California, against the Debtor and various officers and directors alleging violations of federal securities laws in connection with published statements by the Debtor regarding its loan portfolio and loans held for resale during the period from May 2006 through February 2007.  The three class action lawsuits were consolidated into a single proceeding with a consolidated class action complaint filed on March 3, 2008 (the “Securities Class Action”).  In January 2009, a second amended class action securities complaint was filed alleging violations from October 2005 through March 2007; the defendants include the Debtor and several former and current officers of the Debtor and FRC.  The litigation against the Debtor has been stayed by the bankruptcy filing.  It is not stayed as to any of the non-Debtor defendants.  The plaintiffs have asserted that the Debtor’s liability insurance policies in favor of their officers and directors provide coverage for the claims asserted in the Securities Class Action as well as for claims against the Debtor directly for alleged violations of federal securities laws.  The Signature Plan will provide for the right of the plaintiffs to pursue claims against the Debtor, which will be treated in accordance with the Signature Plan, and to recover from available insurance coverage.  It also preserves their right to conduct discovery.  Any Allowed Claims of the Securities Class Action plaintiffs will be classified and treated as Allowed Section 510(b) Claims.

8.	Causes of Action Are to Be Retained Under Plan;
No Waiver Should Be Implied

Except as expressly released or otherwise expressly provided for in the Signature Plan, pursuant to Bankruptcy Code section 1123(b), the Reorganized Debtor will be vested with and will retain and may enforce any claims, rights and causes of action that the Debtor or the Estate may hold or have against any party, and such claims, rights and causes of action will be reserved, including any rights of disallowance, offset, recharacterization and/or equitable subordination with respect to Claims and Interests, and derivative causes of action that may be brought on behalf of the Debtor or the Estate.  The Reorganized Debtor will be entitled to pursue the claims, rights and causes of action vested under the Signature Plan.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

9.	Objections To Claims

Signature is informed that the Debtor has commenced its review, analysis and investigation of the filed Claims and the Claim objection process.  Over 900 proofs of claim in an aggregate amount in excess of $1.14 billion have been filed in the case.  After Confirmation, the Reorganized Debtor will continue the Claim objection process and file additional objections to various scheduled and filed Claims.  The Debtor has commenced the Claim objection process, although it is not expected to be completed prior to the hearing on confirmation of the Signature Plan.  Thus far, the objections by the Debtor and the various settlements have reduced the total Claims against the Estate by approximately $541 million.  Signature is informed that the Debtor has preliminarily identified more than 600 invalid, duplicate, late-filed, or improperly classified Claims, and the Court established a procedure for handling bulk Claim objections for omnibus objections related to proofs of Claim that were filed on account of Interests, duplicate claims, and proofs of Claim that relate only to FRC.  The Court has ruled on nine omnibus Claim objections.  These objections and additional objections are expected to substantially reduce the amount of Claims asserted against the Estate.

10.	Insurance Policies with Westchester Surplus Lines
Insurance Company and Pacific Employers Insurance Company

Prepetition, Westchester Surplus Lines Insurance Company (“WSLIC”) issued to the Debtor a claims made directors and officers excess liability insurance policy and a six year run off endorsement thereto for claims made against the insured for wrongful acts before December 31, 2014 (the “WSLIC Policy”).  According to WSLIC, under certain circumstances, the Debtor would be required to reimburse the insurer for advanced defense costs.  Pacific Employers Insurance Company (“PEIC”) issued prepetition to the Debtor high-deductible workers compensation occurrence policies for the calendar years 2000, 2001, 2002, and possibly additional years (the “PEIC Policies”).  WSLIC and PEIC

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

have filed contingent and unliquidated proofs of claim.  Matters relating to the WSLIC Policy and PEIC Policies will be addressed in the Signature Plan.  WSLIC and PEIC each reserve their right to object to the Signature Plan.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

VIII.	GENERAL DISCUSSION OF ASSETS AND LIABILITIES

A.	Assets

The Debtor’s unaudited balance sheet as of December 31, 2009 stated that the Debtor had unrestricted Cash on hand of approximately $23.7 million as of that date.  An additional $11.8 million in Cash is currently held in accounts at Merrill Lynch Trust Company that were established in connection with the SERPs that are currently the subject of a pending settlement.  Cash on hand as of the Effective Date will be used to satisfy Allowed Claims under the Signature Plan.  In addition to these Cash deposits, the Debtor also has several insurance policies, including 2007 and 2008 Directors’ and Officers’ Liability Policies that were issued by XL Specialty Insurance Company with coverage totals of up to $100 million and $225 million, respectively.  There are also policies issued by Federal Insurance Company; the Debtor and FRC are in the process of attempting to recover more than $10 million in defense and settlement costs that were incurred in connection with the action brought by the Massachusetts Attorney General that was discussed above.

Other than the Cash and its interests in various insurance policies, the primary assets of the Debtor are comprised of its direct and indirect ownership interest in FGCC, FRC, and FCIG.  Signature does not believe that any value will be realized from FCIG, which has no employees and no contracts.  The Debtor also holds ownership interests in Fremont Aviation Services Corp. and Fremont General Financing I.  Fremont Aviation Services Corp. owned a corporate jet that was sold in 2008; the company is in the process of being wound down.  The interest in Fremont Aviation Services Corp. will vest in the Reorganized Debtor and it will continue to be wound down; the treatment of Fremont General Financing I is discussed in the next section and elsewhere in the Disclosure Statement.

On the Petition Date, the consolidated federal income taxpayer group of which the Debtor is the common parent had reported NOLs for the 2007 tax year amounting to over $1 billion.  Based upon information provided by the Debtor, approximately $418 million of those NOLs were carried back to earlier tax years to obtain a tax refund, leaving, as of the Petition Date, estimated NOLs for application to 2007 and future tax years of approximately $695 million.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

As a result of the recent enactment of the Worker, Homeownership, and Business Assistance Act of 2009 (H.R. 3548), signed into law by President Obama on November 6, 2009, Fremont General Corporation and its subsidiaries that join with it in filing a federal consolidated corporate income tax return are now permitted to elect up to a five year carryback (instead of a two year carryback) of NOLs and alternative minimum tax NOLs (“AMT NOLs”) incurred in 2008 or 2009.  Fremont General Corporation intends to make such an election, and has determined that the carryback of its 2008 NOL and 2008 AMT NOL may result in tax refunds of approximately $20 million, although the exact amount and timing of any refunds remains uncertain.  The carryback refund would be requested by filing Form 1139 and such filing would be subject to audit.  After partial utilization of its 2008 NOL, Fremont General Corporation projects a NOL carryforward for the Fremont General Corporation consolidated group as of December 31, 2008 of approximately $769 million.  See “Tax Consequences” at Section IX.H beginning on page 104 below for a full discussion of the Signature Plan’s expected tax attributes.

In connection with the relief sought during the early stages of the Case, the Debtor obtained an order from the Bankruptcy Court that established certain procedures to restrict trading in the Debtor’s common stock that were designed to avoid a “change of control” and preserve these NOLs.

Although the trading order will not be in effect after the Effective Date of the Signature Plan, the Reorganized Debtor will continue to protect and preserve the NOLs with an amendment to the Articles of Incorporation restricting certain trading.   The amendment (the “Leucadia Provision”) is modeled after a similar provision in the charter of Leucadia National Corp. and several other publicly traded companies.  It is designed to preserve the Reorganized Debtor’s ability to utilize the NOLs by restricting the ability of any shareholder to acquire more than 5% of the publicly traded stock.  Signature believes that adoption of this provision is essential to insuring the continued preservation of the NOLs and thereby maximizing shareholder value.  Shareholders owning more than 5% of the Reorganized Debtor’s common stock or instruments convertible into common stock as of the Effective Date would be exempted from this restriction. The proposed Leucadia Provision is discussed in detail in Section IX.I, below.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

B.	Liabilities

1.	Liabilities Identified in the Schedules

According to the Schedules, as of the Petition Date, the Debtor listed more than $326.5 million in Unsecured Claims, the majority of which were listed as undisputed.  The majority of the Debtor’s undisputed and liquidated liabilities are attributable to two prepetition debt issuances that together total approximately $282.5 million and to an intercompany debt owed by the Debtor to FRC of approximately $32.2 million.  The remainder of the Debtor’s undisputed and liquidated liabilities that were listed in the Schedules relate to a small amount of prepetition trade debt and certain employee benefit obligations.  In addition to these undisputed and liquidated liabilities, the Schedules list disputed, contingent, and unliquidated priority Claims, consisting mostly of potential tax liabilities and other disputed, contingent, and unliquidated general unsecured Claims related to litigation against the Debtor and to the SERP plans.

2.	Proofs of Claim

November 10, 2008, was set as the claims bar date for creditors of the Debtor other than governmental units, which had until December 15, 2008.  Notice of the claims bar dates and the procedures for filing claims were mailed to all creditors and parties in interest on September 11, 2008, and it was also published in the Wall Street Journal on September 12, 2008.  Over 900 proofs of Claim were filed in the Case, in the aggregate amount of $1.14 billion.  A summary of the Claims, which does not take into account any objections to the Claims, is as follows:

Secured Claims	$8,466,301
Priority Unsecured Claims	107,056,301
General Unsecured Claims	1,023,180,072
Total	$1,143,702,725

Although this sum is substantially greater than the amount identified by the Debtor in the Schedules, the Debtor has indicated that it has performed an initial review of the Claims Filed in this Case and has concluded, based on that review, that a substantial number of the proofs of Claim Filed in the Case are without merit, duplicative, inflated, or improperly classified, e.g. there is no known reason for any valid secured Claims to exist against the Debtor.  A number of Claims have also been resolved by the Debtor for amounts substantially below those claimed in the applicable proofs of Claim, and some Claims have been withdrawn or disallowed.  For these reasons, Signature does not believe that the proofs of Claim Filed in this Case accurately reflect the Debtor’s liabilities and expects that the Allowed Claims against the Estate will be substantially less once the claim objection process is completed.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

3.	Senior and Junior Notes

Two classes of unsecured debt obligations are responsible for the preponderance of the  Debtor’s undisputed liabilities:  $7.875% Senior Notes due in 2009 in the original aggregate principal amount of $200 million (the “Senior Notes”), and 9% Junior Subordinated Debentures due March 31, 2026 in the original aggregate principal amount of $103,092,784 (the “Junior Notes”).  As of the Petition Date, approximately $176.4 million in principal and accrued interest was outstanding under the Senior Notes based on interest calculated at the contractual rate of Seven and Seven-eighths percent (7 7/8%) (such rate, the “Contract Rate”), and approximately $107.4 million in principal and accrued interest was outstanding under the Junior Notes.  The Holders of Senior Notes Claims may allege that they are entitled to receive interest on their Claims at the Contract Rate.  Other parties in interest allege that the Senior Note Holders are only entitled to the federal judgment interest rate of 2.51%. As discussed in more detail below, the Signature Plan provides treatment for the Senior Notes that (i) adequately balances the risk to the estate arising from the dispute with respect to the amount of interest the Senior Notes are entitled to under a plan, and (ii) also satisfies the requirements for confirmation.

The Junior Notes are currently held by Fremont General Financing I (“Fremont General Financing”), a statutory business trust that was formed under Delaware law pursuant to an Amended and Restated Declaration of Trust of Fremont General Financing I dated March 6, 1996 (the “Fremont General Financing Declaration of Trust”).  Fremont General Financing is a wholly-owned subsidiary of the Debtor that was formed as a special purpose financing entity to hold the Junior Notes as its sole asset.  In 1996, Fremont General Financing issued and sold approximately $100 million of 9% Trust Originated Preferred Securities (“TOPrS”) in a public offering, which represented preferred undivided beneficial interests in the assets of Fremont General Financing (i.e., the Junior Notes).  The Debtor made payments on account of the Junior Notes to Fremont General Financing, and then Fremont General Financing would in turn distribute those payments to Holders of TOPrS.  Pursuant to the terms of the Fremont General Financing Declaration of Trust, Fremont General Financing I was to terminate in the event that the Debtor filed for bankruptcy.  Signature does not believe that a provision for termination on the filing of a bankruptcy may be enforced by the Trustee.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

4.	Intercompany Claims

According to the Schedules and a proof of Claim that was filed by FRC, there is an intercompany payable owed by the Debtor to FRC of approximately $32.2 million, the bulk of which is owed in connection with a Tax Allocation Agreement dated May 1, 2006, between the Debtor, FGCC, and FRC (the “Tax Allocation Agreement”).  The merger that will be consummated pursuant to the Signature Plan will result in the elimination of all intercompany Claims between the Debtor, FRCC, and FRC, including any intercompany Claims owed by the Debtor to FRC pursuant to the Tax Allocation Agreement.

5.	Disputed and Other Tax Liabilities

For federal income tax purposes, the Debtor, FGCC and FRC have participated in the filing of consolidated income tax returns in accordance with section 1501 of the Internal Revenue Code of 1986, as amended (the “Tax Code”), as members of “affiliated group” of corporations as defined in section 1504 of the Tax Code, with the Debtor filing the income tax returns on behalf of the affiliated group. The priority claims asserted against the Debtor arise primarily from a priority tax claim Filed by the IRS of approximately $89.4 million (the “IRS Claim”), which relates to additional tax assessments associated with adjustments sought by the IRS to the Debtor’s 2004, 2005, 2006 and 2007 tax returns, and a similar priority tax claim of approximately $13.2 million Filed by the California Franchise Tax Board (the “FTB Claim”).  These Claims are contingent and disputed.

As of the Petition Date, the Debtor’s 2004 and 2005 tax returns were the subject of a pending audit and examination process with the IRS. The IRS proposed certain adjustments to those tax years, the net result of which would have increased the Debtor’s taxable income.  The additional tax assessments associated with the adjustments to the Debtor’s 2004 and 2005 tax returns are included in the IRS Claim in the asserted amounts of $14,713,410, and $51,304,894, respectively.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

With regard to the audit of the 2004 and 2005 tax returns, the Debtor disputed the additional tax assessments and engaged in an administrative appeals process seeking a determination that the proposed adjustments by the IRS were improper.  In April 2009, the appeals process concluded and the Debtor generally prevailed in its appeal.  The Debtor has recently advised that the audits of the 2004 and 2005 tax returns have been successfully resolved with no tax exposure.

In December 2008, the Debtor received notice that the IRS intended to examine and audit the Debtor’s 2006 tax return, and received a similar notice in January 2009 that the IRS intended to examine and audit the Debtor’s 2007 tax return. Based upon information furnished by the Debtor, the principal remaining issue relates to bad debt deductions taken in tax year 2006 (which resulted in NOLs that were carried back in 2004 to generate a refund) which if resolved adversely could result in a tax liability of approximately $25.7 million.

The Debtor disputes a substantial portion of this potential liability.  If all or a portion the IRS Claim is Allowed, it may be classified as, and receive the treatment of, a Priority Tax Claim as described in the Signature Plan which must be paid in full before Holders of Claims in Classes 3(A), 3B and 3C are entitled to receive any distribution.  A similar risk is presented by the FTB Claim because it is based upon similar tax law concepts as those asserted by the IRS.  Because the FTB Claim is based on the same proposed adjustments and assessments that has been asserted by the IRS, it is likely that resolution of the IRS Claim will have a corresponding impact on the FTB Claim.

Signature believes that the Reorganized Debtor will have sufficient Cash to satisfy any likely liability resulting from the preceding matters.

6.	Insurance Policies with Westchester Surplus Lines Insurance Company and Pacific Employers Insurance Company

ACE Insurance Company alleges the following: (1) Westchester Surplus Lines of Insurance Company (“WSLIC”) issued prepetition to the Debtor a claims made directors and officers excess liability insurance policy and a six-year run off endorsement thereto for claims made against the insured for wrongful acts occurring between January 1, 2008 and December 31, 2014 (the “SLICE Policy”), (2) pursuant to the WSLIC Policy, under certain circumstances, the Debtor would be required to reimburse the insurer for advanced defense costs, (3) Pacific Employers Insurance Company (“PEIC”) issued prepetition to the Debtor high-deductible workers compensation occurrence policies for the calendar years 2000, 2001 and 2002, and possible additional years (“the PEIC Policies”), (4) WSLIC and PEIC have filed contingent and unliquidated proofs of claim, (5) matters relating to the WSLIC Policy and the PEIC Policies must be addressed in the Plan, and (6) WSLIC and PEIC each have reserved their right to object to the Plan.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature does not have any basis to dispute ACE Insurance Company’s allegations set forth above at this time but as with ACE Insurance Company reserves all rights with respect to such allegations and Claims arising therefrom.

7.	Express Reservation of Rights

Signature reserves any and all rights with respect to the allowance or disallowance of any and all Claims, including Claims not referenced in the Disclosure Statement.  In voting on the Signature Plan, Holders of Claims and Interests may not rely on the absence of an objection to their proofs of Claim or Interest as any indication that one or more parties in interest ultimately will not object to the amount, priority, security, or allowance of their Claims or Interests.  Moreover, Signature reserves, and intend to prosecute, all objections and counterclaims they may have with respect to Claims and Interests, and except as specifically set forth in the Signature Plan, further reserves and intends to prosecute all claims and rights of action of the Debtor and the Estate (including rights to affirmative recovery, rights to subordinate claims, and rights to avoid transfers).

C.	Status of Compliance with SEC Reporting Requirements

The Debtor presently has two classes of securities registered under Section 12(b) of the Exchange Act and is a “reporting company.”  However, before the Petition Date, the Debtor did not complete an audit of its consolidated financial statements for the year ended December 31, 2007 and its consolidated unaudited quarterly financial statements for the quarter ended March 31, 2008 or file quarterly and annual reports with the SEC.  During the Case, the Debtor likewise has not filed quarterly and annual reports with the SEC.  The costs of returning to compliance would be significant (in May of 2009 the Debtor estimated that this could cost approximately $2 million and would take a considerable number of months to complete).

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature believes the costs of returning to compliance may be lower than the Debtor’s May 2009 estimate of approximately $2 million (although the Signature Plan conservatively assumes $2 million for this cost).  Signature is in discussions with counsel and auditors seeking an arrangement for the performance of outside accounting, auditing and legal services needed to bring the Reorganized Debtor back into SEC compliance at fixed outside professional fees aggregating less than $2 million.

There is a risk that the SEC could institute a proceeding under Section 12(j) of the Exchange Act to revoke the Debtor’s registration of the securities registered under Section 12(g) of the Exchange Act.  While the Debtor and /or the Reorganized Debtor may use its best efforts to cure its reporting deficiencies, there is no assurance that it will be able to do so in sufficient time to avoid a Section 12(j) revocation.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

IX.	SUMMARY OF THE SIGNATURE PLAN OF REORGANIZATION

The Signature Plan aims to resolve Claims and maximize value to the Equity Interest Holders.  It is designed to treat all Holders of Claims fairly, while creating long term value.  Key attributes of the Signature Plan include Creditors Claims being satisfied or reinstated upon restructuring, and a transaction that will allow for the Reorganized Debtor to remain a public company and preserve the value of the NOLs.

The Reorganized Debtor would remain a public company and focus its activities around the business of investing in special situations credits, primarily discounted senior debt, portfolio acquisitions, asset based lending, senior stretch financing, rescue financing, and specialty lending niches.

Signature’s strategic emphasis is based on exploiting the growing discontinuities that are developing in the capital marketplace for middle market corporate lending.  As bank and finance company balance sheets have continued to contract the amount dedicated to corporate customers, lending activities have been severely cut back or discontinued, resulting in a shortage of financing options available to the middle market.  In addition, many of these banks and finance companies have a significant supply of distressed and non-performing loans that need to be restructured and / or sold, allowing these companies to remove bad assets from their balance sheets and strengthen their capital ratios.  These conditions have created a lucrative opportunity for a company with an experienced team and a significant capital base to capitalize on.

Under the Signature Plan, there would be a gradual and efficient wind down of the legacy operations of the Debtor.  Signature would seek to maximize long term recoveries while recognizing the time value of money and the value of cash today versus a promise in the future.

The following is a narrative description of certain provisions of the Signature Plan.  The following summary of the Signature Plan is qualified in its entirety by the actual terms of the Signature Plan. In the event of any conflict, the terms of the Signature Plan will control over any summary set forth in this Disclosure Statement.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

A.	New Liquidity

To meet the liquidity needs of the Reorganized Debtor for operations, administration expenses, and Claims reserves, the Signature Plan provides for the following:

A $10.0 million equity infusion by Signature at the Effective Date, with payment consisting of (i) at least $5 million in cash and (ii) an in-kind contribution of loan and lease net assets consistent with the future business plan of the Reorganized Debtor of up to $5 million.  In consideration of this equity infusion, Signature would receive 12,500,000 shares of Common Stock at $0.80 per share. Signature’s $10 million equity infusion shall be completed as of the Effective Date.  Accordingly, on the Effective Date, (i) Signature shall deliver the $10.0 million of consideration, including cash and in-kind assets, to the Reorganized Debtor, and (ii) the Reorganized Debtor shall deliver the 12,500,000 shares of Common Stock and the Warrants to Signature.

In addition, Signature will pay an aggregate of up to $300,000 to acquire Warrants to purchase 15 million shares of Common Stock at an exercise price of $1.03 per share.  The Warrants will vest as to 20% on the Effective Date, and 20% in annual installments thereafter until the Warrants are fully vested on the fourth anniversary of the Effective Date. Assuming the Warrants are exercised for cash, the Warrants represent an additional potential equity infusion to the Reorganized Debtor of $15.75 million, including an aggregate purchase price of $300,000 and an aggregate exercise price of $15,450,000 paid for the Warrants. The purchase price shall be payable as the Warrant shares vest, with $60,000 payable on the Effective Date and $60,000 payable on each subsequent vesting installment, with each such payment contingent on the vesting installment. The Warrants have a term of ten years. The vesting schedule is shown below:

Vesting Date	Number of Warrant Shares Vested	Cumulative Number of Warrant Shares Vested
Effective Date	3,000,000	3,000,000
1st Anniversary of Effective Date	3,000,000	6,000,000
2nd Anniversary of Effective Date	3,000,000	9,000,000
3rd Anniversary of Effective Date	3,000,000	12,000,000
4th Anniversary of Effective Date	3,000,000	15,000,000

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The exercise price of the Warrants, combined with the price per share paid for the Warrants, reflect a combined purchase and exercise price of $1.05 for the Warrant shares.  This effective purchase price of $1.05 per share represents a 67% premium over the average closing price of the Common Stock on the pink sheets on December 31, 2009 and a 116% premium over the average closing price of the Common Stock on the pink sheets over the three-month period ended December 31, 2009. The premium to recent market prices was designed in part to align the interests of affiliates of Signature who will serve as key members of the Reorganized Debtor’s management with the Debtor’s Equity Holders with the goal of increasing the per share value of the company’s equity over a long term period.

All in-kind assets that are contributed as part of Signature’s equity injection would be subject to a third party valuation as of December 31, 2009 and a management representation from Signature regarding any subsequent material changes in value.  In addition, to the extent that the Effective Date occurs more than 120 days after the issuance date of the original valuation report, the third party valuation provider will produce and updated analysis for the period subsequent to yearend.  All existing in-kind loan, lease and other net asset contributions would be reviewed and approved by a committee (the “Steering Committee”) comprised of Seth Hamot and Jim McIntyre no later than January 31, 2010.  Any future additions made prior to the Effective Date would be reviewed and approved by the Steering Committee prior to acquisition by Signature affiliates. Signature believes that any in-kind assets will be comparable in nature and quality to those the Signature team would originate after the Effective Date, and that the ability to provide a pool of such assets at the outset is a material benefit to the shareholders of the Reorganized Debtor.

In addition to the cash coming in from Signature, the Signature Plan provides for the Holders of the TOPrS to receive a combination of cash, new notes, and 21 million shares of the Reorganized Debtor’s Common Stock.  The effect of this treatment will be a significant increase in the equity account of the Reorganized Debtor, relative to the treatment if the TOPrS are reinstated and/or cashed out as proposed in other plans of reorganization.

Under the Signature Plan, Signature expects the Holders of prepetition Equity Interests to hold approximately 70% of the outstanding shares of Common Stock of the Reorganized Debtor as of the Effective Date (after giving effect to the partial conversion of the TOPrS to Common Stock and the issuance of Common Stock to Signature, but not giving effect to the exercise of the Warrants).

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

B.	Allowance and Treatment of Unclassified Claims

The treatment of Allowed Claims and Allowed Equity Interests under the Signature Plan supersedes any agreements or rights the Holders of those Claims or Equity Interests may have in or against the Debtor or its Assets and is in full satisfaction of the legal, equitable, and contractual rights of the Holders of the Claims or Equity Interests.  Unless the Signature Plan provides otherwise, no Distributions will be made and no rights retained on account of any Claim or Equity Interest that has not become an Allowed Claim or Allowed Equity Interest.

As required by the Bankruptcy Code, the Signature Plan classifies Claims and Equity Interests in various classes according to their right to priority.  The Signature Plan states whether each Class of Claims or Equity Interests is Impaired and provides for the treatment that each Class will receive.

Certain types of Claims are not placed into voting classes but are instead unclassified.  They are considered unimpaired and they are given treatment in accordance with the Bankruptcy Code:

1.	Administrative Claims

Administrative Claims are for costs and expenses of administering the Debtor’s Case that are allowable under section 503(b) of the Bankruptcy Code or 28 U.S.C. § 1930, and include Claims incurred post-petition in the ordinary course of the Debtor’s business, fees and expenses of professionals, and fees due to the U.S. Trustee’s Office.

The following chart lists the Debtor’s unpaid Administrative Claims and their treatment under the Signature Plan:

Description	Treatment
Ordinary Course Administrative Claims
Unless the Reorganized Debtor objects to an Ordinary Course Administrative Claim, the Claim will be allowed in accordance with the terms and conditions that gave rise to the Ordinary Course Administrative Claim, and the person holding the Ordinary Course Administrative Claim need not file any request for payment of its claim.

Clerk’s Office Fees	Paid in full before the Effective Date.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Description	Treatment
Office of U.S. Trustee	Paid in full pursuant to 28 U.S.C. § 1930.
Allowed Non-Ordinary Course Administrative Claims, Professional Fee Claims and Indenture Fee Claims4
Paid in full on the later of: (1) the Effective Date; or (2) the fifteenth Business Day after such Non-Ordinary Course Administrative Claim or Professional Fee Claim becomes an Allowed Administrative Claim or Allowed Professional Fee Claim, or in either case, as soon thereafter as is practicable. The Indenture Trustee Fee Claims will be paid in accordance with the terms of the Signature Plan.

(a)	Administrative Claim Reserve

On the Effective Date, the Reorganized Debtor will fund the Administrative Claims Reserve with sufficient funds to pay all Administrative Claims outstanding as of the Effective Date in full.

Ordinary Course Administrative Claims will be paid in the ordinary course of the Reorganized Debtor’s operations.  Distributions will be made to the Holders of Allowed Administrative Claims from the Administrative Claims Reserve.  Any amounts remaining in the Administrative Claims Reserve after payment in full of all Allowed Administrative Claims will revert to the Reorganized Debtor.

(b)	Administrative Claims Bar Date

All requests for payment of an Administrative Claim that accrued from the Petition Date, except for (1) Ordinary Course Administrative Claims, (2) Clerk’s Office and U.S. Trustee fees, (3) Professional Fee Claims, and (4) Indenture Trustee Fees must be filed with the Court no later than thirty days after the Effective Date (the “Administrative Claims Bar Date”) or be forever barred.

(c)	Deadline for Objections to Administrative Claims.

All objections to allowance of Administrative Claims, excluding Professional Fee Claims, must be filed by any parties in interest no later than sixty (60) days after the Administrative Claims Bar Date (the “Administrative Claims Objection Deadline.”) The Administrative Claims Objection Deadline may be extended for a one-time sixty (60) day period by the Reorganized Debtor by filing a notice of the extended Administrative Claim Objection Deadline with the Bankruptcy Court.

/ / / /
_______________________
4 The Indenture Trustee Fees have been classified as Administrative Claims solely for convenience.  Nothing herein constitutes an admission that the fees are entitled to Administrative Claim priority.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Thereafter, it may only be extended by an order of the Bankruptcy Court. If no objection to an Administrative Claim is filed on or before the Administrative Claim Objection Deadline, then the Administrative Claim will be deemed Allowed as of that date.

(d)	U.S. Trustee Fees

Quarterly fees owed to the Office of the U.S. Trustee will be paid prior to the Effective Date by the Debtor, and after the Effective Date by the Reorganized Debtor, when due in accordance with applicable law. The Reorganized Debtor will continue to file reports showing the calculation of such fees until the Case is closed under section 350 of the Bankruptcy Code.

(e)	Professional Fee Claims

Unless otherwise expressly provided in the Plan, a Professional Fee Claim will be Allowed only if: (i) on or before thirty (30) days after the Effective Date, the entity holding such Professional Fee Claim both Files with the Court a final fee application or a motion requesting Allowance of the fees and serves the application or motion on the Reorganized Debtor and the U.S. Trustee; and (ii) the Court allows the Claim by an order of the Bankruptcy Court (as to which fourteen (14) days have passed without a stay of the enforcement of such order or, if a stay has been granted, such stay has lapsed or been dissolved).

Any party in interest may file an objection to such an application within the time provided by the Local Bankruptcy Rules or within any other period that the Court sets.  Professionals holding Professional Fee Claims who do not timely file and serve their applications for payment will be forever barred from asserting these Claims against the Reorganized Debtor or its property.

The Disbursing Agent will pay or cause to be paid an Allowed Professional Fee Claim, in Cash, within five (5) days after the date on which the condition specified in the preceding sub-paragraph (ii) of this Section IX.B.1(e) is satisfied.

(f)	Indenture Trustee Fees and Expenses

The Reorganized Debtor will pay or cause to be paid in full and in Cash, without reduction to the recovery of applicable Holders of allowed claims, any and all Indenture Trustee Fees and other amounts that are due to each of the Indenture Trustees and its counsel as of the Effective Date on or before the later of: (i) the Effective Date; or (ii) five (5) days after the date on which the Reorganized Debtor receives from such Indenture Trustee a reasonably and customary detailed itemized statement of such amounts so long as the Reorganized Debtor does not, within such five (5) day period, give written notice to such Indenture Trustee that it disputes the amount requested or any part thereof and all such amounts shall be deemed Allowed without further application to or order from the Court.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Reorganized Debtor’s objection shall be limited to a “reasonableness standard” and whether the amounts sought are actually due and payable under the particular Indenture.  If the Reorganized Debtor gives such Indenture Trustee timely written notice that it disputes the amount requested or any part thereof, the Reorganized Debtor will promptly pay or cause to be paid any undisputed amounts and any pending disputed items shall be promptly presented to and determined by the Court, the sole questions being whether the amounts in dispute are due and payable under the particular Indenture and satisfy the “reasonableness standard”; any unpaid amounts shall be promptly paid upon determination by the Court that such amounts are due and owing under the respective Indenture Trustee Fees.  The Reorganized Debtor shall also promptly pay or cause to be paid in full any and all fees and expenses that will be incurred in connection with the distributions to be made by the Indenture Trustees under the Signature Plan to the extent such fees and costs are provided for by the Indentures.

2.	Priority Tax Claims

Priority Tax Claims include certain unsecured income, employment, and other taxes described by section 507(a)(8) of the Bankruptcy Code.

The following chart lists the treatment under the Signature Plan for Debtor’s § 507(a)(8) Priority Tax Claims:

Description	Treatment
Priority Tax Claims Arising Under 11 U.S.C. § 507(a)(8).
Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date, agrees to different treatment or its Claim is the subject of Final Order of the Bankruptcy Court, each Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, Cash in an amount equal to such Allowed Priority Tax Claim on the later of (1) the Effective Date, or (2) the fifteenth Business Day after the Priority Tax Claim becomes an Allowed Priority Tax Claim, or in either case, as soon thereafter as is practicable. The Debtor or Reorganized Debtor, as the case may be, reserves the right to pay any Allowed Priority Tax Claim in equal quarterly payments over a period of five years from the date of the entry of the Order for relief in the simple interest at applicable non bankruptcy rate.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

C.	Allowance and Treatment of Classified Claims and Interests

1.	Secured Claims (Class 1)

Secured Claims are Claims secured by liens on Estate property to the extent that the lien is valid and unavoidable and against property in which the Estate has an interest or that is subject to setoff under 11 U.S.C. § 553. A Claim is secured only to the extent of the value of the Holder’s interest in the collateral that secures the Claim. If there are any Allowed Secured Claims, Signature does not believe that they are impaired and, therefore, the Holders are deemed to accept the Signature Plan not entitled to vote on the Signature Plan. The following chart summarizes the treatment of any Allowed Secured Claims, if any, against the Debtor:

Class	Description	Impaired	Treatment
1	Allowed Secured Claims	No
Except to the extent that a Holder of an Allowed Claims Priority Non-Tax Claim agrees to other treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim from funds available to the Reorganized Debtor on the later of (1) the Effective Date or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim or, in either case, as soon thereafter as is practicable.

2.	Priority Non-Tax Claims (Class 2)

Priority Non-Tax Claims are those unsecured claims entitled to priority under 11 U.S.C. § 507(a) other than Tax Claims arising under 11 U.S.C. § 507(a)(8).  The Bankruptcy Code requires that each Holder of a Priority Non-Tax Claim receive Cash on the Effective Date equal to the Allowed amount of such Claim.  However, a Class of Priority Non-Tax Claims may elect to accept deferred Cash payments of a value, as of the Effective Date of the Signature Plan, equal to the Allowed amount of such Claim. Class 2 is not impaired and, therefore, the Holders of Class 2 Claims are deemed to accept the Signature Plan and are not entitled to vote on the Signature Plan.

The following chart summarizes the treatment of these Claims:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Class	Description	Impaired	Treatment
2	Priority Non-Tax Claims	No
Except to the extent that a Holder of an Allowed Claims Priority Non-Tax Claim agrees to other treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim from funds available to the Reorganized Debtor on the later of (1) the Effective Date or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim or, in either case, as soon thereafter as is practicable.

3.	General Unsecured Claims (Class 3)

Class 3 is comprised of all General Unsecured Claims, which are Claims not entitled to priority under section 507(a) of the Bankruptcy Code. Signature believes that Class 3A is unimpaired; therefore, the Creditors in Classes 3A will not be entitled to cast votes.

Class 3A (General Unsecured Claims) paid in full in cash with post petition interest at the Post Petition Interest Rate, a rate which reflects the federal judgment rate that under the case law interpreting Section 1124 of the Bankruptcy Code, as amended, leaves intact their legal, equitable and contractual rights.  In an abundance of caution, the Holders of Claims in Class 3A are being sent Ballots to vote on the Signature Plan.  If the Court disagrees with Signature’s characterization and finds that Class 3A is in fact impaired, then the votes will be counted. Signature reserves the right to have the Court determine prior to the Confirmation Date whether the Holders in Class 3A are impaired.

Class 3B (Senior Notes) is considered Impaired under the Signature Plan and entitled to vote.  Class 3B is impaired because the post petition rate of interest provided this class differs from the contractual rate under the Indenture and the treatment provided is a settlement treatment that includes an effective interest rate higher than the federal judgment rate but lower than the contractual rate under the Indenture in the event that the Senior Notes as a class vote to accept the Signature Plan.

NOTICE AS TO DISPUTE AND PROPOSED SETTLEMENT REGARDING
 CLASS 3B CLAIMS (CLAIMS OF THE HOLDERS OF THE 7.875% SENIOR NOTES)

The U.S. Trustee contends that under the In re Cardelucci, 285 F.3d 1231 (9th Cir. 2002) decision, Holders of Class 3B Claims are entitled to post petition interest at the Post Petition Interest Rate (2.51%).  The U.S. Trustee further contends that any payment in excess of the Post Petition Interest Rate (2.51%) should render the Signature Plan un-confirmable at the Confirmation Hearing.  Certain parties dispute the U.S. Trustee’s position and have contended that, for a solvent estate, the Holders of Class 3B Claims should be entitled to post petition interest in the full contractual amount of 7.875% as set forth in the applicable Indenture.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature believes a legitimate dispute exists as to the appropriate amount of post-petition interest that Holders of Class 3B Claims are entitled to receive if the Estate is solvent (such dispute, the “Post-Petition Interest Dispute”).  The Plan provides that if Class 3B votes to accept the Plan, Class 3B will receive in full satisfaction of Class 3B Claims and as a complete and final settlement of the Post-Petitioner Interest Dispute the following amounts: (1) the full amount of their principal, (2) any and all accrued pre-petition interest at the contract rate of interest under the applicable Indenture, and (3) post-petition interest in an amount equal to the sum of (a) interest at the Post Petition Interest Rate (2.51%) from the Petition Date to and through the date such Class 3B Claims are paid in full and (b) $1.5 million.  However there is no certainty that if Class 3B votes to accept the Plan that Holders of Class 3B Claims will receive a pro-rata share of $1.5 million because there is a risk that the Court will rule that the payment of post-petition interest on account of Class 3B Claims in excess of the Post-Petition Interest Rate renders the plan un-confirmable.  In the event the Court makes such a determination, for purposes of the treatment of Class 3B under the Plan, Class 3B shall be deemed to have rejected the Plan and the Plan can only be confirmed (as to the Class 3B) if the treatment of Class 3B satisfies the cram-down confirmation standards under section 1129(b) of the Bankruptcy Code.

If Class 3B votes to reject the Plan, Class 3B will receive in full satisfaction of Class 3B Claims the full amount of their principal, any and all accrued pre-petition interest at the contract rate of interest under the applicable Indenture and post-petition interest at the Post Petition Interest Rate (2.51%).

The treatment provided to Class 3B if Class 3B votes to accept the Plan is not intended by Signature to provide an unfair advantage to Signature as a plan proponent over the other plan proponents; rather, it is Signature’s belief that providing for a settlement figure far below what ultimately may be deemed the post petition interest obligation is in the estate’s best interest.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Class 3C (TOPrS and the Junior Notes) is impaired under the Signature Plan and entitled to vote.

Signature understands that the Indenture Trustee for the Senior Notes contends that the Holders of Junior Notes Claims are an impaired class if the Court determines that the Holders of Senior Notes Claims are only entitled to receive Post-Petition Interest in satisfaction of the requirements of section 1124 of the Bankruptcy Code (e.g. an interest rate of 2.51%).  The contention is that the subordination provisions of the Junior Notes indenture require Holders of Junior Notes Claims to pay to Holders of Senior Notes Claims from any distribution Holders of Junior Notes Claims receive on account of their Junior Notes Claims the following amount:  the difference between (a) Post-Petition Interest and (b) the amount of interest the Senior Notes Holders allege to be contractually entitled to under the indenture.  Signature believes that that such Indenture Trustee’s analysis is subject to dispute and a plan confirmation issue.

The following chart summarizes the Signature Plan’s treatment of all Classes containing the Debtor’s General Unsecured Claims:

Class	Description	Impaired	Treatment
3A	General Unsecured Claims (excluding the TOPrS Claims, and the $176,402,107 of Claims represented by the 7.875% Senior Notes due 2009	No
Except as provided below with respect to the Holder of an Allowed General Unsecured Claim pursuant to any settlement, compromise, stipulation or order which provides for different treatment, whether in terms of maturity, amortization, interest rate and/or entitlement to interest (prepetition or postpetition) or otherwise, the Holder of an Allowed Class 3A General Unsecured Claim shall retain their legal, equitable, and contractual rights and shall be paid in full on the later of the Effective Date of the Signature Plan or within fifteen business days of becoming an Allowed Class 3A General Unsecured Claim, with prepetition interest and post petition interest from the Petition Date at the Post Petition Interest Rate (2.51%) until paid in full, which shall include any interest that accrues after the Effective Date until the date of actual payment as authorized under this Plan.

The Holder of an Allowed General Unsecured Claim pursuant to the Rampino Stipulation, the Enron Stipulation, the BNY Stipulation or any other settlement, compromise, stipulation or order which provides for treatment that is different from the treatment provided for herein shall be paid in accordance with the underlying compromise, settlement, stipulation or order giving rising to the Allowed Claim, and if no payment date is specified on the later of (1) the Effective Date or (2) the fifteenth Business Day after the Claim becomes an Allowed Claim, or in either case, as soon thereafter as is practicable.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

3B	General Unsecured Claims of the Holders and of the 7.875% Senior Notes $176,402,10.56 (prepetition)	Yes
The Holders of the Senior Notes will be paid their principal in full on the Effective Date.

If Class 3B votes as a class to accept the Signature Plan, which shall operate as binding settlement of the dispute regarding the amount of post petition interest Holders of Allowed Class 3B Claims are entitled to receive, interest claims shall be paid on the Effective Date as follows:

			•	Pre-petition accrued interest shall be paid in cash at the full contract rate of 7.875%.
			•	On account of accrued post petition interest, the sum of (i) interest at the Post Petition Interest Rate (2.51%) and (ii) an additional $1.5 million shared by Class 3B on a pro-rata basis.

In the event Class 3B votes to accept the Signature Plan but the Court makes a determination that the payment of post petition interest on account of Class 3B Claims in excess of the Post Petition Interest Rate renders the Signature Plan un-confirmable, Class 3B shall be deemed to have rejected the Signature Plan and the Signature Plan can only be confirmed as to Class 3B if the treatment of Class 3B satisfies the cram-down confirmation standards under section 1129(b) of the Bankruptcy Code.

If Class 3B votes as a class to reject the Signature Plan, interest claims shall be paid on the Effective Date as follows:
			•	Pre-petition accrued interest will be paid in cash at the full contract rate of 7.875%.
			•	Accrued post petition interest through the Effective Date at the Post Petition Interest Rate (2.51%).
3C	TOPrS Claims $107,422,680.37 (prepetition)	Yes	The TOPrS would receive the following in full satisfaction of their existing Claims:
			•	$45 million in cash to be paid upon the earlier of the Effective Date if, after giving effect to the payment to the TOPrS the unrestricted cash of the Reorganized Debtor would equal or exceed $20 million; or, alternatively, within 45 days following the receipt of an anticipated tax refund.
			•	$39 million in new note(s) with 9% interest payable quarterly commencing one quarter after the Effective Date and continuing quarterly thereafter, with a final maturity on December 31, 2016.
			•	21 million shares of common stock.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

4.	Class of Equity Interests (Class 4)

Equity Interest Holders are the parties who hold ownership interests (i.e., Equity Interests) in the Debtor.  As of the Petition Date, the Debtor had issued approximately 78,380,186 shares of common stock.  Nevertheless, Class 4 is impaired because the Equity Interests are subject to dilution for the issuance of additional shares in connection with the TOPrS conversion, the Signature equity investment, the Warrants and additional shares, if any, which may be issued for the Holders of Section 510(b) Claims.  Therefore, the Holders of Equity Interests are entitled to vote to accept or reject the Signature Plan:

Class	Description	Impaired	Treatment
4	Equity Interests	Yes
Holders of existing Equity Interests in the Debtor will retain their Equity Interests in the Reorganized Debtor in full and final satisfaction of their Equity Interests, subject to dilution for the issuance of securities to the TOPrS Group and Signature in connection with the Signature Plan, and the common stock which may be issued to the Holders of Allowed Class 5 Claims, if any.

5.	Class of Claims Subordinated Under 11 U.S.C. § 510(b) (Class 5)

Class 5 is comprised of Claims subject to subordination under 11 U.S.C. § 510(b) because they arise from the rescission of a purchase or sale of a security of the Debtor or an affiliate of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution on account of such a claim. The Claims of the plaintiffs in the ERISA Action and the Securities Class Action are presently classified in this Class. If the Court enters a Final Order finding that the Allowed Claims should be subordinated pursuant to 11 U.S.C. § 510(b), then the Creditors shall receive the treatment proposed below. If the Court enters a Final Order finding that the Allowed Claims should not be subordinated pursuant to 11 U.S.C. § 510(b), then the Creditors shall receive the same treatment provided for in the appropriate class of Unsecured Creditors. Class 5 is unimpaired because the Holders retain their legal, equitable and contractual rights as determined by the Final Order of the Bankruptcy Court.  Moreover, the Holders of Section 510(b) Claims may be satisfied by insurance by agreement with the Debtor.  The Holders of Claims in Class 5 are not entitled to Vote.  The following chart describes the treatment provided for Holders of Class 5 Claims under the Signature Plan:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Class	Description	Impaired	Treatment
5	Section 510(b) Claims	No
It must be determined by a final Order that that the Claims in this Class are (a) Allowed Class 5Claims and (b) subject to subordination under 11 U.S.C. § 510(b), then the Holder of the Allowed Class 5 Section 510(b) Claim will receive newly-issued common stock in the Reorganized Debtor in full and final satisfaction of its Allowed Section 510(b) Claim. The percentage interest of common stock to which such Holders will be entitled shall be based upon the average trading value of the common stock of the shares of the Reorganized Debtor for the thirty days preceding the date on which any Section 510(b) Claims become Allowed Section 510(b) Claims if such allowance occurs after the Effective Date.

If the Court determines in a Final Order that the Allowed Class 5 Claim is not subject to subordination under 11 U.S.C. § 510(b), then the Holder of the Allowed Class 5 Claim will receive the same treatment as Allowed Class 3A General Unsecured Claims.

Signature believes that the issuance of interests in the Reorganized Debtor to the Holders of Allowed Class 5 Claims, if any, pursuant to the Signature Plan will satisfy the applicable requirements of section 1145(a)(1) of the Bankruptcy Code, and that such issuance should be exempt from registration under the Securities Act and any applicable “Blue Sky Law.”  The issuance of interests will be entirely in exchange for or on account of Claims or Equity Interests.

D.	Executory Contracts and Unexpired Leases

Effective upon Confirmation of the Signature Plan, the Debtor will reject all executory contracts and unexpired leases between the Debtor and any other party that have not previously been rejected, other than the Executive Employment Agreements, certain insurance contracts and those executory contracts and unexpired leases which are listed on the final Schedule of Assumed Agreements to be filed twenty-one (21) days before the Confirmation Hearing Date with the Bankruptcy Court of executory contracts and unexpired leases to be assumed under the Signature Plan on the Effective Date.  That schedule will list the amount of the proposed cure payment required by 11 U.S.C. § 365(b)(1).  A copy of the schedule and notice of the objection deadline will be served on the contract parties.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Any party that objects to the assumption of its executory contract or unexpired lease by the Debtor or to the proposed cure payment must file with the Court and serve on interested parties a written objection with supporting evidence that states the basis for the objection.  This objection must be filed with the Court and served no later than ten (10) days before the Confirmation Hearing. Any entity that fails to timely file and serve an opposition will be deemed to have waived any and all objections to the proposed assumption or the amount of the proposed cure payment. In the absence of a timely objection by such a party, the Confirmation Order shall constitute a final determination of the amount of the cure payment and that the Reorganized Debtor has shown adequate assurances of its future performance.

In the event of a dispute regarding the cure payment, adequate assurances, or some other matter related to assumption, the cure payment required by 11 U.S.C. § 365(b)(1) shall not be made until after entry of a Final Order resolving the dispute and approving the assumption.  Pending the entry of a Final Order, the executory contract or unexpired lease at issue will be deemed assumed by the Reorganized Debtor unless otherwise ordered by the Court. Upon payment of the cure amount required by 11 U.S.C. § 365(b)(1), any prepetition or postpetition arrearage or other Claim asserted in a Filed proof of Claim or listed in the Schedules shall be deemed satisfied in full and the Claim shall be deemed disallowed, without further order of the Court or action by any party.

All Allowed Claims arising from the rejection of executory contracts or unexpired leases will be treated as Class 3A General Unsecured Claims, and a proof of claim must be filed with the Bankruptcy Court and served on the Reorganized Debtor within thirty days of the Effective Date of the Signature Plan or be forever barred and unenforceable against the Debtor, the Reorganized Debtor, or their property.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

E.	Retention of Causes of Action

From and after the Effective Date, the Reorganized Debtor shall retain and be fully vested with the right to commence, pursue, settle and enforce any and all claims, causes of action, whether such causes of action accrued before or after the Petition Date, including but not limited to the Retained Causes of Action, or defenses against any parties, as more fully set forth and detailed in Exhibit 2 to this Disclosure Statement (Retained Causes of Action Schedule).

F.	Means of Effectuating the Signature Plan

1.	Merger

Section 1123(a)(5)(C) of the Bankruptcy Code provides that a plan of reorganization may provide for a merger of the debtor with one or more persons as a means of implementation of such plan. As a matter of non-bankruptcy law, both Nevada Revised Statute Section 92A.180 and California General Corporate Law Section 1110 both enable parent corporations to effectuate “short form” mergers with subsidiaries as a matter of right.  The Signature Plan provides for the Merger of the Debtor, FGCC and FRC on the Effective Date as a means of implementation of the Signature Plan. Specifically, on the Effective Date, and effective contemporaneously with the occurrence of the Effective Date, FGCC will first be merged into the Debtor or the Reorganized Debtor (as applicable), and then FRC will be merged into the Debtor or the Reorganized Debtor (as applicable), with the resulting merged entity surviving as the Reorganized Debtor.  The Reorganized Debtor will thereafter continue to operate its business in the ordinary course without the supervision or oversight of the Bankruptcy Court.

As a result of the Merger, the assets of the Debtor, FGCC and FRC will become assets of the Reorganized Debtor.  Similarly, any existing liabilities of FGCC and FRC that are unsatisfied as of the date of the Merger, any guarantees by FGCC or FRC of any obligations of the Debtor and any joint and several liabilities of the Debtor, FGCC and/or FRC will become obligations of the Reorganized Debtor.  The liabilities of FGCC and FRC constitute Post-Effective Date Merger Claims that will satisfied by the Reorganized Debtor in the ordinary course of business in accordance with applicable non-bankruptcy law; those liabilities are not classified or treated as Claims under the Signature Plan.  The equity securities of FGCC and FRC will also be cancelled and all Intercompany Claims between the Debtor, FGCC and FRC will be eliminated.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

It is important to note that, on the Effective Date, and after giving effect to the Effective Date Cash Distribution, the Reorganized Debtor will have substantial Cash (which Signature believes will total about $37 million net of accrued administrative liabilities), as well as other assets that may be liquidated for Cash.

NOTICE TO POTENTIAL CREDITORS OF FGCC AND FRC OR THOSE ENTITIES WHICH BELIEVE THEY MAY HAVE CLAIMS AGAINST FGCC OR FRC

UNDER THE MERGER, CLAIMS AGAINST FRC AND FGCC WILL BE ASSUMED AND SATISFIED BY THE REORGANIZED DEBTOR, AS FRC AND FGCC WILL CEASE TO EXIST AS SEPARATE ENTITIES. THUS, TO THE EXTENT AN ENTITY IS A CREDITOR OF, OR BELIEVES IT HAS A CLAIM AGAINST, FRC AND/OR FGCC, SUCH ENTITY’S CLAIM WILL BE SATISFIED BY THE REORGANIZED DEBTOR. AT THE CONFIRMATION HEARING, THE BANKRUPTCY COURT WILL BE REQUESTED TO APPROVE THE MERGER PURSUANT TO THE SIGNATURE PLAN. ALL CREDITORS AND INTERESTED PARTIES SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT AND PLAN.

Signature is informed that during the period in which FRC operated as a bank, held a banking charter and engaged in the business of originating loans, FRC may have entered into certain mortgage loan purchase and securitizations agreements containing provisions addressing FRC’s possible merger or consolidation.  Certain of these agreements contain provisions specifying that the successor corporation have a minimum net worth of at least $25 million or be an institution whose deposits are insured by the FDIC or a company whose business is the origination and servicing of mortgage loans, or that the merger not adversely affect the then current rating or ratings on the certificates originally generated. It is highly questionable whether any of the provisions are relevant (and if relevant, could give rise to any cognizable claim for damages based upon the Merger) inasmuch as FRC long ago ceased operating as a bank and returned its banking charter and is not originating loans.  However, the Merger itself will not in any way alter or modify FRC’s business operations as they exist immediately before the Merger and, as set forth in this Disclosure Statement.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature believes that the Merger is appropriate under the circumstances.  The present parent and intermediate holding company structure of the Debtor and FGCC was established when FRC was operating as a California-charted industrial bank subject to federal and state regulations, and at a time when the Debtor, as a holding company of a California-charted industrial bank, was subject to laws and regulations governing its ownership of FRC. FRC no longer is a bank, and neither entity is subject to such laws.  Nevertheless, during the Case the Debtor and FRC have maintained their separate legal existence, operating under the supervision of separate boards of directors and officers with separate legal counsel, all of which has generated unnecessary incremental expenses.  Significant time and expense has been devoted to issues involving intercompany allocations.  The Merger will rationalize and streamline this corporate structure, thereby facilitating the Reorganized Debtor’s emergence from chapter 11.

The Merger also will streamline the decision making process for the Reorganized Debtor.  The decisions of the Reorganized Debtor, including the timing and amounts of distributions to creditors, will now be made by an external manager and a single Board of Directors that is well positioned to evaluate such matters in light of the performance of the business and the status of any outstanding liabilities.

The streamlined corporate structure also may also make the Reorganized Debtor a more attractive candidate for a third party investor (although, again, no assurances can be given that any such transaction will occur).

Although Signature as the proponent of the Signature Plan strongly supports the Merger, the Debtor, FGCC and FRC, and each of their respective current management teams and boards of directors, have not approved or endorsed the Merger.

(a)	The Assets and Liabilities of FGCC

Because FGCC is the holding company for FRC, its wholly-owned subsidiary, its assets consist of its ownership interest in FRC and approximately $843,000 in cash as of October 31, 2009. Because it is a holding company, its balance sheet does not reflect any material outstanding liabilities.

/ / / /

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(b)	The Assets and Liabilities of FRC

As of December 31, 2009, FRC’s assets include real estate loan portfolios, real estate holdings and other investments, and the cash flow and income generated from these assets, primarily from the collection of mortgage principal and interest payments.  FRC has recently outsourced the servicing of its loans to a third party sub-servicer, Specialized Loan Servicing LLC (“SLS”).  According to FRC’s unaudited balance sheet, FRC’s primary assets consist of (1) approximately $332 million in cash and cash equivalents; (2) residential real property held for sale with a book value of approximately $7.0 million; (3) its corporate headquarters and related personal property, furniture, and equipment with an aggregate book value, after depreciation, of about $3.9 million; (4) real estate loan portfolios with an aggregate book value of approximately $141.7 million; (5) common stock investments with a book value of approximately $2.1 million; and (6) Community Reinvestment Act loans and investments with a book value of approximately $17.6 million and assets held in SERP accounts of $11.8 million.  FRC may be entitled to recoveries against fidelity bonds and insurance policies.  The fair market value of these assets is not necessarily reflected by the stated book values.

FRC’s material liabilities consist of the remaining contingent, unliquidated, and disputed claims associated with its lending activities and operations.  Many of these type of liabilities were resolved before the commencement of the Case and have continued to be resolved during the Case, but many remain.  Those that remain are mostly related to residential loans originated by FRC that were then sold to third parties in either whole loan sales or securitized transactions.  FRC ordinarily sold such loans for cash and gave the buyer customary representations and warranties regarding the loan that required FRC to repurchase those loans if certain defaults occurred within a designated period after the sale (the “Repurchase Claims”).

FRC established a balance sheet reserve for Repurchase Claims that has been adjusted on occasion as claims have been resolved and new Repurchase Claims asserted.  As of December 2009, FRC books and records reflect, from an accounting standpoint, a $37.2 million reserve on account of Repurchase Claims.

FRC has contested and, in many instances, settled Repurchase Claims in the ordinary course.  The Debtor is also involved in ongoing negotiations to settle certain Repurchase Claims and may settle additional claims on or before the Effective Date thus having a materially positive benefit to the Estate and the potential reserve requirements.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

There are asserted Repurchase Claims that remain outstanding, however, and additional unknown, potential Repurchase Claims that could be asserted in the future (although the likelihood of the later occurring decreases over time).  Various parties in the Case estimate that between $14.9 million and $29.4 million in cash may be required to satisfy Post-Effective Date Merger Claims (i.e., claims of creditors of FRC and FGCC prior to the Merger), consisting of the following: (i) Repurchase Claims and (ii) Non-Repurchase Litigation Claims5.   The above estimated range amount is based on FRC’s books and records, the historical results in resolving Repurchase Claims, the progress made to date in resolving Repurchase Claims, and other information furnished by the Debtor and FRC.  However, Signature cannot guaranty the accuracy of the ranges but believes it is the best estimate available at this time and has confidence in the professional soundness of the estimate range.

Based upon information provided by the Debtor, Signature understands and believes that, with certain exceptions, those Repurchase Claims for which FRC is actively seeking resolution are subject to a pending settlement or have been rescinded, withdrawn or become dormant as a result of the failure of the parties originally making the request to respond to follow up inquiries from FRC regarding their alleged claims.  Because the factual disputes concerning whether a representation or warranty was breached, the high turnover among institutional purchasers of loans and securitized products and their inability to provide proof necessary to support a claim, and the highly factual nature of the reliance and damages issues raised by Repurchase Claims, Signature believes most remaining claims will be addressed and resolved without litigation and at very substantial discounts from the stated face amount of the claim.

Nonetheless, certain Repurchase Claims remain outstanding and additional Repurchase Claims may be asserted in the future (although, as noted above, that risk should diminish as time passes given that FRC ceased originating and selling loans in 2007 and, since then, has successfully resolved numerous asserted Repurchase Claims).  The best estimate based on the current available information to Signature (as reflected in its financial projections) is that the outstanding and unresolved Repurchase Claims as of the Effective Date will be resolved over time for not more than $15 million as described further below.
________________________
5 “Non-Repurchase Litigation Claims” means and include all liabilities and claims asserted against FRC and the Debtor other than the Repurchase Claims. As set forth in the Disclosure Statement, virtually all these claims relate to FRC’s lending operations and primarily involve title actions, foreclosure proceedings or claims asserted by individual borrowers against FRC.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature’s financial projections attached hereto as Exhibit 3 have likewise assumed that the Debtor will utilize $20 million in cash to pay known Repurchase Claims on or before the Effective Date and reduce corresponding liabilities in the same amount, and the unresolved Repurchase Claims as of the Effective Date will be satisfied over time by the Reorganized Debtor for not more than $15 million.  To address this contingency, the Signature Plan provides that the Reorganized Debtor will establish, on the Effective Date, a liquidity reserve in the form of cash or undrawn lines of credit in an amount equal to $15 million for the future payment of Repurchase Claims when such Claims become payable.  Thereafter, the amount of the liquidity reserve would be subject to periodic increase or decrease to maintain a reserve equal to or greater than anticipated claims payments for the following 12 months or as otherwise provided for in accordance with any and all procedures established by the Bankruptcy Court and/or order confirming the Signature Plan.

Signature is also informed that, of the Repurchase Claims asserted to date, U.S. Bank National Association, as Trustee (“U.S. Bank”) has alleged that the various securitization trusts that own more than 700 residential loans originated by FRC, and as to which U.S. Bank acts as trustee, have an aggregate claim amount of at least $98 million, consisting of $64 million of liquidated claims and in excess of $34 million of face amount of unliquidated claims.  Signature understands that FRC has requested information from U.S. Bank concerning its alleged Repurchase Claims.  U.S. Bank has reserved its right to contest confirmation of the Plan, which may include contesting the provisions in the Signature Plan governing the Merger, the Effective Date Cash Distribution, the amount of the necessary reserves, and post-Effective Date distributions on account of holders of Allowed Claims.

Wells Fargo Bank, N.A., in its capacity as Trustee for various different loan securitizations (“Wells Fargo”) also alleges an amount and number of Repurchase Claims similarly sizable to U.S. Bank.  Wells Fargo alleges that, if the Signature Plan is confirmed, post-Effective Date reserve amounts greater than $15 million will be needed to satisfy all Repurchase Claims.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature believes that U.S. Bank’s and Wells Fargo’s allegations and positions will not preclude confirmation of the Signature Plan nor will they require a material modification to the proposed terms of the Signature Plan.  However, Signature acknowledges that the issues as it pertains to the Repurchase Claims as asserted by Wells Fargo and U.S. Bank is subject to determination by the Court at the Confirmation Hearing and thus remains an uncertain risk as of the date of this Disclosure Statement.

Because the Merger impacts the rights of creditors and shareholders of FRC, the Debtor, the committees and the plan proponents have collectively prepared a notice that will be sent to creditors and potential creditors of FRC to inform them of the Merger and the potential impact arising therefrom.

Additionally, FRC is a party to more than 150 various pending litigation actions at various stages of litigation in various legal forums that involve disputed and unliquidated claims.  Additional lawsuits continue to be filed and commenced against FRC too.  These lawsuits relate to FRC’s lending operations and essentially involve title actions, foreclosure proceedings, or claims asserted by individual borrowers against FRC.  The title actions are usually covered by applicable title insurance and defended by the insurer and the others are sometimes covered by insurance.  For matters not covered by insurance, FRC has been successful to date in resolving such most matters for small sums.  FRC may also be able to access bankers professional liability insurance and other insurance coverage for other types of actions such as individual borrower claims.  At the same time, additional lawsuits continue to be filed and commenced against FRC.

FRC is also subject to claims asserted by former employees that relate to their employment with FRC.  To the extent such claims have been or may be asserted against FRC, they will likely involve amounts purportedly due in connection with employment agreements and claims for employee compensation and benefits.  Because the resolution of all of the above-described actions involve an ongoing process, and newly commenced lawsuits may replace resolved lawsuits, the number of outstanding litigation matters continues to change.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature believes that the Reorganized Debtor will have sufficient cash to satisfy any actual and due Post-Effective Date Merger Claims.  As explained in this Disclosure Statement, Signature will invest $10 million, comprised of at least $5 million in cash (along with an in-kind contribution of loan and lease assets consistent with the future business plan of the Reorganized Debtor of up to $5 million) on the Effective Date of the Signature Plan to purchase approximately 12,500,000 million shares of Common Stock (the “Signature Equity Contribution”).  See Section IX.A of this Disclosure Statement.  In addition to the Signature Equity Contribution, the anticipated tax refund to be received by the Debtor will provide additional cash to assure that Repurchase Claims will be satisfied in full.  See Section VIII.A of this Disclosure Statement.  After the Effective Date, the Reorganized Debtor may adjust the amount of the reserves as deemed appropriate by the Reorganized Debtor and any Final Order of the Bankruptcy Court requiring a different or greater reserve.

In the event that the Post-Effective Date Merger Claims do exceed the amounts being reserved or otherwise available from the above-described cash infusions, the Reorganized Debtor will be able to pay out such claims in the ordinary course from cash generated from operations by means of the successful execution of its business plan.  In the event that the Post-Effective Date Merger Claims do not exceed the sums being reserved after resolution and payment of all claims, the remaining funds held in the reserve shall be remitted to the Reorganized Debtor.

2.	Postconfirmation Business Operations of the Reorganized Debtor

(a)	The Market Opportunity

Signature brings an established business, business plan, enviable track record, distinguished team, and fresh capital that will allow the Reorganized Debtor not only to deliver a full recovery to each of its existing creditors, but to grow the business and deliver sustainable growth and stable recurring profitability for its shareholders (both existing and new) going forward.  It is fair to say that never have the overall market dynamics aligned to create environment so favorable to the sort of special situation lending and investing that characterizes Signature’s activities.  Accordingly, Signature’s business model is particularly apt for this environment which is expected to be prevalent for the next several years.

Signature not only has the right business model for the current environment, it also has the proven experience and the right team to execute on it.  Signature’s capabilities are well demonstrated. Since inception, Signature has originated 27 investments in this strategy, 16 of which have been realized at a weighted average, gross IRR of 29%.  Signature has been in business, profitably lending and investing in special situation opportunities, for over 5 years.  A summary of Signature’s track record from 2004-2008 is shown below:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Signature Group Holdings, LLC
Consolidated Track Record- All Affiliates

	2004	2005	2006	2007	2008
All Investments	22.95%	26.59%	26.80%	39.64%	23.33%

(1) Unleveraged gross returns before fees.
(2) Results from inception through 12/31/07 have been examined by McGladrey & Pullen, LLP, the Fund’s auditor.  An updated examination is expected to be completed by 1/31/2010.

Craig Noell, Signature’s CEO, has 25 years of financial industry experience, including 19 years of lending and investing in special situation investments with the concomitant experience in structuring, managing, restructuring, workout and, on occasion, liquidation of such investments.  He has an additional six years of investment banking experience dealing with mergers, bankruptcies and other complex financial transactions.  Tom Donatelli brings 22 years financial industry experience including six years of principal investing experience and six years as a highly regarded institutional special situations analyst at Wertheim Schroders, and Kyle Ross brings 10 years experience including 5 years principal experience since co-founding Signature.  Three other executives that are to be part of the team have between 20 and 35 years relevant experience in commercial finance and special situations lending while a fourth has several years of financial experience including multiple years investing in bankrupt and distressed securities.

It is no secret that the financial markets have been experience great turmoil for over two years.  This is the result of nearly a decade of excessive credit availability.  Excessive credit availability across the board led to a bubble that has, in turn, imploded. The result is a general situation where severe discontinuities have developed in the capital markets.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

This implosion in the financial markets is not readily reversed and it is not limited simply to the housing markets or sub-prime mortgages.  One cannot imagine a quick recovery for the securitization market for auto leases allowing average citizens to own expensive SUVs, BMWs, and Lexus for no money down on a three year lease with a 4.5% imputed interest rate.  Nor can one imagine that credit card issuance, HELOCs, CDOs, CLOs, SIVs and any variety of other instruments make any sort of a comeback- now or in the next 5 to 10 years.  While this does not imply a depression or even that today’s slow growth environment is with us forever, what it does mean is that the amount of credit within the system has evaporated and that its effects will be felt across the spectrum for many years to come in the form of reduced availability of credit.

Government policy has exacerbated this crisis and injected a large dose of uncertainty into everything.  A year ago the government told the banks it was their patriotic duty to accept an injection of 7 year TARP money.  The stated concept was to use the money to strengthen bank balance sheets and cushion the blow from reduced lending.  Soon after, new strings were attached.  Now there is a public outcry from the same politicians that banks that can are supposed to pay the TARP money back.  So instead of using newly found TARP money to keep lending and cushion the blow, banks are hoarding their capital and shrinking their balance sheets to meet arbitrary capital guidelines and pay back TARP money that the bank was supposed to use to improve their capital ratios, absorb their losses and make prudent loans.

Notwithstanding some of what is written in the press, financial institutions are avoiding steps they might normally take to clean up their portfolios through the normal routes (sale of the company- in or out of bankruptcy, sale of the loan, equity conversion, foreclosure, etc); instead, the mantra of the banks has become “amend, extend, and pretend” where financial institutions are bloated with sub par loans to businesses and other commercial enterprises as well as commercial real estate loans that these borrowers.  They can’t sell or foreclose on these loans because they are not willing to take the likely loss that is inherent in such a move.  In this regard, they are aided by a cadre of willing enablers - the tranche b lenders, subordinated debt Holders, and private equity firms who are eager to postpone their own day of reckoning and hope against hope for a spectacular confluence of events that somehow gives them a shot at recovering on their position.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

As evidence of this, consider that recent loan purchase negotiations Signature has been involved with.  Pricing has ranged from 30-50% of par.  This compares with a historical range of 50-80% of par for most Signature purchases in the 2004-2007 era.  From Signature’s standpoint, the lower bid range is not at all a result of trying to buy cheaper.  Indeed, Signature would prefer that it had more opportunities to buy assets of a sufficient quality to pay a higher price.  By and large it is a reflection of the banks inability to proactively deal with their problems as they occur.  Instead they are only selling their worst credits, those basket cases where they can no longer rely on “rosy scenarios” to prop up their valuation and where liquidation is likely imminent.  For the remainder, the banks seek to mask their problems and kick the can down the road.

Meanwhile, many large and important non-bank financial institutions that once were a primary source of financing for middle-market companies have exited the market or, in some circumstances, liquidated and closed.  The recent CIT bankruptcy is just one particularly visible example of a once formidable market presence brought down by market circumstances, but it is just a more visible example among many.  Other lenders that were formerly significant market factors have either formally or informally withdrawn from active participation in the middle market:  GMAC Commercial Finance, Textron Commercial Finance, GE Commercial Credit, American Capital Strategies, Allied Capital, Citicorp, DB Zwirn, Laurus, New Star, Gladstone, Patriot Capital.  Among those that remain, many are largely on the sidelines, cherry picking an occasional opportunity and masking their absence from the active market place under such euphemisms as ‘de-risking’.

The borrower trapped in such an institution which cannot respond to its circumstances is likely to atrophy and continuously melt away while waiting for its lender to engage in productive discussions. Management teams of over-levered and under-capitalized businesses cannot invest for the future.  Many of these businesses remain fundamentally sound and, in a different environment would readily find a home with a new lender.  Perversely, the better the quality of the borrower the worse it may be treated by its lender.  While the lender knows it cannot exit its more distressed credits, these better quality borrowers are readily saleable.  They might have had several alternatives to refinance with another bank three years ago but in today’s market they have limited opportunities; however, they do not get the forbearance of their more distressed brethren.  Instead, the bank is likely to push the borrower to sell itself- a sale that is likely to get the bank out whole but leave little left over for the equity.  This provides a significant opportunity for the Reorganized Debtor as these borrowers have limited opportunities in today’s market and will pay a premium for the sort of stable lending relationship that can be provided by the Reorganized Debtor under the Signature direction.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(b)	Signature’s Business Plan for the Reorganized Debtor

The Signature Plan utilizes the asset base of the current Fremont estate as a foundation for the creation of a broad based, high growth, and solidly profitable licensed commercial finance platform oriented toward originating special situations financing in what is commonly referred to as the “middle market.”  Signature believes there is a particularly acute need for this type of financing under current market conditions, but it also believes that there is a continuing opportunity in all markets.  Signature has an established track record, market presence, and team.

Signature’s proposed management team (including John Nickoll, its anticipated board Chairman) is made up of a highly experienced and seasoned group of financial professionals who have operated very successfully within this market segment for decades.  The assets underlying the portfolio in the Signature Plan are not securities; they are loans sourced through the Signature teams proprietary network, individually structured based on the unique circumstances of the individual situation, diligenced and documented through the collective efforts of the Signature team drawing on the significant breadth of experience of Signature and its team.  Signature does not buy investments or assets off of trading desks or Bloomberg terminals.  Signature’s plan is not predicated simply on exploiting - via open market purchase - distressed securities.  Signature’s is an affirmative strategy based on building relationships with companies that recognize the reality of the borrower’s situation and work to create find the best available solution under the circumstances.  This is Signature’s approach whether it is a new loan origination or a bank reject in need of restructuring.  While Signature has and remains an active source of liquidity for banks seeking to monetize underperforming commercial assets, Signature believes that there are significant issues inhibiting financial institutions from selling their subperforming assets (i.e. they are not willing/able to take appropriate writedowns) and that these financial institutions are likely to continue to defer their desire or willingness to liquidate subperforming loans thus exposing this aspect of the company’s business plan to events that are beyond management’s control.  Thus, Signature’s strategic thrust is nicely balance by the ability of its team to balance the uncertainties of loan purchases with its ability to originate corporate loans by leveraging its relationships with the financial and corporate restructuring community, borrowers, and other resources - relationships that have been built over years of serving this unique corporate market.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Over the past decade, the environment for the formation of credit-based capital grew inexorably due to the investment preferences many global financial institutions combined with the monetary policies adopted during this same period by various governmental policy makers. This led to a widespread mispricing of credit risk which, subsequently led to the current market turmoil causing a wide array of established lenders to the “middle market” to become over extended with excessively leveraged balance sheets and depleted capital ratios.  The net effect of this has caused many important providers of capital to retrench and, in some cases, exit this market.  Today, formerly dominant companies such as General Electric Capital Corporation, CIT, Textron Financial (as well as many other traditional commercial lenders) have been left with no other choice but to curtail their lending activities as they work to repair themselves; a process that is likely to take years.

This fact presents a highly attractive strategic opening for new market participants with the right relationships, market access, skill-set and investment acumen to exploit such a severe financial dislocation. Importantly, Signature does not seek to create a new CIT, GECC, or even a new Foothill; specifically, it seeks to avoid ‘me too’ commodity financings that have low margins but do not always have lower risk.  The Signature business plan is not reliant on securitization, commercial paper, or high leverage.  Instead, Signature management intends to build a highly differentiated platform that finances middle market companies which have a fundamentally viable businesses but have limited access to the capital markets.  Existing funding sources do not adequately meet their needs.  Accordingly, they are willing to pay what is often a significant premium to a financial provider who can address their needs with a tailored solution.  Signature’s team has not only been operating successfully in this specific market for decades, it has largely avoided the current financial crisis by refusing to deploy capital into a market it deemed unattractive on a risk-adjusted basis.  Now, with the constriction of credit underway, it is Signature’s plan to leverage its expertise in this market by reformulating Fremont General into a well-capitalized and profitable finance company serving this large and attractive market in the following areas:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

o
Commercial Finance – Financings collateralized by assets typically for businesses in transition.  The loans are expected to cover a broad cross section of industries, including without limitation, industrial, retail, franchise food, leasing and transportation, media and entertainment

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Portfolio Acquisitions – Opportunistic purchases of senior secured bank loans either as a whole portfolio or as “carved out” from large bank owned portfolios at meaningful discounts to face value.  Frequently, acquired portfolios may be to specialized industries such as technology, retail, media, restaurants, casino, hospitality, healthcare, agriculture and lead to further opportunities over the long term, particularly when they come with talented management talent.

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Individual Loan Purchases – Signature will continue to be actively involved in purchasing sub performing and distressed loans from financial institutions.  As an example, Signature recently acquired the debt of the largest domestic operator of auto racing schools from a top 5 financial institution.  Although the business is very sensitive to, and, therefore, reeling from the current economic environment, management has aggressively reduced its cost base and shareholders have supported it through additional capital injections.  Signature is currently negotiating with management regarding the terms for extending one of the facilities which matured in December.

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Equity Investments — In the right circumstances, the Reorganized Debtor may acquire controlling interests in operating companies, including through purchasing senior debt of companies to be later converted into equity, or through outright purchases of controlling equity interests.

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Distressed Situations – The Company will also pursue opportunistic corporate financings for asset-rich companies requiring near-term liquidity including, without limitation, bridge loans, transition financing, debtor-in-possession loans (“DIPs”), senior secured bank debt, bonds in liquidation and trade claims in anticipation of a recapitalization or other clearly defined event.  As an example, Signature recently provided a structured lending solution for the Fatburger franchisor that included both DIP financing to subsidiaries reorganizing in Chapter 11 and traditional financing to the parent franchisor who does not anticipate a bankruptcy filing.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Specialty Lending Niches – The reorganized debtor may identify specific market niches (technology, retail, media, restaurants, casino, hospitality, healthcare, agriculture) that are underserved and present excellent risk/reward business opportunities.  These may be identified as a result of portfolio acquisitions (see above) or through other activities the Reorganized Debtor.  Signature also anticipates that it will be contacted by management teams seeking a new platform to put their expertise to work.  In the past year, Signature has reviewed several different niche related opportunities including a factoring business specializing the agriculture industry, a niche oriented equipment finance company, and a marketer of in-store display media advertising for the medical industry seeking an acquirer for its existing lease portfolio (held by a troubled financial institution) and forward financing.

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Good Bank/Bad Bank Transactions – As widely reported, many banks face significant capital constraints, high ratios of criticized assets, and doubts regarding their future viability.  Signature believes there are opportunities for structured transactions where Signature buys their criticized assets enabling them to raise new capital or complete a merger that would not otherwise be feasible due to regulatory and other issues.  This line has similar metrics as its other lines that acquire subperforming and distressed loans with the added incentive that the purchaser may be able to augment its return with a significant equity kicker.  Although the reorganized Debtor may acquire a significant ownership position or even 100% ownership as a result of such a transaction, there may be significant regulatory impediments and such transactions are not central to the Reorganized Debtor’s plan.

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Senior Stretch and Tranche B – The Reorganized Debtor expects to be presented opportunities to acquire or originate senior secured “stretch” loans and Tranche B loans that are junior secured loans subject to an intercreditor agreement.  These loans go beyond normal senior lending guidelines but present significant risk/reward opportunities.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Under its plan, Signature expects that the Reorganized Debtor would generate substantial ordinary income against which it could offset the NOL tax credits.  The Plan therefore proposes to utilize the Debtor’s substantial NOL carry forwards to generate significant after-tax returns to the Reorganized Debtor’s shareholders.  The ability to offset current period income against the NOLs affords the Reorganized Debtor to pursue a business plan that targets loan investments that generate above average returns because they are outside the box while simultaneously reducing shareholder risk by operating with below average leverage.

Although the immediate goal of the Signature Plan is obviously to provide a source for full repayment of Claims against the Debtor after appropriate reserves for contingent and Post Effective Date Merger Claims of FGCC and FRC, the long-term strategy is to utilize the assets of the Reorganized Debtor to expand Signature’s existing special situation lending platform and expand the business to grow a significant portfolio of income generating assets.

The business plan will build upon the existing platform established by Signature. In conjunction with assuming managerial responsibility for the Reorganized Debtor, Signature expects to wind down all of its existing activities or fold them into the Reorganized Debtor as appropriate.

Signature was founded in 2004 and since that time has been actively lending and investing in special situation opportunities.  During the 5½ year period since its formation, Signature and its affiliates have successfully generated annualized unleveraged returns of approximately 25%.  From 2004 through 2006, Signature financed its investing and lending activities utilizing lines of credit providing for financing advance rates of 90%. Signature also extended its financial reach by utilizing joint venture partnerships with various strategic partners including Goldman Sachs, American Capital Strategies, and Sheridan Opportunity Fund to close larger transactions beyond the scope of the capital managed by the firm.  Importantly, during the period of mid-2006 through the end of 2008, Signature prudently scaled back its deployment of capital as it correctly surmised that the markets had turned decidedly riskier.  Signature made this decision at a time when aggressive debt financing was flowing readily in the market and Signature’s existing lenders were encouraging Signature to become more aggressive.  Signature also scaled back its use of leverage, accelerating the repayment of debt making payments in excess of contractual mandates and making purchases from mid-2006 through late-2008 without use of debt financing.  Accordingly, the decreasing use of leverage at a time when the market was amplifying leverage dramatically reduced the risk to Signature’s investors both from the lower leverage and risk inherent in the existing portfolio but also from the generally more conservative tact that allowed Signature to avoided participation in the over inflated deals that have crippled many funds and financial institutions.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Signature business plan, while attractive, requires several important components.  First, a diverse management team with enough breadth and depth and one that possesses the requisite experience to identify, assess and underwrite credit linked investments to appropriate risk-based standards.  Second, an appropriate set of risk based guidelines for the proper monitoring and servicing of the underlying investment portfolio.  Third, a properly capitalized balance sheet with enough equity to not only support the existence of a properly sized revolving credit line, but also to provide enough financial support to the Debtor’s existing subordinated creditors.  Finally, a seasoned and experienced Board of Directors and one that is intimately familiar with all of the policies and procedures necessary for the running and the governance of a public company.   The TOPrS Group and Jim McIntyre, the largest Holders of claims in Class 3C and Equity Interests in Class 4, respectively, spent considerable effort vetting Signature’s management team and business strategy before deciding to co-sponsor the Signature Plan with Signature.

Signature expects that the Reorganized Debtor would generate substantial ordinary income against which it could offset the NOL tax credits.  The Signature Plan therefore proposes to utilize the Debtor’s substantial NOL carry forwards to generate significant after-tax returns to the Reorganized Debtor’s shareholders.

3.	Post-Effective Date Management: Management Agreement with CP Management, Inc.

On the Effective Date, the Reorganized Company’s Board of Directors will enter into a temporary management contract with the senior management team of Signature to provide day to day interim management services to the Company consistent with the business plan as outlined herein and to oversee the wind-down of the business affairs of the Debtor, FRCC, and FRC while a more complete management agreement is negotiated between the Board and the newly formed entity created by the Signature team, Credit Partners Management, Inc. (“CP Management” or “Manager”).  Such temporary management contract will terminate upon execution of the Management Agreement, which is expected to occur within 45 days of the Effective Date.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Management Agreement for the Reorganized Debtor will be based upon a commercially standard business plan, consistent with the Signature Plan.  It will be submitted by Credit Partners Management, Inc., to the Board of Directors for approval within twenty (20) days of the Effective Date.  The form of the proposed Management Agreement, which CP Management anticipates will be submitted to the Board of Directors for approval, is attached as Exhibit 3 to the Signature Plan and is the product of arm’s-length negotiations between Signature and the Steering Committee.

Signature believes that the external investment management model represents best practices in the industry and will maximize value for shareholders. Similar external investment management models are used at major investment funds, including Apollo Investment Corporation, Ares Capital Corporation, Fifth Street Finance Corp., Gladstone Capital Corporation and MCG Finance Corporation. In addition, framework negotiated by the Steering Committee provides that the annual salaries of Mssrs. Noell, Donatelli and Ross shall not exceed $150,000 per year for their services to the Reorganized Debtor, thereby providing for compensation that is significantly below their earning power on the open market, and providing significant value for the Reorganized Debtor’s shareholders.

Under the terms of the Management Agreement, CP Management shall:

•	identify, evaluate and negotiate the structure of the investments made by the Reorganized Debtor;

•	determine the investments and other assets that the Reorganized Debtor will purchase, retain, or sell;

•	determine the composition of the portfolio of the Reorganized Debtor, the nature and timing of the changes therein and the manner of implementing such changes;

•	close and monitor the Reorganized Debtor’s investments;

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

•	manage, service, administer, and collect payments related to the Reorganized Debtor’s investments;

•	negotiate, restructure, settle and/or compromise any loan or other debt obligations related to the investment portfolio;

•	supervise a limited staff of FRC employees who will be employed directly by the Reorganized Company to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

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engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Reorganized Company to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

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engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Reorganized Company to facilitate the Reorganized Company’s return to compliance with the SEC and any other governmental agencies;

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file, continue, amend and modify any financing statements, Uniform Commercial Code filings, mortgages, deeds, title policies, etc. related to any liens or collateral associated with any loan or other debt obligations related to the investment portfolio; and

•	provide the Reorganized Debtor with such other investment advisory, research and related services as the Reorganized Debtor may, from time to time, reasonably require for the investment of its funds.

The compensation arrangements set forth in the Management Agreement shall be renewable annually based on such terms as the CP Management and the independent members of the Board of Directors shall agree.  Under the Management Agreement, the Reorganized Debtor will pay CP Management a fee for its services pursuant to the Management Agreement. The Management Agreement and its fee structure were established by arm’s-length negotiation between Signature and a Steering Committee consisting of James McIntyre and Seth Hamot, neither of whom holds any direct or indirect economic interest in Signature or CP Management.  The management fee during the initial term shall be based upon an expense budget setting forth projected, commercially reasonable operating expenses to be incurred by CP Management in its management of the Reorganized Debtor.  The framework established by the Steering Committee also provides that annual salaries for Messrs. Noell, Donatelli and Ross shall be limited to $150,000 per year for services provided to the Reorganized Debtor under the Management Agreement.  The Management Agreement and the proposed budget shall be subject to review and approval by the entire Board of Directors within 120 days after the Effective Date.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Under the Management Agreement and pursuant to the established budget, CP Management is solely responsible for: (i) compensating CP Management’s investment professionals and their respective staffs (and pursuant to agreed-upon limits on the compensation of Messrs. Noell, Donatelli and Ross), when and to the extent engaged in providing investment advisory and management services to the Reorganized Debtor, and (ii) the compensation and routine overhead expenses of such personnel allocable to such services. Notwithstanding the above, the Reorganized Debtor’s Board of Directors in its sole discretion may award an annual bonus to CP Management or its professionals above and beyond the budget-based upon performance.  The proposed Management Agreement has an initial term through December 31, 2010, and renews automatically thereafter, subject to the approval of either the Reorganized Debtor’s board of directors or, alternatively, its shareholders.

Although Signature, after significant research and consultation with counsel does not believe that either Signature’s activities or those of the Reorganized Debtor fall under the scope of the Investment Advisers Act of 1940 (the “Advisers Act”), CP Management intends to register pursuant to the Advisers Act.

4.	The CP Management Team and the Reorganized Debtor’s Management Team

The CP Management team will be led by Craig Noell, Kyle Ross, Thomas Donatelli.  Each is an accomplished corporate finance executive with extensive experience and an established record.  Some highlights of their careers include:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Craig Noell, President & CEO: Mr. Noell is the chief executive officer of the firm.  In addition to setting the overall strategy of the firm he directs the investment sourcing, structuring and capital raising functions of the firm and is a significant Limited Partner in the Fund.  Mr. Noell brings 25 years experience in corporate finance, investing banking, and special situation investing with Goldman Sachs, Wells Fargo Foothill, Security Pacific, Barclays and Murphy Noell Capital.  At Murphy Noell, he was involved in over 50 corporate finance transactions including traditional M&A, distressed M&A, capital raises, recapitalizations and restructurings.  Previously, as a member of the distressed investing area at Goldman Sachs, Mr. Noell founded and ran Goldman Sachs Specialty Lending, investing Goldman’s proprietary capital in special situations opportunities.  At Wells Fargo Foothill (“Foothill”) Noell directed the firm’s New York and Los Angeles business development teams and was involved in numerous recapitalizations/ restructurings, DIP loans, POR financings.  He was also involved in establishing multiple joint venture relationship including the acquisition of the loan portfolio of Home Savings of Alaska from the FSLIC, a joint venture with Ansley Associates to provide specialized financing to the resort industry and a joint venture relationship with Ozer to form Paragon Retail Finance which was subsequently acquired by Wells Fargo and is now the second largest asset based lender to the retail trade.  Mr. Noell began his career in the Merger Group of Security Pacific National Bank, N.A. and also held positions at Barclays American Business Credit and BISL, a firm specializing in trade claims, prior to joining Foothill.   Mr. Noell is a graduate of the Wharton School of Business at the University of Pennsylvania.

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Kyle Ross, Executive Vice President & COO: Mr. Ross co-founded Signature and is responsible for most of the firm’s daily operations including its underwriting and asset management activities.  Since Signature’s formation he has been directly involved in all of Signature’s transactions, including an active role in structuring, underwriting, closing, and managing the exit of transactions.  Mr. Ross previously spent over four years with the boutique investment banking firm Murphy Noell Capital where he was directly involved in over 25 transactions including both healthy and distressed capital raises, M&A transactions, and debt restructuring.  He was also responsible for managing the firm’s analyst and associate staff.  Previously, he was an analyst at Sutro & Co.  Mr. Ross is a graduate of the Hass School of Business at the University of California, Berkeley.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Thomas Donatelli, Executive Vice President & Chief Investment Strategist: As Chief Investment Strategist, Mr. Donatelli brings 20 years of experience in the financial services industry including stints in M&A, as a highly regarded special situations equity analyst, and in proprietary investments.  Mr. Donatelli is actively involved in the daily activities of Signature.  His career includes roles in the M&A Department at Merrill Lynch (RJR Nabisco LBO, the Time Warner bridge loan and the merger of Bass PLC and Holiday Inns), at Wertheim Schroder & Co. as head of “Special Situations” Equity Research, as a Managing Director in M&A at Donaldson, Lufkin & Jenrette, and, following DLJ’s acquisition by Credit Suisse, as a Managing Director in the Mergers Group at Bank of America.  In 2001, Mr. Donatelli was a founding Partner of SageCrest, an Asset-Backed and Structured Debt fund which grew from $2 million in AUM to approximately $400 million over a three year period.  Feeling uncomfortable with the outlook for the credit markets, Mr. Donatelli elected to exit the firm he founded and sold his interest back to the management company in 2005.  In 2006, Mr. Donatelli founded Clarinbridge Capital, a relative value hedge fund backed by KBC Financial Products.   Mr. Donatelli holds a B.A. from the University of Chicago and an M.A. from Oxford University.  In 1986, Mr. Donatelli was awarded a John M. Olin Foundation Fellowship at the U.S. Naval War College.

In addition to the existing Signature team, Signature has identified accomplished commercial finance industry executives based in Atlanta, Los Angeles, and New York who have indicated an interest to join the team. Upon a successful reorganization of the Debtor by Signature, Signature may offer employment to these executives.  Signature’s ability to hire these individuals will depend in large part on the budget negotiated with the Steering Committee and the Board. Summary information on their biographies is below, with certain names redacted pursuant to confidentiality requests.  As with other proprietary or confidential information regarding Signature, Signature has offered to provide further detail to the Debtor and the Equity Committee pursuant to appropriate non-disclosure arrangements.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Mr. [A], Managing Director: Mr. [A] has over 25 years of experience originating, structuring and managing financings for middle market companies in the U.S. and Europe.   In the past 10 years, Mr. [A] was recruited by two major European banks to launch, create and lead corporate banking, trading and lending platform businesses in the U.S.  He is a seasoned executive who has arranged financings for clients to support acquisitions, growth, leveraged buyouts, debtors-in-possession, plans of reorganization, distressed debt, cash flow, working capital and turnarounds.   During his career, Mr. [A] has overseen and completed more than 700 transactions across diverse industries.  He was ranked as one of the most active senior lenders in the U.S. leveraged finance market by Private Equity Magazine.  Mr. [A] started his career at Lloyds Bank as a financial analyst and spent 12 years with Manufacturers Hanover (now part of JP Morgan Chase) and The CIT Group (after its acquisition by Manufacturers Hanover), serving in increasingly responsible roles in auditing, credit underwriting and loan portfolio management. Mr. [A] next joined GMAC Commercial Finance as Global Marketing Director and EVP.  He led over 25 marketing officers, regional managers and underwriters throughout the U.S. and Europe.  After GMAC, Mr. [A] went to Wells Fargo Foothill, Inc. and helped build brand value for the bank in mid-Atlantic and New England region.   During his tenure at Wells Fargo, he originated and structured loans to middle market companies owned by private equity groups, hedge funds and individual investors.  Mr. [A] was then recruited by Royal Bank of Scotland to start up and serve as President of RBS Business Capital, a middle market lending platform.  He built a team and an infrastructure for a business that generated positive cash flow within 6 months and exceeded plan by over 150%.  Mr. [A] also served as the National Sales Director for HSBC Business Credit where he was instrumental in building a loan origination platform.  Most recently, Mr. [A] was recruited by Landsbanki, a large Icelandic Global Bank, to establish a U.S. bank holding company focused on leveraged loans, second lien loans, and asset based finance in the U.S. and Europe, as well as money market, fixed income and foreign exchange trading.  Here too, he was successful in building a business platform that generated significant shareholder value, exceeding plan by 420%.  Mr. [A] has been a part-time adjunct professor at New York University, teaching Harvard Case Studies in Corporate Finance.   He holds a B.S. degree in Finance and an M.B.A. degree from St. John’s University.  He served on the Board of Directors for the New York Chapter of the Turnaround Management Association and was a Committee Chairperson and Board member for the New York Chapter of the Association for Corporate Growth.  Mr. [A] also served on the National Board of Directors for American Bankruptcy Institute. This individual has a career spanning over 25 years in lending and commercial finance.  He has served as the president of the U.S. affiliate of a global multi-billion financial institution as well as president of a commercial finance affiliate of a top 20 global banking institution.  Earlier in this career, he served as an executive vice president and global loan origination manager of a major commercial finance company and held positions at both CIT Group and Manufacturer’s Hanover.  He holds a BS and an MBA from St. John’s University.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Mr. [B], Managing Director: Mr. [B] has over 29 years of experience in the commercial finance, cash flow, and senior stretch lending arena.  Mr. [B]’s experience spans the gamut of virtually all aspects of the business including originating, structuring and managing both asset-based, stretch, and cash flow-leveraged financings for middle-market companies.  Mr. [B] has originated loans to accomplish a wide variety of corporate finance needs including acquisitions, recapitalizations, turnarounds and Chapter 11 DIP loans and exit financings.  During his career, Mr. [B] has overseen and completed more than 1,000 transactions across diverse industries and transaction sizes.  During his early career, Mr. [B] held varying management and loan origination positions with Aetna Business Credit, Heller Financial, and The CIT Group.  In 1990, he joined Wells Fargo Foothill and eventually became its Director of National Loan Originations, managing more than 30 originators and underwriters across six regional offices.  In 2000, Mr. [B] founded and successfully managed the growth of a niche oriented division of a major US bank from startup to more than 160 loans with aggregate commitments in excess of $4.0 billion primarily across the healthcare, restaurant, media, and gaming industries utilizing a team of more than 50 professionals including loan originators, underwriters, account managers and compliance officers.  Age 58, Mr. [B] recently elected to take an early retirement package from his institution and is formally available to join the Reorganized Debtor effective January 1, 2010.  He is an alumnus of the University of California, Irvine.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Mr. [C], Managing Director: Mr. [C] has a career spanning 25 years in the commercial finance industry having worked and managed units as a Senior Vice President or Executive Vice President with senior debt capital market leaders GE Capital, Wells Fargo Foothill, Fremont Financial and First Union National Bank.  He has extensive experience in the negotiation and origination of asset-based, leveraged cash flow and structured product financings for both public and privately owned companies in a broad range of industries.  Specific financing experience includes re-financings, leveraged buyouts, recapitalizations, special situation financings, turnarounds, DIP financings, sale leasebacks, preferred equity partnerships, project finance and growth-oriented credit facilities.  Throughout his career, he has been responsible for over 200 funded transactions with commitments and fundings exceeding $3.5 billion and $2.0 billion, respectively.  He previously served as a President of a chapter of the Commercial Finance Association (CFA) as well as a National Board Member of the American Bankruptcy Institute (ABI).  He is presently a Board Member of the Turnaround Management Association (TMA).  He is a graduate of Indiana University with a BS in Business Administration.

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Mr. [D]:  This individual has an extensive background in High Yield Equity and Distressed Research, including serving as a member of the unsecured creditors committee in over a dozen bankruptcies with at least $100 million in unsecured claims.  Currently, he is providing subscription based research and consulting services to multiple parties including PIMCO.  His experience includes both sell side research/idea generation and buy-side analysis and portfolio management.  He previously served as partner and CFO of a $100 million holding company with 1,500 employees in Moscow, Russia.  He holds a Ph.D. in numerical mathematics and a MS with honors in Mathematics from Tbilisi State University in Tbilisi, Georgia, Former Soviet Union.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Mr. Sanchez, Ms. Stuedli, and Mr. Royer have verbally indicated that they do not intend to remain with the Reorganized Debtor on any continuing basis.  The terms of the executive employment agreements with each of the remaining executives expire in November 2010.  We believe that they desire to wind down their involvement on an orderly basis and that they are amenable to an arrangement where they wind down their full-time commitment to the Debtor.  We expect that the three top Debtor executives accept a reduced monthly compensation package while they wind down their involvement with an exit bonus rewarding their contribution to the Debtor.  The involvement of Royer and Stuedli in acceptable transition roles is essential to Signature.

5.	The Reorganized Debtor’s Board of Directors

The Reorganized Debtor would have a Board of Directors consisting of seven directors.  Six of seven directors have been identified as of this date and include two significant TOPrS holders who will become significant equity holders under the Signature plan.  In addition, four other directors have been identified by Signature.  The seventh director, to be mutually acceptable to Signature, the TOPrS Group and Mr. McIntyre, will be selected from the existing Equity Interest Holders. The backgrounds of the proposed board members who have been identified are included below. Three of the proposed board members, Mssrs. Hochberg, Schwab, and Peiser, are existing shareholders of the Debtor. Signature and the TOPrS Group believe that each of the six directors below will meet the independence requirements of the applicable securities laws and exchange regulations.

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John F. Nickoll:  Mr. Nickoll is expected to serve as Chairman of the Board of Directors.  He has over 40 years experience in the commercial finance industry including over 30 years as founder and co-CEO of Foothill Group, Inc. (“FGI”), which was traded on the NYSE under ticker symbol “FGI”, and its commercial finance subsidiary Foothill Capital Corporation (“Foothill”).  From a startup in 1973, Foothill successfully grew to become, for many years, the largest independent commercial finance company in the U.S.  Foothill was a pioneer in purchasing distressed commercial debt from major money center banks in the mid-1980s.  Foothill later financed the expansion of this business through limited partnerships backed by major pension and institutional investors.  In 1995 FGI was acquired via stock merger by Norwest Corporation, which subsequently acquired Wells Fargo.  Director A remained CEO of all commercial finance lending operations, including Wells Fargo Foothill and Wells Fargo Business Credit.  Mr. Nickoll is a graduate of the University of Wisconsin and earned a JD from the University of Michigan Law School.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Robert Peiser:  During his career, Mr. Peiser has successfully financed, restored profitability to, or otherwise created value for a large number of companies in a variety of industries.  He has been an investor in Signature affiliated entities since 2004.  Mr. Peiser is  Chairman and CEO of Omniflight, Inc., a Dallas-based, private helicopter air rescue company.  He also served as Vice Chairman of Imperial Sugar Company, a Houston-based refiner and marketer of sugar products to retail, foodservice and industrial customers, following his service as President and CEO of that company for almost six years.  As CEO, he created a strong balance sheet from a distressed situation, rationalized capacity and created value added margins in a commodity product through innovative brand strategies.  Mr. Peiser’s past positions include operating roles in a wide variety of turnarounds and industries including transportation services, food processing, retailing, distribution and telecommunications.  In addition, as executive vice president and chief financial officer of St. Louis-based Trans World Airlines, Inc., he was widely credited with being the architect of its successful 1995 financial restructuring.  He was also TWA’s chief financial officer in the mid-1980’s during its takeover battle with Carl Icahn.  Director B graduated from the University of Pennsylvania with a BA in economics and also holds an MBA in finance from Harvard Business School.

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Larry Hochberg:  Mr. Hochberg has a career spanning 40 years in retail, business management and real estate investing.  He was a pioneer of the “big box” category killer concept since the early sixties with two successful chains, Children’s Bargain Town and Sportmart, each of which ultimately merged with a competitor to form the dominant player in its respective industry, Toys R Us and Sports Authority, respectively.  Under his leadership, Sportmart went public in 1991 and he served as CEO until its sale in 1998. Mr. Hochberg served on the board of directors of Gart Sports, the successor to Sportmart, from 1998 to 2001.  He is also an active real estate investor and is involved in a variety of philanthropic endeavors.  Mr. Hochberg holds a BA from the University of Wisconsin and an LLB from Northwestern University Law School.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

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Robert Schwab:  Mr. Schwab is a successful entrepreneur with over 30 years of experience in business operations and management.  He is the former owner and CEO of Schwab Sales, Inc., a heavy-duty construction equipment rental company that was sold to DE Shaw affiliate in 2006.  Mr. Schwab has extensive expertise in construction trade for both private and public works, hard asset lending, construction collections, litigation assessments, asset valuation and liquidation.  Mr. Schwab is a graduate of the University of Southern California with a BS in business.

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Howard Amster has over 40 years of business and investing experience including significant experience in real estate, securities and financial services industries. He is a major investor in apartment properties.  He is a member of the executive committee of Horizon Group Properties as well as its largest shareholder.  Horizon is an operator of over 10 shopping centers with over 2 million square feet.  Amster is also a principal of Ramat Securities, Ltd and has served on multiple corporate boards including those of 4 financial institutions.

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Seth W. Hamot is the President at RRH Capital Management Inc. He is the General Partner at Costa Brava Partnership III L.P. Prior to 1997, Mr. Hamot was a Partner at the Actionvest entities. He is a Director, Interim Non-Executive Chairman, Member of Audit Committee, Member of Corporate Governance Committee, and Member of Nominating Committee at Bradley Pharmaceuticals Inc. Mr. Hamot is also a Director at Telos Corp.

6.	Reporting Requirements

At present the Debtor is classified as a “Reporting Company” for the purposes of the Securities Exchange Act of 1934, as amended.  The Debtor previously determined that the Debtor was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 by the May 15, 2009 due date and the Debtor was not able to make that filing within the fifteen-day extension permitted by the rules of the SEC.  A similar disclosure has been made regarding the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and 2008 in addition to the Quarterly Report on form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

While it implements its initial investment strategy, the Reorganized Debtor will remain a public company with Equity Interests trading on the pink sheets.  The Reorganized Debtor will seek an accommodation from the SEC of filing and past due reporting requirements, if feasible, commencing with a comprehensive Form 10K in the first quarter in which the Signature Plan goes effective, which is anticipated to be the first or second quarter of 2010.  In the event that the Reorganized Debtor is unable to obtain the requested accommodation or if there are other impediments, the Reorganized Debtor will become current in its SEC reporting requirements as soon as possible post emergence.  Signature believes the costs of returning to compliance may be lower than the Debtor’s May 2009 estimate of approximately $2 million (although the Signature Plan conservatively assumes $2 million for this cost).  Signature is in discussions with counsel and auditors seeking an arrangement for the performance of outside accounting, auditing and legal services needed to bring the Reorganized Debtor back into SEC compliance at fixed outside professional fees of less than $2 million in the aggregate.

G.	Risk Factors

The Reorganized Debtor’s ability to perform its obligations under the Signature Plan is subject to various factors and contingencies, some of which are described in this section.  The following discussion summarizes some of the material risks associated with the Signature Plan, but is not exhaustive.

Moreover, it should be read in connection with other disclosures contained in the Signature Plan and the Disclosure Statement.  Each Creditor and Equity Holder, in conjunction with its advisors, should supplement the following discussion by analyzing and evaluating the Signature Plan and the Disclosure Statement as a whole.  The risks associated with the Signature Plan must be carefully considered in determining whether to accept the Signature Plan.

1.	Additional Risks

(a)	General Risks

There are certain downsides and risks associated with the business plan that must be considered, including the following:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(a)           Investment returns could be less than projected and the Reorganized Debtor might be forced to liquidate investments to raise Cash;

(b)           Operating cost and litigation settlement could cost more than exceed projection;

(c)           Resolution of bankruptcy claims might take longer than expected and require the Reorganized Debtor to pay or reserve more Cash than anticipated in the projections, although a contingency is included in the projections; and

(d)           The Reorganized Debtor may be unable to implement its long-term plan if its capital reserves are found to be insufficient by any applicable law or regulations.

(b)	Specific Risks

In addition to the general risks described above, there are a number of specific risks that must be taken into account, as set forth below.

(i)	Repurchase Claims

As explained above, FRC sold most of its residential loans to third parties in either whole loan sales or securitization transactions.  As part of the sale process, FRC was often required to give representations and warranties regarding the origination process of the loans and committed to repurchase loans if a payment default occurred within a specified period of time, giving rise to potential Repurchase Claims.

In 2006, the total amount of Repurchase Claims significantly increased and comprised about 2.4% of the loans FRC sold and securitized in 2006.  In 2005, the percentage had only been 0.9% and in 2004 it had been 0.7%.  Demands based on Repurchase Claims have continued.

As of December 31, 2009, FRC had reserved approximately $37.2 million on account of known Repurchase Obligations.  The Signature Plan’s financial projections attached as Exhibit 3 assume that the Debtor will utilize $20 million in cash to pay known Repurchase Claims on or before the Effective Date and reduce corresponding liabilities in the same amount; $17.2 million will continue to be reserved as of the Effective Date.  Although Signature believes that this reserve should be more than sufficient to satisfy any such Repurchase Claims, it is possible that the final amount of Repurchase Claims may exceed this reserve.  However, Signature believes that even if the Repurchase Claims exceed the reserve, the assets of the Reorganized Debtor should be sufficient to cover all Repurchase Claims.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(ii)	Risks Regarding Unresolved Litigation

FRC is further a defendant in excess of 150 various litigation matters related to its lending operations.  While resolution of the lawsuits is on-going, new lawsuits often replace the resolved ones and there is no assurance that the lawsuits will be resolved for the sums projected by Signature.  The ability of the Reorganized Debtor to fully realize upon FRC’s assets may be constrained by FRC’s need to retain funds to defend against and settle these litigation matters.

(iii)	Risks Regarding Unresolved Claims

As of the date of this Disclosure Statement, the process of reviewing and objecting to Claims is not complete.  To the extent not resolved and the settlements approved prior to the Effective Date of the Signature Plan, final resolution of certain Claims will require approval of the New Board of the Reorganized Debtor.

One such Claim is the Claim filed by the IRS (the “IRS Claim”) that asserts a priority unsecured Claim against the Debtor in excess of $89 million.

According to the Debtor, the Debtor has administratively appealed adjustments proposed during the IRS examination of tax years 2004 and 2005.  The adjustments proposed by the IRS pertain to the valuation of retired interests in securitizations and non-accrual interest income on commercial real estate loans, and will increase the Debtor’s taxable income.  The assessments associated with these adjustments were included in the IRS Claim.

In addition, the Debtor’s 2006 tax return is currently being examined by the IRS.  The Debtor received notice of an IRS audit in December 2008.  In 2006, the Debtor recorded a NOL of approximately $459 million which was fully carried back to the 2004 tax return to recapture a majority of the taxes that the Debtor paid in 2004.  The Debtor then received a “carryback refund” in 2008 of approximately $160 million.  If the IRS proposes adjustments that reduce the NOL that was recorded on the 2006 return, it could impact the carryback refund and result in the Debtor having to repay some or all of the tax return that the Debtor received.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The Debtor’s 2007 tax return is also under examination after the Debtor received the audit notice in January 2009.  In 2007, the Debtor recorded a NOL in excess of $1 billion and that loss was partially carried back to 2005 to recapture taxes paid in 2005, resulting in the Debtor receiving a “carryback refund” of approximately $105 million in June 2008.  This refund was transferred to FRC in accordance with an existing tax allocation agreement.

There is a similar issue with the Claim filed by the Franchise Tax Board in the amount of $13,292,104.  If these Claims are not resolved favorably to the Debtor, then they may adversely affect the ability of the Reorganized Debtor to consummate the Signature Plan.

In addition to those tax issues, there is another issue that may adversely impact the ability to fund the Signature Plan.  In November 2008, FRC entered into a Consent Agreement with the IRS in which the IRS allowed FRC to change its method of accounting for loan repurchase obligations.  Under that Consent Agreement, FRC must recognize an increase in computing taxable income of $100,358,879 (the “Adjustment”).  FRC is required to recognize a quarter of the Adjustment in computing taxable income beginning with the tax year ended December 31, 2008, and is required to recognize a quarter of the Adjustment in each of the next three years.  If FRC ceases engaging in the trade or business associated with the loan repurchase obligations or ceases to exist, then FRC may be required to take the remaining balance of the Adjustment into account in computing taxable income in the year it ceases that business or ceases to exist.  As a result, if FRC does not generate a sufficient offset against the taxable income recognized under the Consent Agreement (such as by using NOL carry forwards to offset its taxable income), then the Reorganized Debtor may incur a federal and state tax liability beyond that disputed liability included within the IRS Claim.  The Consent Agreement-based liability would likely be required to be paid from Cash on hand.

The Reorganized Debtor intends to conduct its business and operations so that it is not required to register under the Investment Company Act, as amended.  If it is not able to do so, it may have to register in order to comply with the Investment Company Act, as amended, and if so, could become subject to substantial regulation with respect to its management, operations, transactions with affiliates (as defined in the Investment Company Act, as amended), asset composition (including diversification and industry concentration), governance, capital structure and use of leverage.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

H.	Tax Consequences of Plan

1.	Certain Federal Income Tax Consequences of the Signature Plan

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT:

(A)  ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY SUCH HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“TAX CODE”);

(B)  SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN; AND

(C)  SUCH HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISOR.

(a)	General

The following discussion is a summary of certain U.S. federal income tax consequences of the Signature Plan to the Debtor and to Holders of Claims and Equity Interests. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder (the “Treasury regulations”), judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”) as in effect on the date hereof.

Due to the complexity of certain aspects of the Signature Plan, the lack of applicable legal precedent for many of the federal tax consequences of the Signature Plan, the possibility of changes in the law, the potential for disputes as to legal and factual matters with the IRS, the federal tax consequences described in the Signature Plan are subject to significant uncertainties and may or may not reflect the position taken by the Debtor on any tax return. No legal opinions have been requested from counsel with respect to any of the tax aspects of the Signature Plan and no rulings have been or will be requested from the IRS with respect to the any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Debtor and the Holders of Claims and Equity Interests.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtor or the Holders of Claims or Equity Interests in light of their personal circumstances, nor does the discussion deal with tax issues with respect to taxpayers subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, brokers and dealers in securities who elect to apply a mark-to-market method of accounting, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, regulated investment companies, foreign taxpayers, and persons who hold Claims as part of a “straddle,” a “hedge against currency risk or a “conversion transaction”).  Except as expressly set forth below, no aspect of foreign, state, local or estate and gift taxation is addressed.

No assurance can be given as to the positions that the Debtor and its subsidiaries may take in any tax returns, or as to the amount of the Debtor’s net operating losses (“NOLs”) or other tax attributes.  This discussion includes certain financial projections and estimates based on preliminary information that is subject to further review. No assurance can be given that actual results will not differ materially.

By its acceptance of a TOPrS security, each TOPrS Holder agreed to treat the Junior Notes as indebtedness and the TOPrS as evidence of indirect beneficial ownership in the Junior Notes, in each case for United States federal income tax purposes.  The balance of this discussion assumes that such treatment is correct.

THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PERSONAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR EQUITY INTEREST. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED.  ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS URGED TO CONSULT WITH SUCH HOLDER’S TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE SIGNATURE PLAN.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(b)	Consequences to Debtor Group

(i)	Mergers of FGCC and FRC into the Debtor

 Pursuant to the Signature Plan, each of FGCC and FRC would be merged into the Debtor in connection with effectiveness of the Signature Plan, but prior to, and as a condition to, the infusion of equity capital by Signature and the issuance of the Warrants. Each merger should be treated for U.S. federal income tax purposes as a liquidation of FGCC or FRC, as the case may be, into the Debtor.  It is expected that each of FGCC and FRC will be solvent at the time of the merger and that each merger should be treated as a liquidation pursuant to Section 332 of the Code.

(ii)	Cancellation of Indebtedness

Under the Signature Plan, Holders of Claims in the following classes will be paid the full amount of their Allowed Claims: Administrative Claims, Priority Taxes, Secured Claims, Priority Non-Tax Claims, and General Unsecured Claims of the Holders of the 7.875% Senior Notes. Since those Claims will be paid in full, satisfaction of such Claims should not give rise to income from the cancellation of indebtedness (“COD Income”) to the Debtor (except to the extent that interest previously accrued and deducted by the Debtor is not required to be paid).  Similarly, the Holders of General Unsecured Claims in Class 3A, the Equity Interests and the Section 510(b) Claims will not be impaired and, in certain cases, such Claims do not relate to debt instruments, and therefore no COD Income should result from these Claims.

As noted above, the Debtor is the common parent of an affiliated group of corporations that join in the filing of a consolidated U.S. federal income tax return (the “Debtor Group”).  The principal intercompany claim between the Debtor and its affiliates is an intercompany payable owed by the Debtor to FRC, the bulk of which is owed in connection with the Tax Allocation Agreement.  The merger of FRC into the Debtor that will be consummated pursuant to the Signature Plan will result in the elimination of this intercompany claim.  If, as expected, the liquidation of FRC into the Debtor is tax-free pursuant to Section 332, no COD Income should be recognized upon elimination of the intercompany claim.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

As a result of the foregoing, the Debtor believes that it would not realize a material amount of COD Income for U.S. federal income tax purposes as a result of the implementation of the Signature Plan, if an exclusion did not apply.  Under Section 108 of the Code, income of a taxpayer does not include an amount of indebtedness discharged in a Title ll case, although the amount of COD Income avoided as a result of such exclusion is reduced from the tax attributes of the taxpayer.  Thus, Debtor should not recognize any COD Income, and its tax attributes should not be reduced by a material amount.  The holders of Claims and Equity Interests should be advised that no ruling has been requested from the IRS regarding this issue and no assurances can be given that the positions intended to be taken by the Debtor will be accepted by the IRS.

(iii)	Net Operating Losses

Based on information made available by the Debtor, as of December 31, 2008, the Debtor Group estimates that it had U.S. consolidated net operating losses of approximately $819 million.  The Debtor has indicated that the amount of such NOLs remains subject to adjustment by the IRS, as well as to carrybacks to prior years to cover additional tax assessments in prior years depending upon the outcome of ongoing IRS examinations.  This estimate also takes into account the Debtor’s election to carry back its 2008 NOLs pursuant to the Worker, Homeownership, and Business Assistance Act of 2009.  As a result of the recent enactment of the Worker, Homeownership, and Business Assistance Act of 2009 (H.R. 3548), signed into law by President Obama on November 6, 2009, Fremont General Corporation and its subsidiaries that join with it in filing a federal consolidated corporate income tax return are now permitted to elect up to a five year carryback (instead of a two year carryback) of NOLs and alternative minimum tax NOLs (“AMT NOLs”) incurred in 2008 or 2009.  Fremont General Corporation intends to make such an election, and has determined that the carryback of its 2008 NOL and 2008 AMT NOL may result in tax refunds of approximately $20 million, although the exact amount and timing of any refunds remains uncertain.  The carryback refund would be requested by filing Form 1139 and such filing would be subject to audit.  After partial utilization of its 2008 NOL, Fremont General Corporation projects a NOL carryforward for the Fremont General Corporation consolidated group as of December 31, 2008 of approximately $769 million.  In general, NOLs may be carried back two years and forward twenty years. The Reorganized Debtor’s ability to utilize such NOLs may be limited by Section 382 of the Code, as described below.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(c)	Overview of Section 382

(i)	Net Operating Losses.

Under Section 382 of the Code, if a corporation with NOLs (a “loss corporation”) undergoes an “ownership change,” the amount of its pre-change NOLs that may be utilized to offset post-change taxable income is subject to an annual limitation (the “Section 382 Limitation”). In general terms, an “ownership change” will occur if one or more of the corporation’s 5% shareholders increase their ownership, in the aggregate, by more than 50 percentage points over a three-year period. The Section 382 Limitation is an amount equal to the product of the applicable long-term tax-exempt rate in effect on the date of the ownership change (for example, 4.16% for ownership changes occurring in December 2009) and the value of the loss corporation immediately prior to the ownership change. The value of the loss corporation generally is equal to the value of the stock of the loss corporation immediately before the ownership change, provided that such value is subject to (i) reduction if the corporation will hold substantial non-business assets after the ownership change and (ii) certain other adjustments specified in Section 382 and applicable Treasury regulations. If a loss corporation does not continue its historic business or use a significant portion of its business assets in a new business for two years after the ownership change, the Section 382 Limitation would be zero. Generally, Section 382 and the Section 382 Limitation are applied to a consolidated group as though the group were a single corporation, subject to certain exceptions noted below.

(ii)	Built-in Losses.

In addition to limiting a corporation’s ability to utilize NOLs, the Section 382 Limitation may limit the use of certain losses or deductions which are “built-in” as of the date of an ownership change and which are subsequently recognized. If a loss corporation has a net unrealized built-in loss at the time of an ownership change in excess of a specified threshold (taking into account most assets and all items of “built-in” income and deduction), then any built-in loss or deduction recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as a pre-change loss and will be subject to the Section 382 Limitation.  Conversely, if the loss corporation has a net unrealized built-in gain at the time of an ownership change, in excess of a specified threshold, then any built-in gain recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the Section 382 Limitation in the year recognized, such that the loss corporation would be permitted to use prechange losses against such built-in gain income in addition to its regular annual allowance.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(iii)	Section 382(1)(5) Bankruptcy Exception.

Section 382(1)(5) provides an exception to the application of the Section 382 Limitation for certain loss corporations under the jurisdiction of a court in a bankruptcy case (the “Section 382(1)(5) Bankruptcy Exception”). The Section 382(1)(5) Bankruptcy Exception applies if historic shareholders and certain creditors prior to an ownership change own at least 50 percent of the total voting power and total value of the loss corporation’s stock after the ownership change (the “50 percent historic shareholder test”) as a result of being shareholders and creditors immediately before the ownership change. Thus, if a party that is an historic shareholder acquires additional shares for new consideration pursuant to the Signature Plan, those additional shares would be considered ‘new’ shares and would not be considered historic for purposes of the 50 percent historic shareholder test. Solely for purposes of the 50 percent historic shareholder test, options or warrants of the loss corporation generally are deemed exercised if such treatment would result in the 50 percent historic shareholder test being failed. The continuity of business enterprise requirement does not apply to an ownership change that qualifies for the Section 382(1)(5) Bankruptcy Exception. The loss corporation must, however, carry on more than an insignificant amount of an active trade or business, or an acquisition may be considered to have been made for a prohibited purpose under Section 269.

(iv)	Alternative: Section 382(l)(6).

If a loss corporation does not qualify for the Section 382(1)(5) Bankruptcy Exception or elects not to apply the Section 382(1)(5) Bankruptcy Exception, a special rule under Code Section 382(1)(6) applicable to corporations under the jurisdiction of a bankruptcy court will apply in calculating the loss corporation’s value for purposes of determining the Section 382 Limitation. Under this special rule, the loss corporation’s value would be the lesser of (a) the value of the loss corporation’s stock immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) and (b) the value of the loss corporation’s assets determined without regard to liabilities immediately before the ownership change, subject to certain adjustments specified in Section 382 and the applicable Treasury regulations.  One such adjustment is a reduction in the value of a loss corporation that holds substantial nonbusiness assets immediately after an ownership change.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(d)	Application of Section 382 to the Debtor Group

(i)	Ownership Change.

To facilitate the Section 382 analysis, the Debtor has made available information regarding owner shifts in Debtor stock over the past three years. This information indicates that an approximately 34.7% owner shift has occurred over the three year period ending January 31, 2010 (an assumed Plan effective date used solely for purposes of this analysis). No assurance can be given that the information furnished by the Debtor would be accepted by the IRS. Shares to be issued to Signature pursuant to the Signature Plan would add to this owner shift, as would certain shares acquired by Signature prior to the Petition Date.  Any shares issued in respect of Section 510(b) Claims would not add to this owner shift if, as expected, such shares in the aggregate represent less than five percent of the then outstanding shares.  Based on the foregoing, it is possible that the owner shifts over the three years preceding the expected Effective Date, together with the issuance of shares to Signature pursuant to the Signature Plan, would trigger an “ownership change” of the Debtor Group. If an “ownership change” occurs, the Debtor Group’s NOLs would become subject to a Section 382 Limitation unless the Section 382(1)(5) Bankruptcy Exception applies.

(ii)	Section 382(1)(5) Bankruptcy Exception.

In order for the Section 382(1)(5) Bankruptcy Exception to apply, historic shareholders and certain creditors of the Debtor must own at least 50 percent of the Debtor’s stock after the ownership change, as a result of their historic ownership.  This 50 percent historic shareholder test compares stock ownership immediately before and immediately after an ownership change, and is distinct from the rolling three-year test used to determine if an ownership change has occurred.  Solely for purposes of the 50 percent historic shareholder test, shares issued to Signature pursuant to the Signature Plan would be considered new shares and would not be counted as historic share ownership.  Similarly, solely for purposes of the 50 percent historic shareholder test, Warrants issued pursuant to the Signature Plan would be deemed exercised, and the shares deemed issued upon exercise would be considered new shares and not historic shares.  Shares issued in respect of Section 510(b) Claims likely would be considered historic shares, because these shares would be issued in respect of ordinary course claims which arose prior to the ownership change.  Signature estimates that the shares issued to Signature pursuant to the plan, together with the shares that would be deemed issued upon deemed exercise of the Warrants, would be less than 50 percent of the shares outstanding after the ownership change.  The remaining shares of Debtor stock, which would represent more than 50 percent of the shares outstanding after the ownership change, would continue to be owned by historic shareholders of the Debtor.  Accordingly, Signature anticipates that the 50 percent historic shareholder ownership test will be satisfied and that the Section 382(1)(5) Bankruptcy Exception will apply to the Debtor.  If the Section 382(1)(5) Bankruptcy Exception applies to the Debtor, the Debtor’s NOLs and built-in losses arising prior to the ownership change will not be subject to a Section 382 Limitation.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Debtor’s Subsidiaries.  A portion of the Debtor Group’s NOLs is attributable to subsidiaries of the Debtor, including FRC and FGCC. FRC and FGCC are loss corporations that are not under the jurisdiction of a court in a bankruptcy case. As noted above, the Section 382(1)(5) Bankruptcy Exception is applicable only to loss corporations that are under the jurisdiction of a court in a bankruptcy case. Pursuant to the Signature Plan, however, FRC and FGCC will be merged into the Debtor on the Effective Date. If, as expected, these mergers are treated for Federal income tax purposes as tax-free liquidations pursuant to Section 332, then the Debtor, which is under the jurisdiction of a court in a bankruptcy case, would succeed to the NOLs and certain other tax attributes of FGCC and FRC on the Effective Date. Signature intends to request the Debtor to file its tax returns for the period which includes the Effective Date in a manner which applies the Section 382(1)(5) Bankruptcy Exception not only to NOLs which were originally attributable to the Debtor, but also to NOLs to which the Debtor succeeds as a result of the mergers of FGCC and FRC into the Debtor. No assurance can be given that the Debtor will file its tax returns on this basis. Because no definitive guidance exists on the application of the Section 382(1)(5) Bankruptcy Exception to a group of corporations, and/or to the contemplated mergers/liquidations, it is unclear whether the Section 382(1)(5) Bankruptcy Exception would apply to the NOLs of FGCC and FRC.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

2.	Consequences to Holders of Claims.

The federal income tax consequences of the Signature Plan to a Holder of a Claim will depend upon several factors, including but not limited to: (i) the origin and nature of the Holder’s Claim, (ii) whether the Holder is a resident of the United States for tax purposes (or falls into any of the special classes of taxpayers excluded from this discussion as noted above), (iii) whether the Holder reports income on the accrual or cash basis method, (iv) whether the Holder has taken a bad debt deduction or worthless security deduction with respect to the Claim and (v) whether the Holder receives distributions under the Signature Plan in more than one taxable year.  HOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE SIGNATURE PLAN OF THEIR PARTICULAR CLAIMS.

(a)	Contingent Liability Claims

In general, the Claims can be divided into two broad categories for federal income tax purposes.  The first category consists of Claims that are not treated as debt for federal income tax purposes.  Most of the Administrative Claims, Priority Taxes, Priority Non-Tax Claims, General Unsecured, and Section 510(b) Claims, for example, are included in this category.  The Holder of such a Claim generally should not recognize any income, gain or loss, if at all, until actual receipt of consideration under the Signature Plan (in the case of a cash basis taxpayer) or at such time as the Holder’s right to consideration under the Signature Plan becomes fixed and determinable (in the case of an accrual basis taxpayer). In either case, the Holder generally should be treated no differently for federal income tax purposes than had the consideration been received with respect to the Holder’s original Claim, except to the extent that a payment from the Debtor represents interest, which a Holder shall report in accordance with such Holder’s method of accounting as described in the preceding sentence.

Thus, in general, holders of Administrative Claims, Priority Taxes, Priority Non-Tax Claims, certain General Unsecured Claims, and Section 510(b) Claims, will recognize gain or loss equal to the amount realized under the Signature Plan in respect of their Claims, less their respective tax bases in their Claims.  The amount realized for this purpose will generally be equal to the amount of cash and the fair market value of common stock received under the Signature Plan in respect of their Claims.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

The character of any gain or loss recognized with respect to such Claims will depend on a number of factors, as described below.  The Holder’s aggregate tax basis for any non-cash consideration received under the Signature Plan will generally equal the amount realized.  The holding period for any non-cash consideration received under the Signature Plan will generally begin on the day following the receipt of such consideration.

(b)	Debt Claims

The second category of Claims consists of Claims that are treated as debt obligations for federal income tax purposes (“Debt Claims”).  This category would include, among other Claims Senior Notes Claims, Junior Note Claims, and the TOPrS Claims.  The payment or reinstatement of a Debt Claim under the Signature Plan will be treated as one of two possible transactions for federal income tax purposes: a continuation of the Debt Claim or payment of the Debt Claim in a fully taxable transaction.

(i)	Continuation of Debt Claims.

A Holder of a TOPrS Claim or Junior Note Claim who receives (or maintains) an obligation of the Debtor under the Signature Plan that does not differ significantly from the original Claim generally should not have a taxable event for federal income tax purposes.  The Holders of TOPrS Claims and Junior Note Claims shall receive a new note and Common Stock of the Reorganized Debtor in partial satisfaction of their claims.  For Holders of TOPrS Claims, the federal income tax consequences will depend in part on whether or not the exchange of the TOPrS Claims for the Class 3C Plan Consideration qualifies as a “recapitalization” under the Tax Code.  Whether such exchange qualifies as a recapitalization, and the resulting tax treatment, will depend, among other things, on whether the TOPrS Claims and the TOPrS Notes are considered “securities” of the Debtor for federal income tax purposes; this determination will generally be based upon a number of factors, including but not limited to the term to maturity.  If the exchange qualifies as a recapitalization, the Holders of TOPrS Claims generally would recognize gain, if any, realized on the exchange only to the extent of the amount of Cash (and the value of any property not treated as a security of the Debtor) received in the recapitalization and would not recognize a loss on the exchange.  In addition, if the TOPrS are deemed to be publicly traded (as determined under certain Treasury Regulations promulgated under the Tax Code), the exchange could give rise to original issue discount with respect to the TOPrS Notes, which could result in the Holders of such TOPrS Notes being required to include such discount in income over the term of such notes on a constant yield basis in advance of the receipt of interest in cash.  The tax consequences discussed in this paragraph are complex, and Holders of TOPrS Claims are strongly urged to consult their tax advisors in light of their particular circumstances, including with respect to the amount, character and timing of any current or future income, gain or loss (and the impact thereon of the original issue discount, market discount and acquisition premium provisions of the Tax Code), and the basis in any property received.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(ii)	Fully Taxable Transactions.

If a Debt Claim, including a Claim relating to the Senior Notes or the TOPrS, is discharged under the Signature Plan other than through a continuation of the Debt Claim as described above, the discharge will generally constitute a fully taxable transaction to the Holder and any gain or loss realized as a result of the exchange or discharge will be recognized.  A Holder whose discharge of a Debt Claim constitutes a fully taxable transaction will realize gain or loss equal to the difference between (i) the “amount realized” in respect of the Claim and (ii) the Holder’s tax basis therein.  The amount realized generally will be equal to the sum of the cash or other consideration received, such as Common Stock received in partial satisfaction of TOPrS Claims, less any amounts allocable to interest.

(c)	Distributions in Discharge of Accrued but Unpaid Interest.

Distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest.  However, there is no assurance that the IRS will respect such allocation for federal income tax purposes.  Holders of Allowed Claims not previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be treated as receiving taxable interest, to the extent any consideration they receive under the Signature Plan is allocable to such accrued but unpaid interest.  Holders previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be entitled to recognize a deductible loss, to the extent that such accrued but unpaid interest is not satisfied under the Signature Plan.  Holders should consult their own tax advisors concerning the allocation of consideration received in satisfaction of their Allowed Claims and the federal income tax treatment of accrued but unpaid interest.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(d)	Character of Gain or Loss.

The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss recognized by a Holder of Allowed Claims under the Signature Plan will be determined by a number of factors, including, but not limited to, the status of the Holder, the nature of the Allowed Claim in such Holder’s hands, the purpose and circumstances of its acquisition, the Holder’s holding period of the Allowed Claim, and the extent to which the Holder previously claimed a loss, bad debt deduction or charge to a reserve for bad debts with respect to the Allowed Claim.  In this regard, section 582(c) of the IRC provides that the sale or exchange of a bond, debenture, note or certificate, or other evidence of indebtedness by a bank or certain other financial institutions, will not be considered the sale or exchange of a capital asset.  Accordingly, any gain recognized by such creditors as a result of the implementation of the Signature Plan will be ordinary income.

In general, if a creditor holds a Debt Claim as a capital asset, any gain recognized will be classified as capital gain, except to the extent of interest (including accrued market discount, if any, as described below), and any loss required to be recognized will be classified as capital loss.  Such gain or loss will be long-term with respect to Debt Claims for which the creditor’s holding period is more than one year.  There is a favorable tax rate applied to long-term capital gains for non-corporate Holders.  Any capital losses realized generally may be used by a corporate Holder only to offset capital gains, and by an individual Holder only to the extent of capital gains plus $3,000 of other income.

3.	Consequences to Holders of Equity Interests.

Pursuant to the Signature Plan, all Equity Interests are being reinstated.  A holder of an Equity Interest should not have a taxable event for federal income tax purposes so long as the holder did not previously claim a worthless stock deduction with respect to the Equity Interest.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

4.	Withholding.

All Distributions to Holders of Allowed Claims under the Signature Plan are subject to any applicable withholding, including employment tax withholding.  The Debtor and/or the Post-Confirmation Estate will withhold appropriate employment taxes with respect to payments made to a Holder of an Allowed Claim which constitutes a payment for compensation.  Payors of interest, dividends, and certain other reportable payments are generally required to withhold from such payments if the payee fails to furnish such payee’s correct taxpayer identification number (social security number or employer identification number), to the payor.  This rate is currently 25% but is scheduled to be reduced in future years.  The Debtor and/or the Post-Confirmation Estate may be required to withhold a portion of any payments made to a Holder of an Allowed Claim if the Holder (i) fails to furnish the correct social security number or other taxpayer identification number (“TIN”) of such Holder, (ii) furnishes an incorrect TIN, (iii) has failed to properly report interest or dividends to the IRS in the past or (iv) under certain circumstances, fails to provide a certified statement signed under penalty of perjury, that the TIN provided is the correct number and that such Holder is not subject to backup withholding.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE SIGNATURE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN.  ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE SIGNATURE PLAN.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

I.	Corporate Governance

The Signature Plan requires that the Reorganized Debtor and its affiliates amend and restate certain of their corporate governance documents (such as certificate of incorporation, bylaws, or similar charter documents) to the extent necessary to, among other things: 1) authorize the restructuring transactions contemplated by the Signature Plan, including but not limited to the authorization and reservation of sufficient common stock to be issued under the Signature Plan, including upon the exercise of the Warrants, 2) at the option of Signature, impose a “Leucadia Provision” to restrict certain transfers of the common stock or other equity of the Reorganized Debtor in order to avoid adverse federal income tax consequences caused by certain subsequent ownership changes (as defined in section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”)), as described in more detail below, 3) authorize the following in the discretion of the Reorganized Debtor’s board of directors within eighteen months of the Effective Date: a corporate name change, a new committee on uniform securities identification procedures (“CUSIP”) number, a change in the par value of the Common Stock of the Reorganized Debtor from $1.00 to $0.01, and a reincorporation to Delaware or another State (provided that the Reorganized Debtor’s board of directors, after receiving advice from legal and financial advisors, believes that the advantages of such a reincorporation outweigh the disadvantages).

1.	Transfer Restrictions: the “Leucadia Provision”

The Signature Plan proponents believe that the Leucadia Provision will enhance shareholder value by helping preserve the NOLs to offset future taxable income., and that the equity holders of the Reorganized Debtor would be in good and wise company to adopt a Plan that includes a 5% Leucadia Provision.  For example, Berkadia LLC, a joint venture between Berkshire Hathaway, Inc. and Leucadia National Corporation, proposed a similar 5% restriction in its plan which helped the FINOVA Group, Inc. emerge from bankruptcy.  Many other companies, including those emerging from bankruptcy, have adopted similar 5% trading restrictions. These companies include Lear Corporation (NYSE: LEA), Pulte Home, Inc. (NYSE: PHM), Deerfield Capital Corp. (NYSE Alternext: DFR), Quixote Corporation (Nasdaq: QUIX) and Meritage Homes Corporation (NYSE:MTH), to name a few.

Signature’s plan includes a 5% Leucadia Provision to restrict transfers on certain shares of the common stock with the following material terms, and subject to the following exceptions:

•
no Person (other than Signature and its affiliates may acquire or accumulate 5% or more (as determined under tax law principles governing the application of Section 382 of the Tax Code) of the common stock or other equity of the Reorganized Debtor (together, “the Securities”); and

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

•
no Person (other than the Signature and its affiliates) owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to the  Signature Plan, or after any subsequent issuances of securities pursuant to transactions contemplated by the Signature Plan, 5% or more (as determined under such tax law principles) of the Securities, may acquire additional shares of that common stock or other equity of the Reorganized Debtor, subject to certain exceptions, and

•	no person (other than Signature and its affiliates) holding 5% or more of the total fair market value of the Securities may transfer, or agree to transfer, Securities.

The restrictions on transfer will not apply to:

•	certain transactions approved by the board of directors of the Reorganized Debtor;

•
an acquisition by Signature of Securities which, as a percentage of the total shares outstanding, is not greater than the difference between 49% and the percentage of the total shares outstanding acquired by Signature or any of its subsidiaries in the Signature Plan plus any additional Securities acquired by Signature and its affiliates;

•
a transfer of Securities by Signature on or prior to the second anniversary of Effective Date which, together with any transfers of Securities by Signature since the Effective Date, represent less than 15% of the issued and outstanding Securities at the time of the transfer;

•
a transfer or acquisition of Securities by Signature after the second anniversary of the Effective Date that would otherwise be disallowed under the transfer restriction, so long as such transaction and any other similar transactions consummated by Signature during the three years prior to the consummation of such transaction (and after the Effective Date), as a whole constitute less than 15% of the issued and outstanding Securities at the time of the transaction; and

•
a transfer or acquisition of Securities by any holder of Securities other than Signature that would otherwise be disallowed under the transfer restriction, so long as such transaction and any other similar transactions consummated by holders of Securities (other than Signature) during the three years prior to the consummation of such transaction (and after the Effective Date), as a whole constitute less than 15% of the issued and outstanding Securities at the time of the transaction.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

In addition, the restrictions on transfer will not apply to Mr. McIntyre, who served as the Debtor’s CEO from its public offering in 1970 until retirement in 2004 and as of the Petition Date beneficially owned (as that term is defined in the rules of the SEC) in excess of 10% of the Debtor’s issued and outstanding Common Stock.

The purpose of the Leucadia Provision is to reduce the risk that any change in the ownership of the Reorganized Debtor’s common stock may jeopardize the preservation of federal income tax attributes of the Reorganized Debtor for purposes of sections 382 and 383 of the Tax Code.  In particular, Signature believes the transfer restriction is an important measure to protect the value of the NOLs carried by the Reorganized Debtor.  In addition, Signature believes that transfer restrictions will help stabilize the capitalization of the Reorganized Debtor.

In conjunction with the 5% trading restriction described above, in order to further reduce the risk that a change in ownership of the Reorganized Debtor’s common stock will occur that may jeopardize favorable federal income tax attributes, each certificate representing shares of the Reorganized Debtor’s common stock shall bear a legend in substantially the following form:

“The shares of Reorganized Debtor’s common stock represented by this certificate are issued pursuant to the Signature Plan of Reorganization for the Reorganized Debtor, as confirmed by the United States Bankruptcy Court for the Central District of California.  The transfer of securities represented hereby is subject to restriction pursuant to the Articles of Incorporation of the Reorganized Debtor.  The Reorganized Debtor will furnish a copy of its Certificate of Incorporation to the holder of record of this certificate without charge upon written request addressed to the Reorganized Debtor at its principal place of business.”

2.	Other Corporate Governance Matters

Within eighteen months of the Effective Date, the Reorganized Debtor is authorized to (i) effect a corporate name change, (ii) establish a new CUSIP number, (iii) change the par value of the Common Stock of the Reorganized Debtor from $1.00 to $0.01, (iv) effect a reincorporation to Delaware.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

A CUSIP number is a number used to identify a company’s equity securities. Within eighteen months of the Effective Date, the Board of Directors of the Reorganized Debtor has the authority to require Shareholders to exchange certificates representing shares of common stock of the Debtor for new certificates representing the same number of shares of Common Stock of the Reorganized Debtor.

J.	Retention of Jurisdiction

The Bankruptcy Court will retain jurisdiction of all matters arising in or related to the Signature Plan to the fullest extent provided by law until the Signature Plan is fully consummated, including, without limitation:

o	The adjudication of the validity, scope, classification, allowance, and disallowance of any Claim;

o	The estimation of any Claim;

o	The allowance or disallowance of Professional Fee Claims, compensation, or other Administrative Claims;

o	To hear and determine Claims concerning taxes pursuant to sections 346, 505, 525, and 1146 of the Bankruptcy Code;

o	To hear and determine any action or proceeding brought under sections 108, 510, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code;

o	To hear and determine all actions and proceedings relating to pre-confirmation matters;

o	To hear and determine any issue relating to the assumption or rejection of executory contracts and unexpired leases;

o	To hear and determine any modification to the Signature Plan in accordance with the Bankruptcy Rules and the Bankruptcy Code;

o	To enforce and interpret terms of the Signature Plan;

o
To correct any defects, cure any omissions, or reconcile any inconsistency in the Signature Plan or the Confirmation Order as may be necessary to carry out the purpose and intent of the Signature Plan;

o
To hear and determine such matters and make such orders as are consistent with the Signature Plan as may be necessary to carry out the provisions thereof and to adjudicate any disputes arising under or related to any order entered by the Court in this Case; and

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

o	The entry of an order concluding and terminating this Case.

K.	Claims

1.	Maintenance of Post-Confirmation Claims Register

In order to reduce the administrative burdens on the Bankruptcy Court and to improve the efficiency of the remaining claims allowance process, the Signature Plan provides that the Reorganized Debtor shall be entitled to retain a third party, including, without limitation, Kurtzman Carson Consultants LLC, to maintain the official claims register for this Case (the “Post-Confirmation Claims Register”).

The Post-Confirmation Claims Register shall be based, in the first instance, upon an updated claims database (the “Register Update”) that shall be filed by the Debtor at least twenty-one (21) days prior to the Confirmation Hearing.  Objections by any party in interest to the form or substance of the Register Update may be considered as part of the Confirmation Hearing.  The Signature Plan further provides that on the Effective Date, the Register Update shall be deemed to amend and supersede the Bankruptcy Court’s official register, and may thereafter be relied upon by the Reorganized Debtor and any retained third party as the official Post-Confirmation Claims Register.  Finally, the Signature Plan provides that following the Effective Date, copies of the current Post-Confirmation Claims Register may be obtained by any party in interest upon written request to the Reorganized Debtor.

2.	Claim Objections

The Reorganized Debtor or any other party in interest shall file objections to Claims or Equity Interests within 180 days of the Effective Date.  The Reorganized Debtor may obtain an extension of this date by filing a motion in the Bankruptcy Court, based upon a showing of “cause.” If, at the time of any Distribution, a Claim or Equity Interest under the Signature Plan is a Disputed Claim or Disputed Equity Interest, the Reorganized Debtor shall have the right to hold in trust any funds that would be distributed to that Claim Holder or Equity Interest Holder if the Claim or Equity Interest were Allowed and until the Claim or Equity Interest is Allowed, if at all (the “Reserve Account”).  Any unused funds in the Reserve Account, not otherwise designated for payout under the Signature Plan, shall be returned to the Reorganized Debtor for use under the Signature Plan, if required, and then to the Reorganized Debtor.  Once a Claim or Equity Interest becomes an Allowed Claim or Equity Interest, it will receive the treatment afforded by the Signature Plan.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

L.	The Committees

Until the Effective Date, the Equity Committee and the Creditors Committee shall continue in existence.  As of the Effective Date, the Equity Committee and the Creditors Committee shall terminate and disband and the members of the Equity Committee and the Creditors Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Committee members.   Except as otherwise provided in the Signature Plan or Court order, the prohibition on members of the Equity Committee from trading their respective Equity Interests shall cease as of the Confirmation Date.

/ / /

/ / / /

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

X.	SECURITIES CONSIDERATIONS

Except as set forth below, common stock to be issued to Holders of Allowed Claims, if any, will be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.

Common Stock and Warrants to be issued in connection with the equity investment by Signature, as well the common stock to be issued upon the exercise of such Warrants, will be issued without registration under the Securities Act or any similar state or local law in reliance upon the exemption set forth in section 4(2) of the Securities Act and the rules set forth in Regulation D promulgated thereunder.  In that regard, Signature intends to make customary representations to the Reorganized Debtor, including that it is an “accredited investor” as defined under Rule 501 of Regulation D.

The Reorganized Debtor shall be responsible for providing demand registration rights to Signature in order to accommodate the resale of common stock sold in reliance upon the section 4(2) exemption of the Securities Act.  Accordingly, on or about the Effective Date, the Reorganized Debtor shall execute and deliver a Registration Rights Agreement in substantially the form attached as Exhibit 1 to the Signature Plan.

Unlike the registration rights agreement proposed by New World, which obligates the Reorganized Debtor to use its commercially reasonable efforts to effect resale registration of securities acquired under the section 4(2) exemption within six (6) months following the Effective Date, the Signature Plan allows the Reorganized Debtor twelve (12) months to effect similar resale registration.  After the protracted and expensive legal processes of the last eighteen months (which ultimately hurts the Reorganized Debtor’s equity holders), Signature would like to see the Reorganized Debtor’s management as free as possible to focus on running the business during the first year after the Effective Date.  The Registration Rights Agreement shall generally include customary terms and conditions associated with the provision of demand registration rights.  The Reorganized Debtor shall be responsible for all registration expenses, excluding selling expenses, to bring the Debtor into compliance with its reporting obligations under the Exchange Act.  Signature estimates that the cost of the Reorganized Debtor gaining compliance with its reporting obligations under the Exchange Act, including the expenses of legal and accounting professionals, will be less than $2 million, assuming Signature is successful in its negotiations seeking flat fee arrangements described above.  Signature estimates that the cost of registering Signature’s securities for resale under Section 5 of the Securities Act, which are specific to the Securities Act registration statement, will be approximately $500,000.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Future resales of the Reorganized Debtor’s Common Stock after the Effective Date, including those by Signature and its affiliates, are not expected to affect the Reorganized Debtor’s ability to make use of its NOLs, unless such resales and other transfer s of Common Stock are sufficient to cause an “ownership change” under Section 382 of the Code.  As described in more detail above, an ownership change will generally occur if one or more of the Debtor’s 5% shareholders increase their ownership, in the aggregate, by more than 50 percent during a three-year period.  If, as expected, the Plan results in an ownership change, any ownership shifts on or prior to the Effective Date will not be taken into account in determining whether there has been a subsequent ownership change.  Especially in light of the trading restrictions discussed in Section IX.H hereof, and since resales of the Reorganized Debtor’s Common Stock pursuant to a registration statement would be made in the open market, Signature does not believe that any resales by Signature or its affiliates pursuant to registration rights would affect the Reorganized Debtor’s ability to retain its NOLs

As stated herein, to the extent that it is currently delinquent in its reporting obligations under the Securities Exchange Act of 1934, the Reorganized Debtor shall use its reasonable efforts to obtain a waiver and/or become compliant with such reporting obligations.

A.	Section 1145 of the Bankruptcy Code

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to a registration exemption under section 1145(a)(1) of the Bankruptcy Code are deemed to have been issued pursuant to a public offering.  Therefore, the securities issued pursuant to a section 1145 exemption may generally be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an “underwriter” with respect to such securities, as such term is defined in section 1145(b)(1) of the Bankruptcy Code.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “Blue Sky Laws” pursuant to various exemptions provided by the respective laws of the individual states.  However, recipients of securities issued under the Signature Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who, subject to certain exceptions, (a) purchases a claim against the debtor with a view to distribution of any security to be received in exchange for such claim, or (b) offers to sell securities offered or sold under the plan for the holders of such securities, or (c) offers to buy securities issued under the plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities, and if such offer is under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (d) is an issuer, as used in section 2(11) of the Securities Act, with respect to such securities.

The term “issuer,” as used in section 2(11) of the Securities Act, includes any person directly or indirectly controlling or controlled by, an issuer of securities, or any person under direct or indirect common control with such issuer.  “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be “in control” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.  Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the voting securities of a reorganized debtor may be presumed to be a “control person.”

To the extent that persons deemed “underwriters” receive securities under the Signature Plan, resales of such securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Holders of such securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

B.	Section 4(2) of the Securities Act/Regulation D

Section 4(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act.  Regulation D is a nonexclusive safe harbor promulgated by the United States Securities and Exchange Commission under the Securities Act related to, among others, Section 4(2) of the Securities Act.

The term “issuer,” as used in Section 4(2) of the Securities Act, means, among other things, a person who issues or proposes to issue any security.

Securities issued pursuant to the exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder are considered “restricted securities.” As a result, resales of such securities would not be exempt from the registration requirements of the Securities Act or other applicable law.  Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

On or after the Effective Date, the Reorganized Debtor shall execute and deliver the Registration Rights Agreement.

C.	Rule 144 and Rule 144A

Under certain circumstances, affiliates and holders of restricted securities may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144.  Generally, Rule 144 provides that if certain conditions are met (e.g., that the availability of current public information with respect to the issuer, volume limitations and notice and manner of sale requirements), specified persons who resell restricted securities or who resell securities which are not restricted but who are “affiliates” of the issuer of the securities sought to be resold, will not be deemed to be “underwriters” as defined in section 2(11) of the Securities Act.  Rule 144 provides that:  (i) a non-affiliate who has not been an affiliate during the preceding three months may resell restricted securities after a six-month holding period if at the time of the sale there is current public information regarding the issuer and after a one year holding period if there is not current public information regarding the issuer at the time of the sale and (ii) an affiliate may sell restricted securities after a six month holding period if at the time of the sale there is current public information regarding the issuer and after a year holding period if there is not current public information regarding the issuer at the time of the sale, provided that in each case the affiliate otherwise complies with the volume, manner of sale and notice requirements of Rule 144.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain “qualified institutional buyers” of securities that are “restricted securities” within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph 4(d) of Rule 144A and certain notice provisions).  Under Rule 144A, a “qualified institutional buyer” is defined to include, among other persons, “dealers” registered as such pursuant to section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), and entities that purchase securities for their own account or for the account of another qualified institutional buyer and that, in the aggregate, own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers.  Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to section 6 of the Exchange Act) or quoted in a United States automated inter-dealer quotation system.

Pursuant to the Signature Plan, certificates evidencing shares of stock and warrants received by (i) holders of securities issued in reliance upon the exemption set forth in section 4(2) of the Securities Act, (ii) holders of five percent or more of the outstanding common stock or (iii) by holders that request legended certificates and who certify that they may be deemed to be underwriters within the meaning of section 1145 of the Bankruptcy Code, will bear a legend substantially in the form below:

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND, IF APPLICABLE, THE COMMON STOCK UNDERLYING SUCH SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person that would receive legended securities as provided above may instead receive certificates evidencing securities without such legend if, prior to the Effective Date, such person or entity delivers to the Debtor (a) an opinion of counsel reasonably satisfactory to the Debtor to the effect that the shares to be received by such person or entity (or the common stock underlying such shares) may be sold without registration under the Securities Act and (b) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.

Any holder of a certificate evidencing shares of the Reorganized Debtor bearing such legend may present such certificate to the transfer agent for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such times as (a) such shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to the Reorganized Debtor an opinion of counsel reasonably satisfactory to the Reorganized Debtor to the effect that such shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF COMMON STOCK MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTOR, THE SIGNATURE MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE THE COMMON STOCK OR WARRANTS TO BE DISTRIBUTED PURSUANT TO THE SIGNATURE PLAN.

ACCORDINGLY, SIGNATURE RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES UNDER THE SIGNATURE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

D.	Investment Company Act Status

Signature expects that CP Management will be required to register as an investment adviser under the Investment Advisers Act of 1940, but that the Reorganized Debtor will not be required to register under the Investment Company Act of 1940 (the “1940 Act”).

The Reorganized Debtor intends to structure and operate its business in such a way that it will not be deemed an “investment company” under the 1940 Act.  The Reorganized Debtor intends to operate as a commercial lender engaged in various financing activities as discussed herein, and will not be primarily in the business of investing, reinvesting or trading in securities.  However as of the Effective Date of the Signature Plan, the Reorganized Debtor is projected to own: i) assets that could be deemed “investment securities” as defined in Section 3(a)(1)(C) of the Company Act, that might exceed 40 percent of its total assets, less government securities, investments in majority-owned subsidiaries, cash and cash items, and consequently could be considered an investment company under that section.  In such instance, the Reorganized Company would need to register with the SEC as an investment company unless it can rely on an exception or exemption from the Company Act, or obtain an order from the SEC allowing it to operate under the terms of the order without registering.  For up to a year from the Effective Date of the Signature Plan, the Reorganized Debtor intends to rely upon the provisions of Rule 3a-2 of the Company Act, which provides a one-year period in which it may operate without being subject to registration and regulation as an investment company.

E.	Cancellation of Common Securities Held by the Debtor

In conjunction with the issuance and sale of the $100 million of the TOPrS by the FGFI Trust, the Debtor was issued $3,092,784 in principal amount of common securities in the FGFI Trust (such securities, the “Common Securities”).  The Junior Notes are the sole asset of the FGFI Trust and represent liabilities of the Debtory to FGFI Trust and are subordinate and junior to all indebtedness of Fremont General.  Payment of distributions out of cash held by the FGFI Trust or payments on liquidation of the FGFI Trust are guaranteed by the Debtor.  If Class 3B votes to accept the Signature Plan, then the Common Securities will be cancelled in their entirety and the principal amount of the Junior Notes will be reduced to $100 million.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

XI.	MISCELLANEOUS PROVISIONS GOVERNING DISBURSEMENTS

A.	Dates of Distributions

The Reorganized Debtor shall make each required distribution by the date stated in the Signature Plan with respect to such distribution.  Any Distribution required to be made on the Effective Date shall be deemed to be made on such date if made as soon as practicable after such date.  Any Distribution required to be made on the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date if made on the nearest Distribution Date occurring after such date.

B.	Manner of Distribution

At the option of the Reorganized Debtor, monetary distributions may be made in Cash, by wire transfer, or by a check drawn on a domestic bank.  Distributions to the Holders of Senior Notes will be made through the Indenture Trustee.

C.	Undeliverable Distributions

If a Distribution is returned to the Reorganized Debtor as undeliverable, then such Distribution amount shall be deemed to be “Unclaimed Property.”  Nothing contained in the Signature Plan shall require the Reorganized Debtor, or anyone else, to attempt to locate such Person.  The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Reorganized Debtor.  If such Person presents itself within one (1) year following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person.  If such Person does not present itself within one (1) year following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of the Reorganized Debtor for use under the Signature Plan, if required, then to the Reorganized Debtor.

D.	Rounding of Payments

Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.  To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as “Unclaimed Property” and shall be dealt with as described above.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

E.	Compliance with Tax Requirements

The Reorganized Debtor shall comply with all withholding and reporting requirements imposed by federal, state, or local taxing authorities in connection with making Distributions pursuant to the Signature Plan.

In connection with each Distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtor shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such Distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law.  With respect to any Person from whom a tax identification number, certified tax identification number, or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor, then the Reorganized Debtor may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received.

F.	Distribution of Unclaimed Property

If a distribution is returned to the Reorganized Debtor as undeliverable, then such distribution amount shall be deemed to be “Unclaimed Property.” Nothing contained in the Signature Plan shall require the Reorganized Debtor, or anyone else, to attempt to locate such Person.  The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Reorganized Debtor.  If such Person presents itself within one (1) year following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person.  If such Person does not present itself within one (1) year following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of the Reorganized Debtor for use under the Signature Plan, if required, then to the Reorganized Debtor.

G.	No De Minimis Distributions

If any single distribution required by the Signature Plan would be for an amount of $25.00 or less, then the Reorganized Debtor shall not be required to process the distribution and may, at its option, either add the distribution to the next distribution if the collective amount would be greater than $25.00 or may treat the distribution as Unclaimed Property.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

H.	Setoff

Any Claims of any nature which the Debtor or the Estate may have against the Holder of a Claim may be, but are not required to be, set off against any Claim and the Distribution to be made pursuant to the Signature Plan in respect of such Claim.  Neither the failure by the Reorganized Debtor or any other Person to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which any or all of the foregoing may have against the Holder of a Claim.

I.	Distribution Record Date

At the close of business on the Distribution Record Date, the claims registers for all Claims (other than the TOPrS and the Junior Notes), and the transfer ledgers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of such Claims or such Senior Notes.  Except as provided herein, the Reorganized Debtor, the Disbursing Agent, the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims or any transfer of Senior Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers or transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Signature Plan to such Persons or the date of such distributions.

J.	Outside Effective Date Distributions Date

Subject to the requirements and governing provisions set forth in the Plan with respect to Distributions, Distributions payable as of the Effective Date or “as soon thereafter as is practicable” (such Distributions, “Effective Date Distributions”) must occur by the following outside dates:

(a)           With respect to Effective Date Distributions to be made to the respective Indenture Trustee for distribution to Holders of Senior Notes and, if applicable, the Holders of Junior Notes, such Distributions shall be made no later than by the third (3rd) Business Day after the Effective Date.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(b)           With respect to all other Effective Date Distributions, such Distributions shall be made no later than by the fifth (5th) Business Day after the Effective Date.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

XII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE SIGNATURE PLAN

A.	Conditions to Confirmation

The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with the Signature Plan:

(a)           an order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code shall have been entered; and

(b)           the proposed Confirmation Order shall be in form and substance reasonably satisfactory to Signature and wholly consistent with the Signature Plan.

B.	Conditions to Effective Date

The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section IX of the Signature Plan:

1.	The Confirmation Order shall have been entered in form and substance reasonably satisfactory to Signature, and shall, among other things:

a.	Provide that the Debtor and the Disbursing Agent are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the obligations under the Plan,

b.	Authorize the issuance of the Common Stock and the Warrants; and

c.	Provide that notwithstanding Rule 3020(e) of the Bankruptcy Rules, the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Signature Plan;

2.	All conditions precedent to the financing commitments required to consummate the Reorganized Debtor’s obligations on the Effective Date shall have been waived or satisfied.

3.	The Confirmation Order shall not then be stayed, vacated, or reversed;

4.
All documents, instruments and agreements provided for under the Signature Plan or necessary to implement the Signature Plan (including the Management Agreement and the Registration Rights Agreement, but not necessarily the Warrant) shall have been executed and delivered by all parties thereto, unless such execution or delivery has been waived by the parties benefited

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

5.	All corporate governance documents in a commercially reasonable form shall have been adopted;

6.	All material authorizations, consents, and regulatory approvals required, if any, in connection with consummation of the Signature Plan shall have been obtained; and

7.	All material actions, documents, and agreements necessary to implement the Signature Plan shall have been effected or executed.

C.	Waiver of Conditions

Each of the conditions set forth in this Section, with the express exception of the conditions contained in Section XII.B.1(a)-(c) and XII.B.2, may be waived in whole or in part by Signature with notice to parties-in-interest without a hearing.

D.	Outside Effective Date

Notwithstanding anything contained to the contrary in the Signature Plan, unless (a) the Confirmation Order is stayed on appeal by a court of competent jurisdiction, in which case then the Effective Date shall by the first Business Day occurring ten (10) days after such stay is dissolved by Final Order, or (b) the Effective Date is extended by Order of the Bankruptcy Court, in which case the Effective Date shall be the date set by Order of the Bankruptcy Court, the Effective Date shall occur no later than twenty-five (25) days after the entry of the Confirmation Order.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

E.	Payment of the Signature Plan Proponents’ Expenses

On the Effective Date, the Disbursing Agent shall pay the expenses of Signature, the TOPrS Group and McIntyre, including reasonable fees of their attorneys and advisors.  To date, Signature has incurred fees and expenses totaling approximately $200,000.  Given the complexities of securing confirmation of the Signature Plan under the circumstances, Signature estimates that its total fees and expenses that will be incurred in connection with the confirmation of the Signature Plan, based on current assumptions, will be between $300,000 and $400,000 in the aggregate.  These estimates do not include the expenses of the other Signature Plan proponents, including the TOPrS Group and McIntyre, which shall be similarly be paid on the Effective Date.  The Signature Plan Proponents shall submit application(s) pursuant to Sections 503(b)(3)(D) and (b)(4) of the Bankruptcy Code no later than ten (10) Business Days following entry of the Confirmation Order seeking allowance of such fees and expenses incurred on the basis that confirmation of the Plan constitutes a “substantial contribution” that directly benefits the estate, its creditors, and other interested parties.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

XIII.	CONFIRMATION REQUIREMENTS AND PROCEDURES

The following discussion is intended solely for the purpose of alerting parties in interest about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing Claims.  Signature CANNOT and DOES NOT represent that the discussion contained below is a complete summary of the law on this topic.

The Bankruptcy Code sets forth a number of requirements that must be met before a plan may be confirmed.  Among others, a plan must be proposed in good faith, must treat claim in certain Classes in a specific manner, the plan must provide a Holder of claim or interest in an impaired class with not less than the Holder would receive or retain if the debtor were liquidated under chapter 7 and a plan must be feasible.  Signature believes the Signature Plan meets these requirements and all the other requirements of the Bankruptcy Code for confirmation of the Signature Plan.

A.	Votes Necessary for a Class to Accept the Signature Plan

When a Class of Claims is entitled to vote, it is considered to have accepted the Signature Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the Claims which actually voted, voted in favor of the Signature Plan.  A Class of Equity Interests is considered to have “accepted” the Signature Plan when at least two-thirds (2/3) in amount of the interest-holders of such Class which actually voted, voted to accept the Signature Plan.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

B.	Treatment of Non-Accepting Classes

Even if any impaired Classes do not accept the proposed Plan, the Court may nonetheless confirm the Signature Plan if the non-accepting impaired Classes are treated in the manner required by the Code.  The process by which non-accepting impaired Classes are forced to be bound by the terms of a Plan is commonly referred to as “cramdown.” The Code allows the Signature Plan to be “crammed down” on non-accepting Classes of Claims or Equity Interests if it meets all consensual requirements except the voting requirements of 11 U.S.C. § 1129(a)(8) and if the Signature Plan does not “discriminate unfairly” and is “fair and equitable” toward each impaired Class that has not voted to accept the Signature Plan as referred to in 11 U.S.C. § 1129(b) and applicable case law.  In the event that the Court determines that any Class of Claims or Equity Interests is impaired and therefore improperly designated by the Signature Plan, Signature will tabulate the votes of the impaired Class(es), and will seek to “cram down” the Signature Plan on any nonaccepting Classes as may be permitted by the Bankruptcy Code.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

XIV.	BEST INTERESTS TEST AND FEASIBILITY

A.	The “Best Interests Test”: 11 U.S.C. § 1129(a)(7)

Another confirmation requirement is the “Best Interests Test” for Holders of an Allowed Claim or Allowed Interest in an impaired class that do not vote to accept the Signature Plan.  Pursuant to 11 U.S.C. § 1129(a)(7), such claimants or interest Holders must:

 [R]eceive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such Holder would so receive or retain if the debtor were liquidated under chapter 7 of [the Bankruptcy Code] on such date.

11 U.S.C. § 1129(a)(7).

In a chapter 7 case, a trustee would be selected and charged with liquidating the Debtor’s assets to satisfy Holders of Allowed Claims and Allowed Interests in accordance with the priority rules set forth in the Bankruptcy Code.  It is important to note that chapter 7 liquidation would almost unavoidably result in diminished recoveries to creditors and interest Holders because of (a) the likelihood that the Debtor’s assets would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time than is customary in the marketplace; (b) and the likely inability to take advantage of NOLs along with other tax related consequences of liquidation.  In addition, the appointment of a chapter 7 trustee involves its own layer of administrative expenses and other expenses and claims, some of which would be entitled to priority, would be generated during the liquidation.

The estimated assets values at liquidation, along with the estimated claim amounts, are set forth in the following chart:6

6 The estimated liquidation value of the Debtor’s assets based upon the most accurate information that is currently available is set forth on a liquidation analysis (the “Liquidation Analysis”) which is the following chart.  The Liquidation Analysis is not a guarantee as to the amounts and sources of recovery that could be realized in a hypothetical liquidation.  Rather, the Liquidation Analysis is only an estimate.  The Liquidation Analysis was prepared based on a number of sources, including unaudited financial statements prepared by the Debtor and the Committees and information furnished by the Debtor and certain of its advisors and professionals concerning the assets, liabilities and operations of the Debtor and its affiliates.  In addition, the Liquidation Analysis assumes, among other things, that the assets of the Debtor’s direct and indirect subsidiaries are available for distribution to Creditors in the chapter 7 liquidation.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

ASSETS VALUED AT LIQUIDATION VALUES
Estimated Cash on Hand as of 4/30/10	$ 345,124,000
Income & Other Recoveries During Liquidation	$ 62,000,000
Less Operating Costs During Liquidation	(30,000,000)
Estimated Cash Available for Distribution	$ 377,124,000
Plus Assets at Estimated Liquidation Value:
Loans Held for Sale	$ 45,000,000
FHLB STOCK	$ 2,000,000
Loans Held for Investment	$ 2,000,000
Real Estate Owned	$ 5,000,000
Premises & Equipment	$ 5,000,000
Miscellaneous Assets	$ 18,000,000
$ 454,124,000
Less: Chapter 7 Trustee Fees and Expenses	$ 3,700,000
Less: Professional Fees for Litigation	$ 8,500,000
Less: Priority Tax Claims, incl. accrued interest	$ 2,500,000
Less: Additional Tax	$ 17,000,000
Less: Accrued Administrative Claims	$ 3,000,000
Less: FRC Claims (known and unknown) as estimated by U.S. Bank and Wells Fargo (estimated)	$ 196,000,000
Net Cash Available for Distribution to Unsecured Creditors	$ 223,424,000

Claims:
Senior Notes, incl. accrued interest at contractual rate	$ 203,155,905
TOPrS Claims, incl. accrued interest at contractual rate	$ 121,783,740
General Unsecured Claims, incl. accrued interest at FJR, known	$ 56,500,000
General Unsecured Claims, unknown	$ 10,250,000
Total Unsecured Claims, incl. accrued interest	$ 391,688,000

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Based on rules of “absolute priority,” for the purpose of calculating recoveries for Holders of claims and interests in a chapter 7 liquidation, the net proceeds available would be first distributed to the Holders of secured claims.  In the event that there were sufficient net proceeds to pay the Holders of secured claims in full, the remaining net proceeds would then be used to pay the Holders of the following Claims in the following order: Allowed Administrative Claims and then Allowed Unsecured Claims according to any contractual rights of priority (for instance, in this case, the subordination provisions between Class 3B and Class 3C claimants).  Unsecured claims with the same priority share pro-rata with other unsecured claims with the same priority until paid in full.  In the event that there were sufficient net proceeds to satisfy all Allowed Claims in full, the balance of any remaining net proceeds would be then distributed to the Holders of Interests.

Thus, confirmation of the Signature Plan will require the Court to make a finding that all Holders of Allowed Claims and Allowed Interests who do not accept the Signature Plan will receive at least as much under the Signature Plan as they would receive under a hypothetical chapter 7 liquidation.  As the following table indicates, Holders of Allowed Claims and Allowed Interests in each Impaired Class receive no less under the Signature Plan than such Holders would receive in a chapter 7 liquidation.

The table below demonstrates that all Holders of Allowed Claims and Allowed Interests are projected to receive at least as much under the Signature Plan as they would receive in a liquidation of the Debtor under chapter 7 of the Bankruptcy Code:

CLASS	ESTIMATED PAYOUT PERCENTAGE OR RETAINED INTEREST UNDER PLAN	ESTIMATED PAYOUT PERCENTAGE OR RETAINED INTEREST IN CHAPTER 7 LIQUIDATION
1	100%	100%
2	100%	100%
3A	100% plus interest	100%
3B	100% plus interest	82%
3C	100%	0
4	100% subject to dilution	0
5	100%	0

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

As demonstrated herein, the prospects for recovery that may be realized by Holders of Allowed Claims and Holders of Allowed Interests would be at least as great for most Creditors, if not better, under the Signature Plan than in a chapter 7 liquidation of the Debtor (assuming access to the assets of the Debtor’s direct and indirect subsidiaries).

Other variables in a chapter 7 liquidation include:

1.
It is not certain that in a chapter 7 liquidation the merger contemplated by the Signature Plan could be consummated so that the assets of the Debtor’s direct and indirect subsidiaries would be made available for the payment of Allowed Claims and Allowed Interests.

2.	In a chapter 7 liquidation, payment of claims to Creditors may be delayed while the trustee liquidates assets.

3.
Creditors (other than possibly the Holders of the Senior Notes depending upon the interpretation of the subordination provisions in the Senior Notes and the Junior Notes) may not receive Post Petition interest on their allowed claims.

4.	It is not certain that a Chapter 7 trustee would be successful in challenging certain of the claims against FRC.

5.	The Debtor’s tax liability might be increased by recapture in a liquidation.

In contrast, under the Signature Plan, General Unsecured Creditors will immediately receive Cash on the Effective Date in the Allowed amount of their respective Claims plus interest at the Post Petition Interest Rate (2.51%), Holders of Class 3C Claims will receive amounts above that which such Holders would receive under Chapter 7, and Holders of Allowed Interests will retain their Equity Interests in substantial part.  In light of the foregoing, Signature believes that Holders of Allowed Claims and Holders of Allowed interests will receive under the Signature Plan at least as much, if not more than in a liquidation under Chapter 7.

B.	Feasibility: 11 U.S.C. § 1129(a)(11)

The Bankruptcy Code requires that, in order for the Signature Plan to be confirmed by the Bankruptcy Court, it must be demonstrated that consummation of the Signature Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Signature Plan (i.e., the Reorganized Debtor), unless such liquidation or reorganization is proposed in the Signature Plan.  See 11 U.S.C. § 1129(a)(11).

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Another confirmation requirement is a showing that:

Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.  11 U.S.C. § 1129(a)(11).

The Signature Plan more than satisfies the feasibility requirement under 11 U.S.C. § 1129(a)(11) because the financial projections attached as Exhibit 3 are based on supportable financial data that reflects the ongoing financial obligations under the Signature Plan and expected future performance of the Reorganized Debtor.7  Plus, the underlying assumptions are reasonable and realistic assumptions fully capable of being met.

The first commonly understood feature of the feasibility analysis is whether the Reorganized Debtor will have enough cash on hand on the Effective Date to pay all the claims and expenses that the Reorganized Debtor is obligated to pay by that date.  Signature maintains that this aspect of the feasibility requirement is met, as illustrated by the following table:

Projected Effective Date Cash
Sources of Projected Effective Date Cash
Cash of the Reorganized Company	$345,124, 000

Signature Cash Equity Contribution	$5,000,000

Total	$350,124,000

Less: Administrative Expense Claims	($2,900,000)
Less: Priority Taxes	($2,500,000)
Less: Payments to Class 3A	($56,500,000)
Less: Payments to Class 3B	($186,531,000)
Less: Payments to Class 3C	($45,000,000)
Balance	$56,693,0008

7 The projections set forth on Exhibit 3 were prepared by the Signature Plan Proponent based on information contained in a number of sources, including unaudited financial statements prepared by the Debtor and its affiliates, information furnished by the Debtor and certain of its advisors and professionals concerning the assets, liabilities and operations of the Debtor and its affiliates, and information gathered independently by the Signature Plan Proponent.

8 Includes post petition interest

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

Because the total amount of Projected Effective Date Cash will be $350,124,000 and the amount of claims and expenses the Reorganized Debtor must pay on the Effective Date is $293,431,000, the Signature Plan will be able to meet its obligations on the Effective Date.

The second commonly understood feature of the feasibility analysis evaluates whether the Reorganized Debtor will have enough cash over the duration of the Signature Plan to satisfy its financial obligations under the plan.  Signature also maintains that this aspect of the feasibility requirement is met.

Please see Exhibit 3, which sets forth the Reorganized Debtor’s financial projections for the eight-month time period post-Effective Date (May 2010 through December 2010) and the 5-year, eight-month time period post-Effective Date (May 2010 through December 2015).  Such financial projections demonstrate that all of the liabilities of the Reorganized Company are satisfied or could be satisfied in the normal course of operations.  Additionally, the Reorganized Company at all times maintains a $15,000,000 cash reserve for any unforeseen liabilities that may arise.

Signature submits that the second aspect of the feasibility test is satisfied.  As discussed at length earlier in this Disclosure Statement, the Signature Plan Proponent intends to implement a detailed business plan to increase the sources and amount of net operating revenue.  See Section IX.E of this Disclosure Statement.  Specifically, through execution of its business plan utilizing the cash that will be available to the Reorganized Debtor after the Effective Date obligations are satisfied along with the additional sources of liquidity that the Reorganized Debtor will have access to on a going-forward basis, the Reorganized Debtor will be sufficiently liquid to generate returns to satisfy in all Allowed Claim in full together with increasing shareholder equity for Class 4 Equity Interests.

/ / /

/ / / /

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

XV.	EFFECT OF CONFIRMATION OF PLAN

A.	Discharge

Because the Signature Plan does not contemplate the liquidation of substantially all of the property of the estate and the Reorganized Debtor will engage in business after consummation of the Signature Plan, the rights under the Signature Plan and the treatment of Claims and Equity Interests under the Signature Plan will be in exchange for, and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtor, the Reorganized Debtor, or their property, except as otherwise provided in the Signature Plan or the Confirmation Order,

(1)           On the Effective Date, except as otherwise provided for in the Signature Plan the Debtor, the Debtor’s Estate, Reorganized Debtor, and their property will be deemed discharged and released from any and all Claim, including without limitation, all demands, liabilities, Claims, that arose before the Confirmation Date or that are based upon or otherwise relate to acts, events, omissions, transactions or other activities of any kind that occurred before the Confirmation Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i) regardless of whether: (a) a proof of Claim based on such debt is filed or deemed filed; (b) a Claim based on such debt is allowable under Bankruptcy Code § 502; or (c) the Person holding the Claim based on such a debt has accepted the Signature Plan;

(2)           All Persons will be precluded from asserting against the Debtor, the Estate, or the Reorganized Debtor, or their property, any other or further Claims based on, arising from, or in connection with any act, event, omission, transaction, or other activity of any kind that occurred before the Confirmation Date;

(3)           Any debt of the Debtor, whether secured or unsecured, which was in default up to the Confirmation, will no longer be deemed in default.  Moreover, to the extent that the Debtor and Reorganized Debtor comply with the terms and conditions of the Signature Plan, these obligations will be deemed in good standing;

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

(4)           As set forth in sections 524 and 1141 of the Bankruptcy Code, except as otherwise provided in the Signature Plan or the Confirmation Order, the Confirmation Order constitutes a discharge or any and all Claims against, and all debts and liabilities of, the Debtor.  The Reorganized Debtor and its property will be deemed discharged and released from any and all Claims and Equity Interests, including, without limitation, all demands, liabilities, Claims and Equity Interests that arose before the Confirmation Date or that are based on or otherwise relate to acts, events, transactions, or other activities of any kind that occurred before the Confirmation Date.  This discharge will void any judgment that was obtained against the Debtor at any time only to the extent that the judgment relates to a discharged Claim.

(5)           Subject to the limitations and conditions imposed under section 1125(e) of the Bankruptcy Code, Persons who, in good faith and in compliance with applicable provisions of the Bankruptcy Code, either solicit Plan acceptances or rejections or participate in the offer, issuance, sale, or purchase of securities under the Signature Plan will not be liable on account of their solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of Plan acceptances or rejections or the offer, issuance, sale, or purchase of such securities.

B.	Vesting of Property of the Estate

On the Effective Date, all Assets that are property of the Estate as of the Effective Date, including all Causes of Action, Rights of Action and Avoidance Actions, will vest in the Reorganized Debtor free and clear of the Claims of any Creditors.

C.	Modification of Plan

Signature may modify the Signature Plan at any time before confirmation provided that the modifications meet the requirements of the Bankruptcy Code.  Signature may also seek to modify the Signature Plan at any time after confirmation only if (1) the Signature Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing.

D.	Post-Confirmation Status Report

Within 120 days of the Confirmation Date, the Reorganized Debtor shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan.

The status report shall be served on the United States Trustee and the members of the Committees.  Further status reports shall be filed every 180 days and served on the same entities.

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

E.	Post-Confirmation United States Trustee Fees

Pursuant to 28 U.S.C. § 1930(a)(6), quarterly fees to the United States Trustee will continue to be due until the bankruptcy case is closed, at the rate in effect at the time such fees are due.  Such fees shall be paid by the Reorganized Debtor.

F.	Exculpation

The Signature Plan provides that as of the Effective Date, neither the Debtor, FGCC or FRC (including, without limitation, their successors or assigns, including, without limitation, the Reorganized Debtor, the Disbursing Agent, the Board of Directors and Board of Directors’ Agents) or the Creditors’ Committee or the Equity Committee or the Indenture Trustees or Signature and, in each case, none of their respective present or former officers, directors, employees, members, agents, representatives, shareholders, attorneys, accountants, financial advisors, investment bankers, lenders, consultants, experts, and professionals and agents for the foregoing shall have or incur any liability for, and are expressly exculpated and released from, any Claims (including, without limitation, any Claims whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise) for any past or present or future actions taken or omitted to be taken under or in connection with, related to, effecting, or arising out of the Case including, without limitation, the formulation, negotiation, documentation, preparation, dissemination, implementation, administration, confirmation, or consummation of the Signature Plan and the Disclosure Statement; except only for actions or omissions to act to the extent determined by a court of competent jurisdiction (in a Final Order) to be by reason of such party’s gross negligence, willful misconduct, or fraud, and in all respects, such party shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under the Signature Plan.  It, being expressly understood that any act or omission with the approval of the Bankruptcy Court, will be conclusively deemed not to constitute gross negligence, willful misconduct, or fraud unless the approval of the Bankruptcy Court was obtained by fraud or misrepresentation.

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FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

G.	Final Decree

Upon substantial consummation of the Signature Plan and the occurrence of the Effective Date, the Estate shall be deemed fully administered as referred to in Bankruptcy Rule 3022, and the Reorganized Debtor shall file a motion with the Court to obtain a final decree to close the Reorganization Case.

Dated: January 20, 2010	SIGNATURE GROUP HOLDINGS, LLC

	By:	/s/ John P. Schafer

MANDERSON, SCHAFER & McKINLAY LLP John P. Schafer William C. Manderson Lance A. McKinlay 4695 MacArthur Court, Suite 1270 Newport Beach, CA 92660
	Telephone:	(949) 788-1038
	Facsimile:	(949) 743-8310
	E-mail:	jps@mandersonllp.com wcm@mandersonllp.com lam@mandersonllp.com

Attorneys for SIGNATURE GROUP HOLDINGS, LLP

FOURTH AMENDED DISCLOSURE STATEMENT FOR SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY CERTAIN TOPRS HOLDERS AND JAMES MCINTYRE AS CO-PLAN PROPONENTS, DATED JANUARY 20, 2010

APPENDIX 1

Signature Capital Partners, Inc. Presentation to Fremont’s Advisors

APPENDIX 1
SIGNATURE CAPITAL PARTNERS, INC. PRESENTATION TO FREMONT’S ADVISORS

EXHIBIT 1

The Signature Plan of Reorganization of Fremont General Corporation

[This Exhibit 1 is being transmitted concurrently with the Disclosure Statement and is not included as an Exhibit hereto.]

EXHIBIT 1
SIGNATURE’S PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION

EXHIBIT 2

Causes of Action Schedule

EXHIBIT 2
CAUSES OF ACTION SCHEDULE

RETAINED CAUSES OF ACTION SCHEDULE

Except as expressly released or otherwise expressly provided for in the Signature Plan,1  pursuant to Bankruptcy Code section 1123(b), from and after the Effective Date the Reorganized Debtor shall be vested with and shall retain and may commence, pursue, settle, and enforce any Litigation, claims, rights and causes of action that the Debtor or the Estate may hold or have against any party, and such Litigation, claims, rights and causes of action will be preserved, including any rights of disallowance, offset, recharacterization and/or equitable subordination with respect to Claims and Interests, and derivative causes of action that may be brought on behalf of the Debtor or the Estate.

The Reorganized Debtor will be entitled to pursue the Litigation, claims, rights and causes of action vested under the Signature Plan.  From and after the Effective Date, all Litigation, claims, rights and causes of action may be prosecuted or settled by the Reorganized Debtor.  To the extent any Litigation, claims, rights and causes of action are already pending on the Effective Date, the Reorganized Debtor as successor to the Debtor will continue the prosecution of such Litigation.  In addition, and without limiting the generality of the Signature Plan, from and after the Effective Date (as a result of the Merger), the Reorganized Debtor will be the successor-in interest to any and all interests of FGCC or FRC in any and all claims, rights, and causes of action which have been or could have been commenced by FGCC or FRC immediately prior to the Effective Date.

The litigation, claims, rights and causes of action of the debtor that will be vested with and retained by the reorganized debtor will include, without limitation, the litigation, claims, rights and causes of action described or identified in this schedule.  In voting on the plan, holders of claims and equity interests may not rely on the inclusion or absence from this schedule of any litigation, claims, rights and causes of action.  Signature and reorganized debtor reserve the right to assert, and may prosecute, all litigation, claims, rights and causes of action of the debtor, including rights to affirmative recovery, rights to subordinate claims, and rights to avoid transfers, except as specifically set forth in the Signature Plan.  Signature reserves the right to amend, modify or supplement this schedule if deemed necessary or appropriate based upon further investigation of the debtor’s books and records.

Notwithstanding the foregoing, nothing herein or in the Signature Plan shall be deemed a requirement that signature pursue any of the litigation, claims or causes of action listed or incorporated by reference herein.

Except as otherwise provided for in the Signature Plan, the Confirmation Order or other order of the Bankruptcy Court waiving or releasing such Litigation, claims, rights and causes of action, the Reorganized Debtor reserve the right to pursue or defend against any and all of the following:

1 Capitalized terms in this Exhibit 2 shall have the meaning ascribed to them in the Signature Group Holdings, LLC’s Second Amended Chapter 11 Plan Of Reorganization Of Fremont General Corporation, Joined By Certain TOPrS Holders And James McIntyre (Dated January 20, 2010).

1

1.           All Litigation, claims, rights and causes of action of the Debtor and the Estate including without limitation: counterclaims; rights of offset or recoupment; objections to Claims and Interests; objections to the validity, priority, amount, allowance, or classification of any Claim or Interests; rights to seek equitable, statutory, or contractual subordination of Claims or Interests; and avoidance and recovery of prepetition or postpetition transfers (including without limitation those arising under Bankruptcy Code sections 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553 and other applicable state and federal laws and including, but not limited to, the transfers made by the Debtor to insiders and non-insiders within the applicable preference periods as set forth below), and all Litigation, claims, rights and causes of action of the Debtor and the Estate that are against, arise out of, or are related to any of the matters listed below:

a.
All claims, causes of action and defenses against the current and/or past officers, and/or directors of the Debtor, or any of them, including without limitation, Ronald J. Nicolas, Alan W. Faigin, Thomas W. Hayes, Robert F. Lewis, Russell K. Mayerfeld, Dickinson C. Ross, Patrick E. Lamb, Kyle R. Walker, Gwyneth E. Colburn and Thomas Whitesell, including: claims, causes of action and defenses arising out of or related to breach of duty, negligence, mismanagement and/or excessive compensation, together with all claims, recoveries, and proceeds of and rights in and under any insurance policies therefore, and all claims and causes of action, including bankruptcy avoiding powers, against any present or former officer or employee of the Debtor on account of payments of salary, severance pay, termination pay, forgiveness or waivers of promissory notes or debts, employee benefits, or other compensation which Debtor paid or became obligated to pay;

b.
All claims, causes of action and defenses against any person who is or was a past or present investment banker, financial advisor or investment advisor of Debtor and including objections to or actions to avoid or subordinate any Claims arising from contracts or relationships with respect to such persons;

c.
All claims, causes of action and defenses against any person who is or was a past or present attorney of Debtor, including objections to or actions to avoid or subordinate any Claims arising from contracts or relationships with respect to such persons;

d.
All claims, causes of action and defenses arising out of or related to, and all claims in or under any insurance policies or surety bonds, with respect to any loss claims, theft claims, fire loss claims or damage claims at any time arising against any person;

e.
All claims, causes of action, objections, defenses, rights to refunds, duties of mitigation, turnover, recoupment or offset with respect to any present or former landlords, lessors, sublessees or sublessors, or parties to leases or subleases or executory contracts with the Debtor arising out of or related to prepetition or postpetition overpayments of rent, maintenance and other charges or any letters of credit or security - deposit posted for the benefit of any lessor or sublessor of real property or personal property;

f.
All claims, counterclaims, causes of action and defenses arising out of or related to amounts due the Debtor by any person for accounts receivable, work in progress, invoices issued or due, deposit refund claims, chargebacks, rebates, insurance premium adjustments, refunds, goods delivered, services rendered, or money had and received;

2

g.
All defenses, counterclaims, third party claims, offset claims, rights of recoupment, causes of action for equitable, statutory, or contractual subordination, indemnity claims, claims for reimbursement or indemnity, and coverage claims arising out of or related to any property of the Estate or any Claim against the Debtor, whether based on the Bankruptcy Code or any applicable law or contract or tort;

h.
All claims related to taxes, and rights to file tax returns and amended returns and to seek tax determinations, including, without limitation, adjustments to or refunds of property taxes on assessed or assets abandoned by the Estate, tax loss carryback claims, net operating loss claims, determinations of basis or depreciation, overpayment claims, offset and counterclaims;

i.
All claims, causes of action and defenses against or with respect to financial institutions and any other person for the turnover of funds of, or due to, the Estate, including but not limited to cash collateral or pledged securities accounts with banks which issued letters of credit for the Debtor’s accounts, including but not to holders of any Secured Claims;

j.
All rights, causes of action, defenses, claims, powers, privileges, licenses, and permits of the Estate and the Debtor, including, without limitation, any interest of the Debtor or the Estate as an owner, user, licensee or licensor of any patent, copyright, trademark, trade name software, mask work, or other intellectual property, and any actions with respect to infringement thereof;

k.	All causes of action, claims and defenses arising under the Signature Plan and the Bankruptcy Code;

l.
All rights, claims, causes of action and defenses for coverage in or under any and all insurance policies or surety bonds issued to or on account of or for the benefit of Debtor or under which the Debtor is the insured or the beneficiary;

m.	All claims, causes of action, and defenses arising under or related to any product warranty, service warranty, or representation of merchantability issued by or in favor of Debtor; and

n.
All Claims, Administrative Expenses, or objections thereto, and all causes of action and defenses arising under or related thereto, which have been or may hereafter be Filed by the Debtor, before or after the Effective Date, with respect to any Claim.

In addition to the foregoing, the following is a non-exclusive list of potential or actual Litigation, claims, rights and causes of action that the Debtor, the Estate, and/or the Reorganized Debtor could assert, have asserted or may potentially assert.

A.	Pending or Asserted Litigation

Listed below is a list to the best of Signature’s knowledge, without investigation, of the currently pending claims or causes of action brought or anticipated to be brought shortly by the Debtor.  The above categories of Retained Causes of Action will not be limited in any way by the inclusion of exhibits in the Exhibit Book nor are the categories intended to be mutually exclusive.

3

Bankruptcy Court

Fremont General Corporation et al. v. Federal Insurance Company, Adv. Pro. No. 8:08-ap-01418-ES, United Stated Bankruptcy Court for the Central District of California, Santa Ana Division.

United States District Court

Fremont General Corporation v. National Relocation Services, Inc. et al., Adv. Pro. No. 8:08-ap-01470-ES, United Stated Bankruptcy Court for the Central District of California, Santa Ana Division, as well as all pending or future related matters, including, but not limited to, Colony Insurance Co. v. National Relocation Services, Inc. et al., No. 2:09-cv-3203 (GHW), United States District Court for the Central District of California.

Frank Taylor, Jr. Derivatively on Behalf of Nominal Defendant, Fremont General Corporation, Plaintiff v. Louis J. Rampino, Wayne Bailey, James A. McIntyre, Thomas W. Hayes, Robert F. Lewis, Russell K. Mayerfeld and Dickinson Ross, Case No. CV09-00124, Verified Shareholder Derivative Complaint, United States District Court for the Central District of California, as well as all related demands and pending or future related matters.

State Court Litigation

Samuel Lieberman v. Attorney General of the Commonwealth of Massachusetts, Civ. Action No. 09-2592-A, Superior Court of Suffolk County, Massachusetts.

B.	Potential Avoidance Actions (Insiders)

Set forth below is a nonexclusive list of potential claims or causes of action against “Insiders” as defined under the Bankruptcy Code that may be commenced post-Effective Date (if not done earlier by the Debtor), which that Signature intends to evaluate post-Effective Post.  The categories are not intended to be mutually exclusive.

Alan Faigin
Barney Northcote
Charles Loring
Cmf Fil
David S. Depillo
Dickinson C. Ross
Donald E. Royer
Elaine E. Himeno
James A. McIntyre
John Charles Loring
Robin J. Lee
Marilyn I. Hauge
Mark Edward Schaffer
Thomas M. Masuguchi
Monique Johnson
Patrick E. Lamb

4

Richard A. Sanchez
Robert F. Lewis
Robert James Shackleto
Russell K. Mayerfeld
Richard A. Sanchez
Stephen H. Gordon
B. Morgyn Taylor
Nick Terbovic
Thea K. Stuedli
Thomas W. Hayes
Michael Vigo
Richard H. Wallace

C.	Potential Avoidance Actions (Non-Insiders)

Set forth below is a nonexclusive list of potential claims or causes of action against non-Insiders that may be commenced post-Effective Date (if not done earlier by the Debtor), which that Signature intends to evaluate post-Effective Post. The categories are not intended to be mutually exclusive.

Abernathy Macgregor Group Inc
ADP Inc
Aerlex Law Group
Aetna Life Insurance
Air Group Inc
Air Tec
American Stock Exchange
Ampco System Parking
Anthony Fanali
AON Risk Insurance Svcs West Inc
Armanino McKenna LLP
Arthur J Gallagher and Co.
Assi Security
Atkinson-Baker, Inc
ATT Mobility
ATT Sacramento
Barger And Wolen LLP
Bate Peterson Deacon Zinn And Young LLP
Bloomberg Finance LP
Blue Cross Of California
Bowne Of Los Angeles Inc
Broadridg
Brune And Richard LLP
Buttner Hammock and Co PA
Caldwell Leslie and Proctor, A Professional Corp.
Cantilo and Bennett LLP
CDW Direct LLC
Ceridian Benefits Svcs. Inc
Claims Resource Management Inc
CT Corp Systems

5

Document Disintegration Inc
DS Waters of America Inc
Environetics
Epstein Becker And Green PC
Ernst & Young LLP
Fasco
Fedex
Financial Accounting Standards Board
First Choice Services
Fromin’s
FTI Consulting
Hang Masters
Hill Farrer And Burrill LLP
Honeywell
Hub Data
Hyatt Regency
Ikon Office Solutions Inc
Intercall Inc
Irell and Manella LLP
Iron Mountain Records Mgmt Inc
Ivize Of Downtown Los Angeles LLC
Jordan Lawrence Group
JP Morgan Chase Bank N A
Kaiser Foundation Health Plan Inc
Kaye Scholer LLP
Kurtzman Carson Consultants LLC
L A Art Exchange Inc
La Fine Arts And Wine Storage Co
Law Offices Of Joel F Citron
Legal Svc Solution
Legalink Inc
Legislative Intent Svc Inc
Ligature
Los Angeles Times LLC
Magellan Behavioral Health Inc
McCarthy Lebit Crystal And Liffman Co LPA
McGraw-Hill Co Inc
Mellon Investor Services LLC
Merrill Corp
Merrill Lynch Pierce Fenner And Smith Inc
Metlife
Michael Peri
Miller And Chevalier Chartered
Morgan Lewis & Bockius LLP
Morrison & Foerster LLP
MWB Business Systems
Neff Consulting LLC
Nicole F Maury
NRS Inc
NYSE Market Inc

6

Office Depot Inc
Oliver Wyman Actuarial Consulting Inc
O’Melveny And Myers LLP
Oracle USA, Inc
Pachulski Stang Ziehl And Jones LLP
Patton Boggs LLP
Pitney Bowes Global Financial Svcs LLC
Pitneyworks Purchase Power
PR Newswire Association LLC
Provident Life and Accident Ins Co
Public Company Accounting Oversight Board
Reed Elsevier Inc
Rivers Resolutions LLC
Robert Shackleton
Sandler O’Neill
Secretary Of State
Sedgwick Detert Moran And Arnold LLP
Shareholder.Com
Sherwood Artworks
Shield Security Inc
Shipman and Goodwin LLP
Simpson Thacher and Bartlett LLP
Skadden Arps Slate Meagher and Flom LLP
Squar Milner Peterson Miranda and Williamson LLP
Staples Center
State Of California
State Of New Jersey
Stutman Treister and Glatt
TALX UC Express
The Bank of New York Trust Co N A
Thomson Financial LLC
Time Warner NY Cable LLC
TMSI
TTA Research And Guidance
Uline Inc
UMDS
Unique Plant Rentals Inc
United Express Messenger
United Healthcare Insurance Co
United States Treasury
Unum Life Insurance Co Of America
UPS
Valley Couriers Inc
Verisign Inc
Verizon
Vision Service Plan
Water Garden Co LLC
West Payment Ctr
West Payment Ctr
Willenken Wilson Loh And Lieb LLP

7

Wolters Kluwer Financial Services
Woolls and Peer, A Professional Corporation

D.	Unknown Causes of Action

In addition, it is possible that there are numerous unknown causes of action.  The failure to list any such unknown causes of action herein is not intended to limit the rights of the Reorganized Debtor to pursue any of these actions to the extent the facts underlying such unknown causes of action become known to the Debtors.

8

EXHIBIT 3

Financial Projections

EXHIBIT 3
FINANCIAL PROJECTIONS